As filed with the Securities and Exchange Commission on December 17, 2010
Registration No. 333-170493

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

AMENDMENT NO. 2 TO
FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

UNIVERSAL GOLD MINING CORP.
(Exact name of registrant as specified in its charter)

Nevada	1041	20-3061907
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Bentall Four Centre
Suite 3474 – 1055 Dunsmuir Street
Vancouver, British Columbia V7X 1K8
(604) 608-0223

 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Andrew Neale
Bentall Four Centre
Suite 3474 – 1055 Dunsmuir Street
Vancouver, British Columbia V7X 1K8
(604) 608-0223
(Name, address, including zip code, and
telephone number, including area code, of agent for service)

Copy to:
Scott Rapfogel, Esq.
Gottbetter & Partners, LLP
488 Madison Avenue, 12th Floor
New York, NY  10022
(212) 400-6900

Approximate date of commencement of proposed sale to the public:   From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☑
(Do not check if a smaller reporting company)

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Shares(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(3)
Common stock, par value $0.001 per share	42,870,750 shares	$0.68	$29,152,110	$2,079

(1)
Consists of 42,887,500 issued and outstanding shares of our common stock.  This registration statement shall also cover any additional shares of our common stock that shall become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that results in an increase in the number of the outstanding shares of our common stock.

(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based on the last sale price of the registrant’s common stock as reported by the OTC Bulletin Board on November 4, 2010. The shares offered hereunder may be sold by the selling stockholders from time to time in the open market, through privately negotiated transactions or a combination of these methods, at market prices prevailing at the time of sale or at negotiated prices.

(3)	Previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

UNIVERSAL GOLD MINING CORP.

Prospectus

42,870,750 Shares

Common Stock

This prospectus relates to the sale of up to 42,870,750 issued and outstanding shares of our common stock, par value $0.001 per share, by the selling stockholders of Universal Gold Mining Corp., a Nevada corporation, listed in this prospectus.  The shares offered by this prospectus may be sold by the selling stockholders from time to time in the open market, through privately negotiated transactions or a combination of these methods, at market prices prevailing at the time of sale or at negotiated prices.

We are registering the offer and sale of the common stock to satisfy registration rights we have granted to the selling stockholders.  The distribution of the shares by the selling stockholders is not subject to any underwriting agreement.  We will not receive any proceeds from the sale of the shares by the selling stockholders.  We will bear all expenses of registration incurred in connection with this offering, but all selling and other expenses incurred by the selling stockholders will be borne by them.

Our common stock is traded on OTC Markets under the symbol “UGDM”. On December 9, 2010, the last reported sale price for our common stock was $0.57 per share.

Investing in our common stock involves a high degree of risk.  Before making any investment in our securities, you should read and carefully consider risks described in the “Risk Factors” section beginning on page 5 of this prospectus.

You should rely only on the information contained in this prospectus or any prospectus supplement or amendment thereto. We have not authorized anyone to provide you with different information. This prospectus may only be used where it is legal to sell these securities. The information in this prospectus is only accurate on the date of this prospectus, regardless of the time of any sale of securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

This prospectus is dated December __, 2010.

TABLE OF CONTENTS

SUMMARY

The following summary highlights information contained elsewhere in this prospectus.  Potential investors should read the entire prospectus carefully, including the more detailed information regarding our business provided below in the “Description of Business” section, the risks of purchasing our common stock discussed under the “Risk Factors” section, and our consolidated financial statements and the accompanying notes to the consolidated financial statements.

Unless the context indicates otherwise, all references in this registration statement to “Universal Gold” “the Company,” “we,” “us” and “our” refer to Universal Gold Mining Corp. and its subsidiaries.

Overview

We are an exploration stage company engaged in the acquisition and exploration of gold properties. We have not yet achieved any operating revenues and have principally relied on sales of our equity securities to fund our operations. Through an April 23, 2010 Option Agreement, we have the right to acquire up to a 50% interest in a 164 hectare gold prospect located near Manizales, Colombia. (See “Business Development” below).  Through a November 30, 2010 Option Agreement, we have the right to acquire all of the issued shares in RNC (Hemco) Limited, a Belize corporation, and all minority interests in certain subsidiaries of RNC (Hemco) Limited not owned by RNC (Hemco) Limited including Hemco Nicaragua S.A., a private Nicaraguan company which operates the Bonanza gold and silver mine located in Nicaragua, Central America (See “Business Development” below).

We were incorporated under the name Rite Time Mining, Inc. in the State of Nevada on May 3, 2006 to engage in the acquisition, exploration and development of mineral deposits and reserves. We were unsuccessful in this area and subsequently determined to engage in the business of operating an independent, minor league baseball league.  In connection therewith, on April 14, 2008, we changed our name to Federal Sports & Entertainment, Inc. and increased our authorized capital stock to an aggregate of 310,000,000 shares consisting of 300,000,000 shares of common stock and 10,000,000 shares of preferred stock with preferences and rights to be determined by our Board of Directors.  Additionally, our Board of Directors approved a forward stock split in the form of a dividend with a record date of April 25, 2008 and effective on May 6, 2008, as a result of which each share of our common stock then issued and outstanding converted into two shares of our common stock.  All share amounts in this prospectus have been retroactively restated for such stock split.  On March 22, 2010, our Board of Directors approved a 20 for 1 forward stock split in the form of a dividend.  The record date for the stock dividend was April 19, 2010, and the payment date and the ex-dividend date were May 7, 2010 and May 10, 2010, respectively. All share amounts in this prospectus have been retroactively restated for this stock split as well. We subsequently determined to shift our focus to the acquisition, exploration and development of gold mining deposits and reserves and, in connection therewith, on April 9, 2010 we changed our name to Universal Gold Mining Corp.

Business Developments

As part of the execution of our business strategy discussed above, we have taken the following steps:

•	We entered into an April 23, 2010 Option Agreement which gives us the right to acquire up to a 50% interest in a Colombian gold prospect (see “Description of Business – Toldafria Prospect”);

•
We entered into a November 30, 2010 Option Agreement which gives us the right to acquire RNC (Hemco) Limited and all minority interests in certain subsidiaries of RNC (Hemco) Limited including Hemco Nicaragua S.A., the operator of the Bonanza gold and silver mine.

•
We entered into a June 29, 2010 Put and Call Option Agreement, as amended by an August 24, 2010 Deed of Variation, which gave us the right to acquire shares in Kolar Gold Plc, an English company formed to engage in gold exploration and mining activities in India. On November 12, 2010 we exercised the Put Option and required the counterparty to the Put and Call Option Agreement to purchase our entire right and interest in a related note and warrants and return the £680,000 we paid for them. (See “Description of Business – Kolar Gold”);

•
We raised $3,950,000 in a private placement that was completed on July 8, 2010, $2,300,000 of which was used to make the initial payment due under our April 23, 2010 Option Agreement and approximately $1,028,000 which was used to acquire a convertible loan note issued pursuant to the June 29, 2010 Put and Call Option Agreement;

•
We raised an additional $1,275,000 in a private placement that was completed on November 2, 2010, some of which proceeds were used to fund our expenses in investigating potential acquisition candidates;

•
We recruited our Board of Directors, which is now comprised of four members. Our Board members consist of a group of diversified professionals which include an engineer, a mining industry executive and finance, public company, and capital market experts;

•	We are evaluating ways to optimize our business structure in each jurisdiction where we intend to conduct our business and have established our headquarters in Vancouver, British Columbia; and

•	We are continuing to evaluate additional gold opportunities, although we have not yet finalized decisions to pursue any particular opportunities.

Capital Needs

As further discussed below under “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Liquidity and Capital Resources,” in July 2010 we completed an offering of shares of our common stock in which we raised an aggregate of $3,950,000 of gross proceeds and in November 2010 we completed another offering of shares of common stock in which we raised an aggregate of $1,275,000 in gross proceeds. We will need to obtain additional capital to meet our financial commitments under our April 23, 2010 and November 30, 2010 Option Agreements and to continue to execute our business plan, build our operations and become profitable.

About This Offering

This prospectus relates to the public offering, which is not being underwritten, of up to 42,870,750 outstanding shares of our common stock by the selling stockholders listed in this prospectus.  The shares offered by this prospectus may be sold by the selling stockholders from time to time in the open market, through negotiated transactions or otherwise at market prices prevailing at the time of sale or at negotiated prices.  We will receive none of the proceeds from the sale of the shares by the selling stockholders.  We will bear all expenses of registration incurred in connection with this offering, but all selling and other expenses incurred by the selling stockholders will be borne by them.

The number of shares being offered by this prospectus represents approximately 46% of our outstanding shares of common stock as of December 9, 2010.

Summary Financial Information

The following tables summarizes historical financial data regarding our business and should be read together with the information in the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and the related notes included in this prospectus.

	Year Ended November 30,		Nine Months Ended
	2009	2008	September 30, 2010	August 31, 2009(1)
			(unaudited)	(unaudited)
Statement of Operations Data

Revenues	$—	$—	$—	$—
Loss from Operations	$65,598	$97,440	$1,112,675	$49,993
Net loss	$65,598	$97,440	$1,064,522	$49,993
Basic and diluted loss per share	$(0.01)	$(0.01)	$(0.01)	$(0.00)

	Year Ended November 30,		Nine Months Ended
	2009	2008	September 30, 2010	August 31, 2009(1)
			(unaudited)	(unaudited)

Statement of Cash Flows Data

Net cash used in operating activities	$53,406	$45,498	$443,248	$38,326
Net cash used in investing activities	$—	$338,838	$3,331,234	$—
Net cash provided by financing activities	$43,406	$362,837	$4,625,023	$38,326
Cash and cash equivalents, end of period	$—	$—	$853,968	$—

	At November 30,		At September 30,	At August 31,
	2009	2008	2010	2009
			(unaudited)	(unaudited)
Balance Sheet Data

Total current assets	$502,500	$132,153	$1,998,543	$500,000
Total assets	$502,500	$500,000	$4,302,246	$500,000
Total current liabilities	$603,939	$535,841	$120,449	$585,834
Total liabilities	$603,939	$535,841	$120,449	$585,834
Total shareholders’ equity (deficit)	$(101,439)	$(35,841)	$4,181,797	$(85,834)

(1)
The Company changed its fiscal year end from November to December in May 2010, but elected not to provide summary information as at September 30, 2009, and for the nine month period ended September 30, 2009 herein because it would not be materially different from the summary information provided as at August 31, 2009 and for the nine month period ended August 31, 2009 as the difference in activity was not significant.

THE OFFERING

Common stock currently outstanding	93,012,500 shares (1)

Common stock offered by the Company	None

Common stock offered by the selling stockholders	42,870,750 shares (2)

Use of proceeds	We will not receive any of the proceeds from the sales of our common stock by the selling stockholders.

OTC Markets symbol	UGDM

Risk Factors
You should carefully consider the information set forth in this prospectus and, in particular, the specific factors set forth in the “Risk Factors” section beginning on page 6 of this prospectus before deciding whether or not to invest in shares of our common stock.

(1)      As of December 9, 2010.
(2)      Consists of 42,870,750 issued and outstanding shares of common stock.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

Various statements in this prospectus, including those that express a belief, expectation or intention, as well as those that are not statements of historical fact, are forward-looking statements. The forward-looking statements may include projections and estimates concerning the timing and success of specific projects, revenues, income and capital spending. We generally identify forward-looking statements with the words “believe,” “intend,” “expect,” “seek,” “may,” “should,” “anticipate,” “could,” “estimate,” “plan,” “predict,” “project” or their negatives, and other similar expressions. All statements we make relating to our estimated and projected earnings, margins, costs, expenditures, cash flows, growth rates, financial results and project developments and acquisitions or to our expectations regarding future industry or economic trends are forward-looking statements.

These forward-looking statements are subject to risks and uncertainties that may change at any time, and, therefore, our actual results may differ materially from those that we expected. The forward-looking statements contained in this prospectus are largely based on our expectations, which reflect many estimates and assumptions made by our management. These estimates and assumptions reflect our best judgment based on currently known market conditions and other factors. Although we believe such estimates and assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors and it is impossible for us to anticipate all factors that could affect our actual results. In addition, management’s assumptions about future events may prove to be inaccurate. Management cautions all readers that the forward-looking statements contained in this prospectus are not guarantees of future performance, and we cannot assure any reader that such statements will be realized or the forward looking events and circumstances will occur. Actual results may differ materially from those anticipated or implied in the forward-looking statements due to the factors listed in the “Risk Factors” section and elsewhere in this prospectus. All forward-looking statements are based upon information available to us on the date of this prospectus. We undertake no obligation to update or revise any forward-looking statements as a result of new information, future events or otherwise, except as otherwise required by law. These cautionary statements qualify all forward-looking statements attributable to us, or persons acting on our behalf.

RISK FACTORS

An investment in shares of our common stock is highly speculative and involves a high degree of risk.  We face a variety of risks that may affect our operations or financial results and many of those risks are driven by factors that we cannot control or predict.  Before investing in our common stock you should carefully consider the following risks, together with the financial and other information contained in this prospectus.  If any of the following risks actually occurs, our business, prospects, financial condition and results of operations could be materially adversely affected.  In that case, the trading price of our common stock would likely decline and you may lose all or a part of your investment.  Only those investors who can bear the risk of loss of their entire investment should participate in this offering.

RISKS RELATED TO OUR BUSINESS AND FINANCIAL CONDITION

We are an exploration stage company with no material operating history for you to evaluate our business. We may never attain profitability.

We are an exploration stage gold mining company and have not yet begun any gold mining operations. We have previously been a shell company with no material operating history and no assets other than cash and we have only recently begun to redirect our business focus towards the gold mining industry in Colombia and Nicaragua.  As an early stage gold mining and exploration company with no material operating history, it is difficult for potential investors to evaluate our business. Our proposed operations are therefore subject to all of the risks inherent in light of the expenses, difficulties, complications and delays frequently encountered in connection with the formation of any new business, as well as those risks that are specific to the gold mining industry and to that industry in Colombia and Nicaragua, in particular.  Investors should evaluate us in light of the delays, expenses, problems and uncertainties frequently encountered by companies implementing new business plans. We may never overcome these obstacles.

Our auditors have indicated that our inability to generate revenues raises substantial doubt as to our ability to continue as a going concern.

Our audited financial statements for the year ended November 30, 2009 were prepared on a going concern basis in accordance with United States generally accepted accounting principles. The going concern basis of presentation assumes that we will continue in operation for the foreseeable future and will be able to realize our assets and discharge our liabilities and commitments in the normal course of business. However, our auditors have indicated that our lack of revenues and accumulated losses raise substantial doubt as to our ability to continue as a going concern. The notes included in the financial statements we filed, with respect to the quarter ended September 30, 2010, similarly indicated that our September 30, 2010 financial statements were prepared on a going concern basis. We have accumulated a deficit during the exploration stage of $1,246,721 as of September 30, 2010. In the absence of additional financing or significant revenues and profits, we may have to cease operations. We cannot guarantee that we will be able to obtain sufficient additional funds when needed, or that such funds, if available, will be obtainable on terms satisfactory to us.

We may be unable to obtain additional capital that we will require to implement our business plan, which could restrict our ability to grow.

Our current capital and our other existing financial resources may not be sufficient to enable us to execute our business plan.  We may not have funds sufficient for any future investments we might want to undertake.  Currently, we are not generating any revenues. We will require additional capital to continue to operate our business beyond the initial phase, and to develop and expand our proposed exploration and development programs. We may be unable to obtain the additional capital required. Furthermore, inability to obtain capital may damage our reputation and credibility with industry participants in the event we cannot close previously announced transactions.

We require $5,700,000 to complete our purchase of interests in the Toldafria Prospect (see “Description of Business – Toldafria Prospect”) and $64,750,000 to complete our purchase of RNC (Hemco) Limited and subsidiaries (See “Description of Business – Hemco”).

Because we are an exploration stage company with limited resources, we may not be able to compete in the capital markets with much larger, established companies that have ready access to large sums of capital.

Future acquisitions and future exploration, development, mining and marketing activities, as well as our administrative requirements (such as salaries, insurance expenses and general overhead expenses, as well as legal compliance costs and accounting expenses) will require a substantial amount of additional capital and cash flow.

We will require such additional capital in the near term and we plan to pursue sources of such capital through various financing transactions or arrangements, including joint venturing of projects, debt financing, equity financing or other means. We may not be successful in locating suitable financing transactions in the time period required or at all, and we may not obtain the capital we require by other means. If we do succeed in raising additional capital, the capital received may not be sufficient to fund our operations going forward without obtaining further, additional capital financing. Furthermore, future financings are likely to be dilutive to our stockholders, as we will most likely issue additional shares of our common stock or other equity to investors in future financing transactions. In addition, debt and other mezzanine financing may involve a pledge of assets and may be senior to interests of equity holders.

Our ability to obtain needed financing may be impaired by such factors as conditions in the capital markets (both generally and in the gold mining industry in particular), our status as a new enterprise without a demonstrated operating history, the location of our prospective gold properties and prices of gold on the commodities markets (which will impact the amount of asset-based financing available to us) and/or the loss of key management. Further, if gold prices on the commodities markets decrease, then our potential revenues will likely decrease, and such decreased future revenues may increase our requirements for capital. Some of the contractual arrangements governing our operations may require us to maintain minimum capital, and we may lose our contract rights (including exploration, development and production rights) if we do not have the required minimum capital. If the amount of capital we are able to raise from financing activities, together with any future revenues from operations, is not sufficient to satisfy our capital needs (even to the extent that we reduce our operations), we may be required to curtail or cease our operations.

We may be unable to obtain exploration rights that we need to build our business, and our financial condition and results of operations may deteriorate.

Our business plan focuses on international gold exploration and production opportunities in South America and Central America, initially in Colombia and Nicaragua. In the event that our initial projects do not proceed successfully or we do not succeed in negotiating any other exploration and production opportunities, our future prospects will likely be substantially limited, and our financial condition and results of operations may deteriorate.

Our business is speculative and dependent upon the implementation of our business plan and our ability to enter into agreements with third parties for the rights to exploit potential gold reserves on terms that will be commercially viable for us.

Inaccuracies in projecting operating costs could hinder exploration activity.

Capital and operating cost estimates made in respect of our exploration and mining projects may not prove accurate. Capital and operating costs are estimated based on the interpretation of geological data, feasibility studies, anticipated climatic conditions and other factors. Any of the following events, among the other events and uncertainties described in this registration statement, could affect the ultimate accuracy of such estimates; unanticipated changes in grade and tonnage of mineralized material to be mined and processed; incorrect data on which engineering assumptions are made; delays in construction schedules; unanticipated transportation costs; the accuracy of major equipment and construction cost estimates; labor negotiations; changes in government regulation (including regulations regarding prices, cost of consumables, royalties, duties, taxes, permitting and restrictions or production quotas on exportation of minerals) and title claims.  Failure to accurately project such expenses could adversely affect our ability to continue operations.

Fluctuation in the price of gold could adversely affect our business.

Changes in the market price of gold, which in the past has fluctuated widely, will affect the profitability of our operations and our financial condition.  Our profitability and viability will depend on the market price of gold.  The market price of gold is set in the world market and is affected by numerous industry factors beyond our control, including the demand for gold, expectations with respect to the rate of inflation, interest rates, currency exchange rates, the demand for jewelry containing gold, production levels, inventories, costs of substitutes, changes in global or regional investment or consumption patterns, and sales by central banks and other holders, speculators and producers of gold in response to any of the above factors, and global and regional political and economic factors.  A decline in the market price of gold below our anticipated production costs for any sustained period would have a material adverse impact on our profit, cash flow and results of operations from anticipated future operations.  A decline in the market price of gold may also require us to write-down mineral reserves which would have a material adverse effect on the value of our common stock.

Adverse land title claims may affect our ability to operate.

The acquisition of title to mineral properties is a very detailed and time-consuming process.  Title to, and the area of, mineral concessions may be disputed.  Although we will take reasonable measures to ensure proper title to our properties, it is possible that title defects may be raised by third parties.  When a title transfer (or deemed transfer) takes place, our title may be challenged or impaired.  Third parties may have valid claims underlying portions of our interests, including government licensing requirements or regulations, prior unregistered liens, agreements, transfers or claims, and title may be affected by, among other things, undetected defects.  In addition, we may be unable to operate our properties as permitted or to enforce our rights with respect to our properties.

We will be subject to certain mining risks, which may adversely affect our capital resources.

Mining operations generally involve a high degree of risk.  Our operations will be subject to all of the hazards and risks normally encountered in the exploration, development and production of gold, including: unusual and unexpected geologic formations; seismic activity; rock bursts; cave-ins; flooding and other conditions involved in the drilling and removal of material, any of which could result in damage to, or destruction of, mines and other producing facilities; damage to life or property; environmental damage and possible legal liability.  Although adequate precautions to minimize risk will be taken, mining operations are subject to hazards such as equipment failure, failure of containment vessels and contamination of the environment by chemicals used in processing ore such as cyanide or the failure to retain dams around tailings disposal areas which may result in environmental pollution and consequent liability. The exploration for and development of mineral deposits involves significant risks which even a combination of careful evaluation, experience and knowledge may not eliminate.  Whether a mineral deposit will be commercially viable depends on a number of factors, some of which are: the particular attributes of the deposit, such as size, grade and proximity to infrastructure; gold prices, which are highly cyclical; and government regulations, including regulations relating to prices, taxes, royalties, land tenure, land use, importing and exporting of minerals and environmental protection.  The exact effect of these factors cannot be accurately predicted, but the combination of these factors may result in our not receiving an adequate return on invested capital.

Our initial operations are expected to be conducted in Colombia and Nicaragua and, if so, will be subject to Colombian and Nicaraguan laws and regulations. Any variation from current regulations or a change in political climate could adversely affect our ability to conduct our business.

Our initial projects and operations will be subject to Colombian and Nicaraguan laws and regulations.  Investors should assess the political risks of investing in foreign countries and, more particularly, in Colombia and Nicaragua.  Variations from the current regulatory, economic and political climate in Colombia and Nicaragua could have an adverse effect on our affairs.

Licenses to operate and conduct exploration activities may not be issued or renewed.

For us to carry out mining activities, exploitation licenses must be obtained and kept current.  There is no guarantee that required exploitation licenses will be obtained or extended or that new exploitation licenses will be granted.  In addition, such exploitation licenses could be changed and any application to renew any existing licenses may not be approved.  We may be required to contribute to the cost of providing the required infrastructure to facilitate the development of our properties.  We also will have to obtain and comply with permits and licenses which may contain specific conditions concerning operating procedures, water use, waste disposal, spills, environmental studies, abandonment and restoration plans and financial assurances.  Our failure to comply with such regulations may adversely impact our ability to conduct exploration operations.

Gold prices can fluctuate on a material and frequent basis due to numerous factors beyond our control.  Our ability to generate profits from operations could be materially and adversely affected by such fluctuating prices.

The profitability of any gold mining operations in which we have or will have an interest will be significantly affected by changes in the market price of gold.  Gold prices fluctuate on a daily basis.  During the six months ended August 31, 2010, the spot price for gold on the London Exchange has fluctuated between $1,090 and $1,261 per ounce.  Gold prices are affected by numerous factors beyond our control, including:

•	industrial and commercial demand for gold,

•	the level of interest rates,

•	the rate of inflation,

•	central bank sales,

•	world supply of gold and

•	stability of exchange rates.

Each of these factors can cause significant fluctuations in gold prices. Such external factors are in turn influenced by changes in international investment patterns and monetary systems and political developments.  The current significant instability in the financial markets heightens these fluctuations.  The price of gold has historically fluctuated widely and, depending on the price of gold, revenues from mining operations may not be sufficient to offset the costs of such operations.

Our initial investment interests are expected to be in Colombia and Nicaragua. Risks of doing business in a foreign country could adversely affect our results of operations and financial condition.

We face risks normally associated with any conduct of business in a foreign country with respect to our operations, including various levels of political and economic risk.  The occurrence of one or more of these events could have a material adverse impact on our efforts or operations which, in turn, could have a material adverse impact on our cash flows, earnings, results of operations and financial condition.  These risks include the following:

•	labor disputes,

•	invalidity of governmental orders,

•	uncertain or unpredictable political, legal and economic environments,

•	war and civil disturbances,

•	changes in laws or policies,

•	military repression,

•	terrorism,

•	regional instability,

•	taxation,

•	delays in obtaining or the inability to obtain necessary governmental permits,

•	governmental seizure of land or mining claims,

•	limitations on ownership,

•	limitations on the repatriation of earnings,

•	increased financial costs,

•	import and export regulations, including restrictions on the export of gold, and

•	foreign exchange controls.

If we do not enter into forward sales, commodity, derivatives or hedging arrangements with respect to our future gold production, if any, we will be exposed to the impact of any significant decrease in the gold price.

As a general rule, we expect to sell our gold at the prevailing market price if we do not enter into forward sales, commodity, derivative or hedging arrangements to establish a price in advance for the sale of future gold production, if any, in the future. As a result, we may realize the benefit of any short-term increase in the gold price, but will not be protected against decreases in the gold price, and if the gold price decreases significantly, our revenues may be materially adversely affected.

Compliance with environmental regulations could adversely affect our exploration and future production activities.

With respect to environmental regulation, future environmental legislation could require:

•	stricter standards and enforcement,

•	increased fines and penalties for non-compliance,

•	more stringent environmental assessments of proposed projects, and

•	a heightened degree of responsibility for companies and their officers, directors and employees.

There can be no assurance that future changes to environmental legislation and related regulations, if any, will not adversely affect our operations. We could be held liable for environmental hazards that exist on the properties in which we hold interests, whether caused by previous or existing owners or operators of the properties. Any such liability could adversely affect our business and financial condition.

Calculation of reserves and gold recovery dedicated to future production is not exact, might not be accurate and might not accurately reflect the economic viability of our properties.

Reserve estimates may not be accurate.  There is a degree of uncertainty attributable to the calculation of reserves, resources and corresponding grades being dedicated to future production.  Until reserves or resources are actually mined and processed, the quantity of reserves or resources and grades must be considered as estimates only. In addition, the quantity of reserves or resources may vary depending on gold prices.  Any material change in the quantity of reserves, resource grade or stripping ratio may affect the economic viability of our properties. In addition, there can be no assurance that mineral recoveries in small scale laboratory tests will be duplicated in large tests under on-site conditions or during production.

Our ability to maintain long-term profitability will depend on our ability to find, explore and develop properties.  Our ability to acquire such properties could be hindered by competition. If we are unable to acquire, develop and economically mine properties, we most likely will not be able to be profitable on a long-term basis.

Gold is a non-renewable resource and gold mines continue to deplete their reserves while in operation.  They eventually become depleted of ore or become uneconomical to sustain mining operations.  The acquisition of gold properties and their exploration and development are subject to intense competition.  Companies with greater financial resources and larger staffs for exploration and development may be in a better position than us to compete for such mineral properties.  If we are unable to find, develop and economically mine properties, we most likely will not be able to be profitable on a long-term basis.

Our ability on a going forward basis to discover viable and economic mineral reserves is subject to numerous factors, most of which are beyond our control and are not predictable. If we are unable to discover such reserves, we most likely will not be able to be profitable on a long-term basis.

Exploration for gold is speculative in nature, involves many risks and is frequently unsuccessful.  Few properties that are explored are ultimately developed into commercially producing mines.  As noted above, our long-term profitability will be, in part, directly related to the cost and success of exploration programs.  Any gold exploration program entails risks relating to:

•	the location of economic ore bodies,

•	development of appropriate metallurgical processes,

•	receipt of necessary governmental approvals, and

•	construction of mining and processing facilities at any site chosen for mining.

The commercial viability of a mineral deposit is dependent on a number of factors including:

•	the price of gold,

•	the particular attributes of the deposit, such as its

➢	size,

➢	grade, and

➢	proximity to infrastructure,

•	financing costs,

•	taxation,

•	royalties,

•	land use,

•	water use,

•	power use,

•	importing and exporting gold, and

•	environmental protection.

The effect of these factors cannot be accurately predicted.

Our lack of diversification will increase the risk of an investment in our common stock.

Our business will focus on the gold mining and exploration industry in a limited number of properties, initially in Colombia and Nicaragua, with the intention of expanding elsewhere in South America and Central America. Larger companies have the ability to manage their risk by diversification. However, we will lack diversification, in terms of both the nature and geographic scope of our business. As a result, factors affecting our industry or the regions in which we operate will likely impact us more acutely than if our business were more diversified.

Strategic relationships upon which we may rely are subject to change, which may diminish our ability to conduct our operations.

Our ability to successfully bid on and acquire properties, to discover reserves, to participate in gold mining opportunities and to identify and enter into commercial arrangements with customers will depend on developing and maintaining close working relationships with industry participants, on our ability to select and evaluate suitable properties and on our ability to consummate transactions in a highly competitive environment. These realities are subject to change and may impair our ability to grow.

To develop our business, we will endeavor to use the business relationships of our executive officers and our board of directors to enter into strategic relationships, which may take the form of joint ventures with private parties or with local government bodies, or contractual arrangements with other gold mining and exploration companies, including those that supply equipment and other resources that we will use in our business. We may not be able to establish these strategic relationships, or if established, we may not be able to maintain them. In addition, the dynamics of our relationships with strategic partners may require us to incur expenses or undertake activities we would not otherwise be inclined to in order to fulfill our obligations to these partners or maintain our relationships. If our strategic relationships are not established or maintained, our business prospects may be limited, which could diminish our ability to conduct our operations.

Competition in obtaining rights to explore and mine gold reserves and to market our production may impair our business.

The gold mining and exploration industry is extremely competitive. Present levels of competition for gold resources in South America and Central America, and particularly in Colombia, are high.  Significant amounts of capital are being raised world-wide and directed towards the South American and Central American markets and more and more companies are pursuing the same opportunities.  Other gold exploration and mining companies with greater resources than ours will compete with us by bidding for exploration and production licenses and other properties and services we will need to operate our business in the countries in which we expect to operate.  Additionally, other companies engaged in our line of business may compete with us from time to time in obtaining capital from investors. Competitors include larger, foreign owned companies, which, in particular, may have access to greater financial resources than us, may be more successful in the recruitment and retention of qualified employees and may conduct their own exploration and mining operations, which may give them a competitive advantage. In addition, actual or potential competitors may be strengthened through the acquisition of additional assets and interests.  Because of some or all of these factors, we may not be able to compete.

We may be unable to meet our capital requirements in the future, causing us to curtail future growth plans or cut back existing operations.

We will need additional capital in the future, which may not be available to us on reasonable terms or at all. The raising of additional capital may dilute our stockholders’ interests. We may need to raise additional funds through public or private debt or equity financings in order to meet various objectives, including but not limited to:

•	complying with funding obligations under our existing projects and contractual commitments;

•	pursuing growth opportunities, including more rapid expansion;

•	acquiring complementary businesses;

•	making capital improvements to improve our infrastructure;

•	hiring qualified management and key employees;

•	responding to competitive pressures;

•	complying with licensing, registration and other requirements; and

•	maintaining compliance with applicable laws.

Any additional capital raised through the sale of equity may dilute stockholders’ ownership percentage in us. This could also result in a decrease in the fair market value of our equity securities because our assets would be owned by a larger pool of outstanding equity. The terms of securities we issue in future capital transactions may be more favorable to our new investors, and may include preferences, superior voting rights, the issuance of warrants or other derivative securities, and issuances of incentive awards under equity employee incentive plans, which may have a further dilutive effect.

Furthermore, any additional financing we may need may not be available on terms favorable to us, or at all. If we are unable to obtain required additional financing, we may be forced to curtail our growth plans or cut back our existing operations.

We may incur substantial costs in pursuing future capital financing, including investment banking fees, legal fees, accounting fees, securities law compliance fees, printing and distribution expenses and other costs. We may also be required to recognize non-cash expenses in connection with certain securities we may issue, such as convertible notes and warrants, which will adversely impact our financial condition.

We may not be able to effectively manage our anticipated growth, which may harm our profitability.

Our strategy envisions building and expanding our business. If we fail to effectively manage our anticipated growth, our financial results could be adversely affected. Growth may place a strain on our management systems and resources. We must continue to refine and expand our business development capabilities, our systems and processes and our access to financing sources. As we grow, we must continue to hire, train, supervise and manage new employees. We cannot assure you that we will be able to:

•	expand our systems effectively or efficiently or in a timely manner;

•	optimally allocate our human resources;

•	identify and hire qualified employees or retain valued employees; or

•	incorporate effectively the components of any business that we may acquire in our effort to achieve growth.

If we are unable to manage our growth and our operations, our financial results could be adversely affected by inefficiency, which could diminish our profitability.

Our business may suffer if we do not attract and retain talented personnel.

Our success will depend in large measure on the abilities, expertise, judgment, discretion, integrity and good faith of our management and other personnel in conducting our business. We are in the process of building our management team. Among other positions, we need to hire a permanent Chief Executive Officer and a permanent Chief Financial Officer with public company experience. The loss of any of our existing management members or our inability to hire a qualified Chief Executive Officer and Chief Financial Officer or attract suitably qualified management and staff could materially adversely impact our business. We may also experience difficulties in certain jurisdictions in our efforts to obtain suitably qualified staff and retaining staff who are willing to work in that jurisdiction. We do not currently carry “key man” life insurance on our key employees.

Our success depends on the ability of our management and employees to interpret market and geological data correctly and to interpret and respond to economic market and other conditions in order to locate and adopt appropriate investment opportunities, monitor such investments and ultimately, if required, successfully divest such investments. Further, our key personnel may not continue their association or employment with us and we may not be able to find replacement personnel with comparable skills. We have sought to and will continue to ensure that management and any key employees are appropriately compensated; however, their services cannot be guaranteed. If we are unable to attract and retain key personnel, our business may be adversely affected.

Our management team does not have extensive experience in U.S. public company matters, which could impair our ability to comply with U.S. legal and regulatory requirements.

Our management team has limited U.S. public company management experience, which could impair our ability to comply with legal and regulatory requirements in the U.S., such as the Sarbanes-Oxley Act of 2002 and applicable federal securities laws, including filing required reports and other information required on a timely basis. Our management may not be able to implement and affect programs and policies in an effective and timely manner that adequately respond to increased legal, regulatory compliance and reporting requirements imposed by such laws and regulations. Our failure to comply with such laws and regulations could lead to the imposition of fines and penalties and further result in the deterioration of our business.

Gold exploration and mining operations are subject to comprehensive regulation which may cause substantial delays or require capital outlays in excess of those anticipated, causing an adverse effect on our company.

Gold exploration and mining operations are subject to national and local laws relating to the protection of the environment, including laws regulating removal of natural resources from the ground and the discharge of materials into the environment.  Gold exploration and mining operations are also subject to national and local laws and regulations which seek to maintain health and safety standards by regulating the design and use of mining methods and equipment. Environmental standards imposed by national or local authorities may be changed and any such changes may have material adverse effects on our activities. Moreover, compliance with such laws may cause substantial delays or require capital outlays in excess of those anticipated, thus causing an adverse effect on us. Additionally, we may be subject to liability for pollution or other environmental damages which we may elect not to insure against due to prohibitive premium costs and other reasons. To date, because we have had no mining operations, we have not been required to spend any amounts on compliance with environmental regulations. However, we may be required to expend substantial sums in the future and this may affect our ability to develop, expand or maintain our operations.

Any change to government regulation/administrative practices may have a negative impact on our ability to operate and profitability.

The laws, regulations, policies or current administrative practices of any government body, organization or regulatory agency in Colombia, Nicaragua or any other jurisdiction where we might conduct our business activities, may be changed, applied or interpreted in a manner which could fundamentally alter the ability of our company to carry on our business.

The actions, policies or regulations, or changes thereto, of any government body or regulatory agency, or other special interest groups, may have a detrimental effect on us. Any or all of these situations may have a negative impact on our ability to operate profitably.

RISKS RELATED TO OUR INDUSTRY AND REGIONAL FOCUS

Our exploration for gold reserves is risky and may not be commercially successful, impairing our ability to generate revenues from our operations.

Gold exploration involves a high degree of risk. These risks are more acute in the early stages of exploration. Our expenditures on exploration may not result in new discoveries of gold reserves in commercially viable quantities.  If exploration costs exceed our estimates, or if our exploration efforts do not produce results which meet our expectations, our exploration efforts may not be commercially successful, which could adversely impact our ability to generate revenues from our operations.

We may not be able to develop gold reserves on an economically viable basis.

To the extent that we succeed in discovering or acquiring gold reserves, we cannot assure that these reserves will be capable of production levels we project or in sufficient quantities to be commercially viable. On a long-term basis, our viability depends on our ability to find or acquire, develop and commercially produce gold reserves. Our future reserves will depend not only on our ability to develop then-existing properties, but also on our ability to identify and acquire additional suitable properties or prospects, to find markets for the gold we produce and to effectively distribute our production into our markets.

Estimates of gold reserves that we make may be inaccurate and our future actual revenues may be lower than our financial projections.

With respect to any gold properties that we may acquire, we will make estimates of gold reserves, upon which we will base our financial projections. We will make these reserve estimates using various assumptions, including assumptions as to gold prices, exploration and operating expenses, capital expenditures, taxes and availability of funds. Some of these assumptions are inherently subjective, and the accuracy of our reserve estimates relies in part on the ability of our management team, engineers and other advisors to make accurate assumptions. Economic factors beyond our control, such as interest rates and exchange rates, will also impact the value of our reserves. The process of estimating gold reserves is complex, and will require us to use significant decisions and assumptions in the evaluation of available geological, geophysical, engineering and economic data for each property. As a result, our reserve estimates will be inherently imprecise. Actual future production, gold prices, revenues, taxes, development expenditures, operating expenses and quantities of recoverable gold reserves may vary substantially from those we estimate. If actual production results vary substantially from our reserve estimates, this could materially reduce our revenues and result in the impairment of our gold interests.

Our inability to obtain necessary facilities could hamper our operations.

Gold exploration and development activities are dependent on the availability of equipment, transportation, power and technical support in the particular areas where these activities will be conducted, and our access to these facilities may be limited. To the extent that we conduct our activities in remote areas, needed facilities may not be proximate to our operations, which will increase our expenses. Demand for such limited equipment and other facilities or access restrictions may affect the availability of such equipment to us and may delay exploration and development activities. The quality and reliability of necessary facilities may also be unpredictable and we may be required to make efforts to standardize our facilities, which may entail unanticipated costs and delays. Shortages and/or the unavailability of necessary equipment or other facilities will impair our activities, either by delaying our activities, increasing our costs or otherwise.

Increases in our operating expenses will impact our operating results and financial condition.

Exploration, development, production, marketing (including distribution costs) and regulatory compliance costs (including taxes) will substantially impact the net revenues we derive from the gold that we may produce. These costs are subject to fluctuations and variation in different locales in which we will operate, and we may not be able to predict or control these costs. If these costs exceed our expectations, this may adversely affect our results of operations. In addition, we may not be able to earn net revenue at our predicted levels, which may impact our ability to satisfy our obligations.

Penalties we may incur could impair our business.

Failure to comply with government regulations could subject us to civil and criminal penalties, could require us to forfeit property rights, and may affect the value of our assets. We may also be required to take corrective actions, such as installing additional equipment or taking other actions, each of which could require us to make substantial capital expenditures. We could also be required to indemnify our employees in connection with any expenses or liabilities that they may incur individually in connection with regulatory action against them. As a result, our future business prospects could deteriorate due to regulatory constraints, and our profitability could be impaired by our obligation to provide such indemnification to our employees.

Environmental risks may adversely affect our business.

All phases of the gold exploration and mining business present environmental risks and hazards and are subject to environmental regulation pursuant to a variety of international conventions and federal, provincial and municipal laws and regulations. Environmental legislation provides for, among other things, restrictions and prohibitions on emissions of various substances produced in association with gold exploration and mining operations. The legislation also requires that facility sites be operated, maintained, abandoned and reclaimed to the satisfaction of applicable regulatory authorities. Compliance with such legislation can require significant expenditures and a breach may result in the imposition of fines and penalties, some of which may be material. Environmental legislation is evolving in a manner we expect may result in stricter standards and enforcement, larger fines and liability and potentially increased capital expenditures and operating costs. The discharge of pollutants into the air, soil or water may give rise to liabilities to foreign governments and third parties and may require us to incur costs to remedy such discharge. The application of environmental laws to our business may cause us to curtail our production or increase the costs of our production, development or exploration activities.

Managing local community relations where we and our partners operate could be problematic.

We or our operating partners may be required to present our operational plans to local communities or indigenous populations living in the area of a proposed project before project activities can be initiated. Additionally, working with local communities will be an essential part of our work program for the development of any of our exploration projects in the region.  If we or our partners fail to manage any of these community relationships appropriately, our operations could be delayed or interrupted and we or our partners could lose rights to operate in these areas, resulting in a negative impact on our business, our reputation and, possibly, our share price.

Our insurance may be inadequate to cover liabilities we may incur.

Our involvement in the exploration for and development of gold properties may result in our becoming subject to liability for pollution, property damage, personal injury or other hazards. Although we will obtain insurance in accordance with industry standards to address such risks, such insurance has limitations on liability that may not be sufficient to cover the full extent of such liabilities. In addition, such risks may not, in all circumstances be insurable or, in certain circumstances, we may choose not to obtain insurance to protect against specific risks due to the high premiums associated with such insurance or for other reasons. The payment of such uninsured liabilities would reduce the funds available to us. If we suffer a significant event or occurrence that is not fully insured, or if the insurer of such event is not solvent, we could be required to divert funds from capital investment or other uses towards covering our liability for such events.

Civil liabilities may not be able to be enforced against us.

Substantially all of our assets and certain of our officers and directors will be located outside of the United States.  As a result of this, it may be difficult or impossible to enforce judgments awarded by a court in the United States against our assets or those of our officers and directors.

Our business is subject to local legal, political and economic factors which are beyond our control, which could impair our ability to build and expand our operations or operate profitably.

We expect to operate our business in Colombia, Nicaragua and other South and Central American countries.  There are risks that economic and political conditions will change in a manner adverse to our interests. These risks include, but are not limited to, terrorism, military repression, interference with private contract rights (such as nationalization), extreme fluctuations in currency exchange rates, high rates of inflation, exchange controls and other laws or policies affecting environmental issues (including land use and water use), workplace safety, foreign investment, foreign trade, investment or taxation, as well as restrictions imposed on the gold mining industry, such as on price controls and export controls. Any changes in investment and tax regulations and policies or a shift in political attitudes in Colombia, Nicaragua, or other countries in which we intend to operate are beyond our control and may significantly hamper our ability to build and expand our operations or operate our business at a profit.

For instance, changes in laws in the jurisdiction in which we operate or expand into with the effect of favoring local enterprises, changes in political views regarding the exploitation of natural resources and economic pressures may make it more difficult for us to negotiate agreements on favorable terms, obtain required licenses, comply with regulations or effectively adapt to adverse economic changes, such as increased taxes, higher costs, inflationary pressure and currency fluctuations.

Insurgent and criminal activities in the territories in which we operate, or the perception that such activities are likely, may disrupt our operations, hamper our ability to hire and keep qualified personnel and impair our access to sources of capital.

Colombia has been the site of South America’s largest and longest political and military insurgency and has experienced uncontrolled criminal activity relating to drug trafficking. While the situation has improved dramatically in recent years, there can be no guarantee that the situation will improve further or that it will not deteriorate in Colombia or any other countries in which we may operate.  Insurgent or criminal activities (including kidnapping and terrorism) in any of the countries in which we operate, or the perception that such activities are likely, may disrupt our operations in that country, hamper our ability to hire and keep qualified personnel and hinder or shut off our access to sources of capital.  Any such changes are beyond our control and may adversely affect our business.

Local legal and regulatory systems in which we operate may create uncertainty regarding our rights and operating activities, which may harm our ability to do business.

We are a company organized under the laws of the State of Nevada and are subject to United States laws and regulations. The jurisdictions in which we intend to operate our exploration, development and production activities may have different or less developed legal systems than the United States, which may result in risks such as:

•	effective legal redress in the courts of such jurisdictions, whether in respect of a breach of law or regulation, or, in an ownership dispute, being more difficult to obtain;

•	a higher degree of discretion on the part of governmental authorities;

•	the lack of judicial or administrative guidance on interpreting applicable rules and regulations;

•	inconsistencies or conflicts between and within various laws, regulations, decrees, orders and resolutions; and

•	relative inexperience of the judiciary and courts in such matters.

In certain jurisdictions, the commitment of local business people, government officials and agencies and the judicial system to abide by legal requirements and negotiated agreements may be more uncertain, creating particular concerns with respect to licenses and agreements for business. These licenses and agreements may be susceptible to revision or cancellation and legal redress may be uncertain or delayed. Property right transfers, joint ventures, licenses, license applications or other legal arrangements pursuant to which we operate may be adversely affected by the actions of government authorities and the effectiveness of and enforcement of our rights under such arrangements in these jurisdictions may be impaired.

Our business will suffer if we or our strategic partners cannot obtain or maintain necessary licenses.

Our operations will require licenses, permits and in some cases renewals of licenses and permits from various governmental authorities. Our ability to obtain, sustain or renew such licenses and permits on acceptable terms is subject to change in regulations and policies and to the discretion of the applicable governments, among other factors. Our inability to obtain, or our loss of or denial of extension to any of these licenses or permits could hamper our ability to produce revenues from our operations.

Foreign currency exchange rate fluctuations may affect our financial results.

We expect to sell our future gold production under agreements that will be denominated in United States dollars and foreign currencies. Many of the operational and other expenses we incur will be paid in the local currency of the country where we perform our operations. As a result, fluctuations in the United States dollar against the local currencies in jurisdictions where we operate could result in unanticipated and material fluctuations in our financial results.

We will rely on technology to conduct our business and our technology could become ineffective or obsolete.

We will rely on technology, including geographic analysis techniques and economic models, to develop reserve estimates and to guide our planned exploration and development and production activities. We will be required to continually enhance and update our technology to maintain its efficacy and to avoid obsolescence. The costs of doing so may be substantial, and may be higher than the costs that we anticipate for technology maintenance and development. If we are unable to maintain the efficacy of our technology, our ability to manage our business and to compete may be impaired. Further, even if we are able to maintain technical effectiveness, our technology may not be the most efficient means of reaching our objectives, in which case we may incur higher operating costs than we would were our technology more efficient.

RISKS RELATED TO OUR SECURITIES

We do not presently maintain an effective system of disclosure and internal controls which may affect our ability to accurately report our financial results or detect fraud. Consequently, investors could lose confidence in our financial reporting and this may decrease the trading price of our stock.

We must maintain effective disclosure and internal controls to provide reliable financial reports and detect fraud. Based on our evaluation of our disclosure controls, as of September 30, 2010, and our evaluation of internal controls as of November 30, 2009, we concluded that we do not maintain effective disclosure controls and procedures and that our internal controls are deficient. This conclusion was based in large part on our not having an audit committee and having one individual serving as our sole executive officer which results in our not having proper segregation of duties. We presently have two individuals serving as our executive officers.  We intend to address this deficiency in the near future. Failure to implement changes to our controls as necessary to maintain an effective system of such controls could harm our operating results and cause investors to lose confidence in our reported financial information. Any such loss of confidence would have a negative effect on the trading price of our stock.

There is not now, and there may not ever be, an active market for our common stock.

There currently is a limited public market for our common stock.  Further, although our common stock is currently quoted on OTC Markets, trading of our common stock may be extremely sporadic.  As a result, an investor may find it difficult to dispose of, or to obtain accurate quotations of the price of, our common stock.  Accordingly, investors must assume they may have to bear the economic risk of an investment in our common stock for an indefinite period of time.  There can be no assurance that a more active market for our common stock will develop, or if one should develop, there is no assurance that it will be sustained.  This severely limits the liquidity of our common stock, and would likely have a material adverse effect on the market price of our common stock and on our ability to raise additional capital.

We cannot assure you that our common stock will become liquid or that it will be listed on a securities exchange.

Until our common stock is listed on a national securities exchange such as the New York Stock Exchange or the Nasdaq National Market, we expect our common stock to remain eligible for quotation on OTC Markets or on the OTC Bulletin Board.  In those venues, however, an investor may find it difficult to obtain accurate quotations as to the market value of our common stock.  In addition, if we fail to meet the criteria set forth in SEC regulations, various requirements would be imposed by law on broker-dealers who sell our securities to persons other than established customers and accredited investors.  Consequently, such regulations may deter broker-dealers from recommending or selling our common stock, which may further affect the liquidity of our common stock.  This would also make it more difficult for us to raise capital.

Our common stock is subject to the “penny stock” rules of the SEC and the trading market in our common stock is limited, which makes transactions in our common stock cumbersome and may reduce the value of an investment in the stock.

The SEC has adopted Rule 15g-9 which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

•	that a broker or dealer approve a person’s account for transactions in penny stocks; and

•	the broker or dealer receives from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must:

•	obtain financial information and investment experience objectives of the person; and

•
make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form sets forth:

•	the basis on which the broker or dealer made the suitability determination; and

•	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of common stock and cause a decline in the market value of stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

The price of our common stock may become volatile, which could lead to losses by investors and costly securities litigation.

The trading price of our common stock is likely to be highly volatile and could fluctuate in response to factors such as:

•	actual or anticipated variations in our operating results;

•	announcements of developments by us, our strategic partners or our competitors;

•	announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments;

•	adoption of new accounting standards affecting our industry;

•	additions or departures of key personnel;

•	sales of our common stock or other securities in the open market; and

•	other events or factors, many of which are beyond our control.

The stock market is subject to significant price and volume fluctuations. In the past, following periods of volatility in the market price of a company’s securities, securities class action litigation has often been initiated against the company. Litigation initiated against us, whether or not successful, could result in substantial costs and diversion of our management’s attention and resources, which could harm our business and financial condition.

We do not anticipate dividends to be paid on our common stock, and investors may lose the entire amount of their investment.

Cash dividends have never been declared or paid on our common stock, and we do not anticipate such a declaration or payment for the foreseeable future. We expect to use future earnings, if any, to fund business growth. Therefore, stockholders will not receive any funds absent a sale of their shares. We cannot assure stockholders of a positive return on their investment when they sell their shares, nor can we assure that stockholders will not lose the entire amount of their investment.

If securities analysts do not initiate coverage or continue to cover our common stock or publish unfavorable research or reports about our business, this may have a negative impact on the market price of our common stock.

The trading market for our common stock may be affected by, among other things, the research and reports that securities analysts publish about our business and the Company. We do not have any control over these analysts. There is no guarantee that securities analysts will cover our common stock. If securities analysts do not cover our common stock, the lack of research coverage may adversely affect its market price. If we are covered by securities analysts, and our stock is the subject of an unfavorable report, our stock price and trading volume would likely decline. If one or more of these analysts ceases to cover the Company or fails to publish regular reports on the Company, we could lose visibility in the financial markets, which could cause our stock price or trading volume to decline.

You may experience dilution of your ownership interests because of the future issuance of additional shares of our common stock.

In the future, we may issue our authorized but previously unissued equity securities, resulting in the dilution of the ownership interests of our present stockholders and the purchasers of our common stock offered hereby.  We are currently authorized to issue an aggregate of 310,000,000 shares of capital stock consisting of 300,000,000 shares of common stock and 10,000,000 shares of preferred stock with preferences and rights to be determined by the our  Board of Directors.  As of December 9, 2010, there were 93,012,500 shares of our common stock and no shares of our preferred stock outstanding.  As of that date, we also have 8,116,667 stock options outstanding under our 2008 Equity Incentive Plan. As of that date, there are 1,883,333 shares of our common stock reserved for future issuance under our 2008 Equity Incentive Plan.  We may also issue additional shares of our common stock or other securities that are convertible into or exercisable for our common stock in connection with hiring or retaining employees, future acquisitions, future sales of our securities for capital raising purposes, or for other business purposes.  The future issuance of any such additional shares of our common stock may create downward pressure on the trading price of our common stock.  We will need to raise additional capital in the near future to meet our working capital needs and there can be no assurance that we will not be required to issue additional shares, warrants or other convertible securities in the future in conjunction with these capital raising efforts, including at a price (or exercise prices) below the price at which shares of our common stock are currently traded on OTC Markets.

SELLING STOCKHOLDERS

This prospectus covers the resale from time to time by the selling stockholders identified in the table below of up to 42,870,750 issued and outstanding shares of our common stock, 39,358,250 of which were sold in a private placement offering completed on July 8, 2010 under which we sold an aggregate of 39,500,000 shares, at a price of $0.10 per share, for aggregate gross proceeds of $3,950,000 and 3,187,500 of which were sold in another private placement offering completed on November 2, 2010 under which we sold an aggregate of 3,187,500 shares, at a price of $0.40 per share, for aggregate gross proceeds of $1,275,000.  The remaining 325,000 shares were issued pursuant to a Consulting Services Agreement and Advisory Services Agreement dated June 21, 2010 and July 7, 2010, respectively.

Pursuant to registration rights granted in connection with the completed July and November 2010 share offerings, we have filed with the Securities and Exchange Commission a registration statement on Form S-1, of which this prospectus forms a part, under the Securities Act of 1933, as amended (the “Securities Act”), to register the resale of the shares of common stock sold in the offering.  The resale of 325,000 shares issued pursuant to the June 21, 2010 Consulting Services Agreement and the July 7, 2010 Advisory Services Agreement are also included in the registration statement by reason of piggyback registration rights granted to the share recipients under such agreements.  The selling stockholders identified in the table below may from time to time offer and sell under this prospectus any or all of the shares of common stock described under the column “Shares of Common Stock Being Offered” in the table below.

Certain selling stockholders may be deemed to be “underwriters” as defined in the Securities Act. Any profits realized by such selling stockholder may be deemed to be underwriting commissions.

The table below has been prepared based upon the information furnished to us by the selling stockholders. The selling stockholders identified below may have sold, transferred or otherwise disposed of some or all of their shares since the date on which the information in the following table is presented in transactions exempt from or not subject to the registration requirements of the Securities Act. Information concerning the selling stockholders may change from time to time and, if necessary, we will amend or supplement this prospectus accordingly. We cannot give an estimate as to the number of shares of common stock that will actually be held by the selling stockholders upon termination of this offering because the selling stockholders may offer some or all of their common stock under the offering contemplated by this prospectus or acquire additional shares of common stock. The total number of shares that may be sold hereunder will not exceed the number of shares offered hereby. Please read the section entitled “Plan of Distribution” in this prospectus.

The following table sets forth the name of each selling stockholder, the number of shares of our common stock beneficially owned by such stockholder before this offering, the number of shares to be offered for such stockholder’s account and the number and (if one percent or more) the percentage of the class to be beneficially owned by such stockholder after completion of the offering. The number of shares owned are those beneficially owned, as determined under the rules of the Securities and Exchange Commission, and such information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares of our common stock as to which a person has sole or shared voting power or investment power and any shares of common stock which the person has the right to acquire within 60 days after the date of this prospectus through the exercise of any option, warrant or right, through conversion of any security or pursuant to the automatic termination of a power of attorney or revocation of a trust, discretionary account or similar arrangement, and such shares are deemed to be beneficially owned and outstanding for computing the share ownership and percentage of the person holding such options, warrants or other rights, but are not deemed outstanding for computing the percentage of any other person. Beneficial ownership percentages are calculated based on 93,012,500 shares of our common stock outstanding as of December 9, 2010.

Unless otherwise set forth below, based upon the information furnished to us, (a) the persons and entities named in the table have sole voting and sole investment power with respect to the shares set forth opposite the selling stockholder’s name, subject to community property laws, where applicable, (b) no selling stockholder had any position, office or other material relationship within the past three years, with us or with any of our predecessors or affiliates, and (c) no selling stockholder is a broker-dealer or an affiliate of a broker-dealer. Selling stockholders who are broker-dealers or affiliates of broker-dealers are indicated by footnote. We have been advised that these broker-dealers and affiliates of broker-dealers purchased our common stock in the ordinary course of business, not for resale, and at the time of purchase, did not have any agreements or understandings, directly or indirectly, with any person to distribute such common stock.

Selling Stockholder	Shares of Common Stock Owned Before the Offering	Shares of Common Stock Being Offered	Shares of Common Stock Owned Upon Completion of the Offering (1)	Percentage of Common Stock Outstanding Upon Completion of the Offering
Ajay Desai Revocable Trust Dated 4/9/09(1)	1,000,000	1,000,000	0	0%
Bluebird Ventures Limited(2)	1,000,000	1,000,000	0	0%
Carter Management Group LLC(3)§	250,000	250,000	0	0%
Gilbert John Chalk	125,000	125,000	0	0%
Chestnut Ridge Partners, LP(4)	3,000,000	3,000,000	0	0%
Paul Daniel	1,000,000	1,000,000	0	0%
John Paul DeJoria Family Trust(5)	10,750,000	10,750,000	0	0%
Frank Drazka(6)§	27,000	27,000	0	0%
Gottbetter Capital Group, Inc.(7)§	100,000	100,000	0	0%
Peter Howard Crump Hanson	500,000	500,000	0	0%
Hare & Co.(8)	2,000,000	2,000,000	0	0%
Andres Henkler	500,000	500,000	0	0%
IIU Nominees Limited(9)	5,000,000	5,000,000	0	0%
John Lipman(10)§	56,250	56,250	0	0%
Mac & Co.(11)	2,500,000	2,500,000	0	0%
Mara Holdings Limited(17)	250,000	250,000	0	0%
Mifinco Limited(12)	500,000	500,000	0	0%
Musgrave Investments Limited(13)	1,000,000	1,000,000	0	0%
Ocean Group International SA(14)	5,000,000	5,000,000	0	0%
Quotidian No. 2 Pty Limited(15)	500,000	500,000	0	0%
Sardarov Rachid	625,000	625,000	0	0%
Societe Generale Private Banking (Suisse) SA(18)	62,500	62,500	0	0%
Edward A. Sugar§	1,000,000	1,000,000	0	0%
Trendex Invest S.A. (16)	4,000,000	4,000,000	0	0%
Woodbridge Link Limited(19)	1,250,000	1,250,000	0	0%
Jason Woollard	500,000	500,000	0	0%
Laurent Zmiro	250,000	250,000	0	0%
Corporate Services (TD Waterhouse) Nominees Ltd. (20)	125,000	125,000	0	0%
Totals	42,870,750	42,870,750	0	0%

* Less than 1%
§ Broker-Dealer or Affiliate of a Broker Dealer

(1)	Ajay Desai has the power to vote and dispose of the shares being registered on behalf of Ajay Desai Revocable Trust Dated 4/9/09.

(2)	Catherine Madeleine Jackson has the power to vote and dispose of the shares being registered on behalf of Bluebird Ventures Limited.

(3)
John Lipman has the power to vote and dispose of the shares being registered on behalf of Carter Management Group LLC. John Lipman is an employee of Hudson Securities, Inc., a registered broker-dealer.

(4)	Kenneth Pasternak has the power to vote and dispose of the shares being registered on behalf of Chestnut Ridge Partners, LP.

(5)	John Paul DeJoria has the power to vote and dispose of the shares being registered on behalf of John Paul DeJoria Family Trust.

(6)	Frank Drazka is an employee of Hudson Securities, Inc., a registered broker-dealer.

(7)
Adam S. Gottbetter has the power to vote and dispose of the shares being registered on behalf of Gottbetter Capital Group, Inc. Gottbetter Capital Group, Inc. is an affiliate of Gottbetter Capital Markets, LLC, a registered broker-dealer, through common ownership.

(8)
Hare & Co. is the nominee for Grafton Resource Investments Ltd. (“Grafton”), the beneficial owner of the shares.  David James Hutchins has the power to vote and dispose of the shares being registered hereunder.

(9)	John Gerard Bateson has the power to vote and dispose of the shares being registered on behalf of IIU Nominees Limited.

(10)	John Lipman is an employee of Hudson Securities, Inc., a registered broker-dealer.

(11)	Mac & Co. is the nominee for Chaitanya Patel, the beneficial owner of the shares. Chaitanya Patel has the power to vote and dispose of the shares being registered hereunder.

(12)	John Henry Perkins has the power to vote and dispose of the shares being registered on behalf of Mifinco Limited.

(13)	Peter Grut has the power to vote and dispose of the shares being registered on behalf of Musgrave Investments Limited.

(14)	Timur Sardarov has the power to vote and dispose of the shares being registered on behalf of Ocean Group International SA.

(15)	Steven Paddis has the power to vote and dispose of the shares being registered on behalf of Quotidian No. 2 Pty Limited.

(16)	Gaukhar Ashkenazi has the power to vote and dispose of the shares being registered on behalf of Trendex Invest S.A.

(17)	J. W. E. Lewis has the power to vote and dispose of the shares being registered on behalf of Mara Holdings Limited.

(18)	Serge Naef and Laurent Bertona have the power to vote and dispose of the shares being registered on behalf of Societe Generale Private Banking (Suisse) SA.

(19)	Gaukhar Ashkenazi has the power to vote and dispose of the shares being registered on behalf of Woodbridge Link Limited.

(20)	Paul Daniel has to power to vote and dispose of the shares being registered on behalf of Corporate Services (TD Waterhouse) Nominees Ltd.

USE OF PROCEEDS

We will not receive proceeds from sales of common stock made under this prospectus.

DETERMINATION OF OFFERING PRICE

There currently is a limited public market for our common stock. The selling stockholders will determine at what price they may sell the offered shares, and such sales may be made at prevailing market prices or at privately negotiated prices. See “Plan of Distribution” below for more information.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information and Holders

Since July 24, 2007, our common stock has been listed for quotation on the Over-the-Counter Bulletin Board, originally under the symbol “RTME.OB.”  Our symbol changed to “FEDS.OB” on May 8, 2008 in connection with our name change to Federal Sports & Entertainment, Inc. and again to “UGDM.OB” effective May 12, 2010, in connection with our name change to Universal Gold Mining Corp.

The following table sets forth the high and low closing bid prices for our common stock for the fiscal quarters indicated as reported on the OTCBB. The quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.  Our Common Stock is thinly traded and, thus, pricing of our common stock on the OTCBB does not necessarily represent its fair market value.

Period	High(1)	Low(1)

Fiscal Year Ending November 30, 2008
First Quarter	$0.0025	0.0025
Second Quarter	0.01275	0.0025
Third Quarter	0.0075	0.0075
Fourth Quarter	0.0075	0.0075

Fiscal Year Ending November 30, 2009
First Quarter	$0.0075	0.0075
Second Quarter	0.0075	0.0025
Third Quarter	0.003025	0.003025
Fourth Quarter	0.003025	0.003025

Fiscal Year Ending December 31, 2010
First Quarter	$0.27	0.003
Second Quarter	0.67	0.003
Third Quarter	0.71	0.45
Fourth Quarter*	0.82	0.50

* Through December 9, 2010

(1) All quotations give retroactive effect to our 2-for-1 forward stock split in the form of a dividend which was effected on April 25, 2008, and to our 20-for-1 forward stock split in the form of a dividend which was effected on May 12, 2010.

As of December 9, 2010, there were 93,012,500 shares of our common stock issued and outstanding and 8,116,667 shares issuable upon exercise of outstanding options granted under our 2008 Equity Incentive Plan.  On December 9, 2010, there were 65 holders of record of our common stock.

Dividends

We have never declared any cash dividends with respect to our common stock.  Future payment of dividends is within the discretion of our Board of Directors and will depend on our earnings, capital requirements, financial condition and other relevant factors.  Other than provisions of the Nevada Revised Statutes requiring post-dividend solvency according to certain measures, there are no material restrictions limiting, or that are likely to limit, our ability to pay dividends on our common stock.  Nonetheless, we presently intend to retain future earnings, if any, for use in our business and have no present intention to pay cash dividends on our common stock.

Securities Authorized for Issuance under Equity Compensation Plans

On April 15, 2008, our Board of Directors and stockholders adopted our 2008 Equity Incentive Plan, pursuant to which a total of 10,000,000 shares of our common stock may be issued pursuant to awards granted thereunder.  If an incentive award granted under the 2008 Equity Incentive Plan expires, terminates, is unexercised or is forfeited, or if any shares are surrendered to us in connection with an incentive award, the shares subject to such award and the surrendered shares will become available for further awards under the 2008 Equity Incentive Plan.  As of the date hereof, we have granted options to purchase an aggregate of 8,116,667 shares of our common stock under the 2008 Equity Incentive Plan and as such, options to purchase an aggregate of 1,883,333 shares of our common stock remain issuable under the 2008 Equity Incentive Plan.

See “Executive Compensation” for information regarding individual equity compensation arrangements received by our executive officers pursuant to their employment agreements with us.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS

The following discussion and analysis of financial condition and results of operations should be read in conjunction with our consolidated financial statements and related notes included elsewhere in this prospectus. This discussion contains forward-looking statements that involve risks, uncertainties and assumptions. See “Note Regarding Forward-Looking Statements.” Our actual results could differ materially from those anticipated in the forward-looking statements as a result of certain factors discussed in “Risk Factors” and elsewhere in this prospectus.

Overview and Going Concern

We are an international, exploration stage gold mining exploration and production company focusing our initial operations in Colombia and Nicaragua. We have achieved no operating revenues to date. We have entered into an April 23, 2010 Option Agreement which gives us the right to acquire up to a 50% interest in a Colombian gold prospect (see “Description of Business - Toldafria Prospect”) and a November 30, 2010 Option Agreement which gives us the right to acquire all of the issued shares in RNC (Hemco) Limited which, through its Hemco Nicaragua S.A. subsidiary, operates the Bonanza gold and silver mine located in Nicaragua, Central America (see “Description of Business – Hemco”).

In the course of our development activities, we have sustained losses and expect such losses to continue unless and until we can achieve net operating revenues.  We expect to finance our operations primarily through our existing cash and future financings. However, substantial doubt exists about our ability to continue as a going concern because we will be required to obtain additional capital in the future to continue our operations and there is no assurance that we will be able to obtain such capital, through equity or debt financings, or any combination thereof, or on satisfactory terms or at all. Additionally, no assurance can be given that any such financing, if obtained, will be adequate to meet our ultimate capital needs and to support our growth. If adequate capital cannot be obtained on a timely basis and on satisfactory terms, our operations would be materially negatively impacted.  Additionally, our independent auditors included an explanatory paragraph in their report on our consolidated financial statements included in our Form 10-K for the fiscal year ended November 30, 2009 filed with the SEC on March 1, 2010 that raises substantial doubt about our ability to continue as a going concern.  Our ability to complete additional offerings is dependent on the state of the debt and equity markets at the time of any proposed offering, and such market’s reception of us and the offering terms. In addition, our ability to complete an offering may be dependent on the status of our business activities, which cannot be predicted.

Our audited and unaudited financial statements have been prepared in accordance with generally accepted accounting principles applicable to a going concern, which implies we will continue to meet our obligations and continue our operations for the next twelve months. Realization values may be substantially different from carrying values as shown, and our consolidated financial statements do not include any adjustments relating to the recoverability or classification of recorded asset amounts or the amount and classification of liabilities that might be necessary if we are unable to continue as a going concern.

Change in Fiscal Year End

On May 19, 2010, we determined to change our fiscal year end from November 30 to December 31. As the transition period covers a period of one month, we were not required to file a transition report.  We have chosen to use the three-month and nine-month periods ended August 31, 2009 for comparative purposes. Restating the prior fiscal period to the new fiscal period would not materially affect the comparison, as the difference in activity is not significant.

Results of Operations

Revenues

We have had no revenues since our inception.

Expenses

Three and Nine Months Ended September 30, 2010 and August 31, 2009

Our total expenses during the three and nine months ended September 30, 2010 increased to $432,899 and $1,112,675 from $12,319 and $49,993 during the three and nine months ended August 30, 2009, as a result of accounting and legal fees associated with a private placement offering of our common stock, stock-based compensation recognized for our Directors’ stock options granted in June 2010, non-cash consulting fees, expenses related to our Vancouver office which was opened during the quarter ended September 30, 2010, payroll costs for personnel in our Vancouver office, travel costs, and consulting fees. These increases in expenses were partially offset by a net foreign currency exchange gain and interest income of $47,804 and $137, respectively, recognized during the quarter ended September 30, 2010.

Years Ended November 30, 2009 and 2008

We incurred total expenses of $65,598 and $97,440 for the years ended November 30, 2009 and 2008, respectively. These expenses consisted of general and administrative expenses incurred in connection with the day to day maintenance of our public company status and the related preparation and filing of our periodic reports.  Accounting and legal fees increased from $13,320 for the fiscal year ended November 30, 2008 to $50,142 for the fiscal year ended November 30, 2009 and office expense decreased from $31,613 to $15,456 over these same periods.  During the 2008 period, we also incurred director’s fees’ of $45,100, which represents the estimated fair value of common shares granted to our sole director for services rendered.

Net Loss

Three and Nine Months Ended September 30, 2010 and August 30, 2009

We incurred net losses for the three and nine months ended September 30, 2010 of ($384,958) and ($1,064,522), compared to net losses for the three and nine months ended August 30, 2009 of ($12,319) and ($49,993), respectively. The increase in net losses for the three and nine months ended September 30, 2010 was directly attributable to increased expenses, discussed above.

Years Ended November 30, 2009 and 2008

Our net losses for years ended November 30, 2009 and 2008 were $65,598 and $97,440, respectively. The decrease in our net loss was primarily attributable to a decrease in Director’s Fees and Office Expenses which offset an increase in Legal and Accounting Fees.

Liquidity and Capital Resources

Our cash and cash equivalents balances as of September 30, 2010 and December 31, 2009 were $853,968 and $0, respectively.

On May 24, 2010, we completed the initial closing of a private placement offering of unregistered shares of our common stock, par value $0.001 per share, at $0.10 per share, to foreign and accredited investors. We sold an aggregate of 23,000,000 shares in the initial closing of the offering, resulting in gross proceeds of $2,300,000. On June 22, 2010 and June 29, 2010, we completed additional closings of the offering of shares, at $0.10 per share, to additional investors. We sold an aggregate of 15,000,000 shares in the second and third closings of the offering, resulting in aggregate additional gross proceeds of $1,500,000.  We incurred closing costs of $42,572 related to the May and June sales of 38,000,000 shares pursuant to the offering, resulting in net proceeds during the three months ended June 30, 2010 from the offering of $3,757,428. On July 8, 2010 we completed the fourth and final closing of the offering under which we sold an aggregate of 1,500,000 shares at $0.10 per share resulting in aggregate additional gross proceeds of $150,000. Taken together with our other closings under the offering, we sold an aggregate of 39,500,000 shares in this offering, resulting in gross proceeds of $3,950,000.

On September 20, 2010, we consummated an initial closing of another private placement offering in which we sold 2,000,000 shares of our common stock for gross proceeds of $800,000, at an offering price of $0.40 per share.  On October 14, 2010, we completed a second closing of the offering in which we sold an additional 1,062,500 shares of our common stock for gross proceeds of $425,000, at an offering price of $0.40 per share.  On November 2, 2010 we completed the final closing of the offering in which we sold an additional 125,000 shares of our common stock for gross proceeds of $50,000 at an offer price of $0.40 per share.  Altogether, we sold an aggregate total of 3,187,500 shares of our common stock in the offering, resulting in aggregate gross proceeds of $1,275,000.  We incurred closing costs of approximately $21,000 related to the September, October and November closings, resulting in net proceeds from the offering of approximately $1,254,000.

We used the proceeds from the offerings principally (1) to make the first payment under our April 23, 2010 Option Agreement, (2) to purchase a Convertible Loan Note under our June 29, 2010 Put and Call Option Agreement, as amended by an August 24, 2010 Deed of Variation and (3) to fund our expenses in investigating potential acquisition candidates, including the October 8, 2010 payment of a $250,000 non-refundable deposit with respect to the Hemco transaction (see “Description of Business-Hemco”).  We cannot determine how long the offering proceeds will sustain such investigation activities.

Future issuances of our equity or debt securities will be required in order for us to continue to finance our operations, make anticipated future payments pursuant to the April 23, 2010 and November 30, 2010 Option Agreements and continue as a going concern. We have not generated any cash flow from operations since inception and currently have no revenue from operations. As of September 30, 2010, we have incurred cumulative net losses of $1,246,721 since inception and require capital for our contemplated operational and marketing activities to take place. Our ability to raise additional capital through the future issuances of common stock is unknown. The acquisition of additional financing, the successful development of our contemplated plan of operations, and our transition, ultimately, to the attainment of profitable operations, are necessary for us to continue operations. The uncertainty about our ability to successfully resolve these factors raises substantial doubt about our ability to continue as a going concern.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Critical Accounting Policies

Our discussion and analysis of our financial condition and results of operations is based on our financial statements, which have been prepared in accordance with accounting principles generally accepted in the U.S. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. We believe the following critical accounting policies affect our most significant judgments and estimates used in preparation of our financial statements.

Income Taxes

We account for income taxes in accordance with FASB ASC 740 – Income Taxes.  A liability method is used whereby deferred tax assets and liabilities are determined based on temporary differences between basis used for financial reporting and income tax reporting purposes. Income taxes are provided based on tax rates in effect at the time such temporary differences are expected to reverse. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize the tax assets through future operations.

Stock-Based Compensation

We account for the grant of options to employees and the grant of shares to non-employees pursuant to the provisions of FASB ASC 718, Compensation – Stock Compensation, which establishes accounting for equity instruments exchanged for services. We utilize the Black-Scholes option pricing model to estimate the fair value of employee stock options at the date of grant, which requires the input of highly subjective assumptions, including expected volatility and expected life.

Recent Accounting Pronouncements

In August 2009, the FASB issued Accounting Standards Update No. 2009-05, “Measuring Liabilities at Fair Value,” (ASU 2009-05). ASU 2009-05 provides guidance on measuring the fair value of liabilities and is effective for the first interim or annual reporting period beginning after its issuance. The Company’s adoption of ASU 2009-05 did not have an effect on its disclosure of the fair value of its liabilities.

In January 2010, the FASB issued “ASU” 2010-06, Fair Value Measurements and Disclosures (Topic 820)—Improving Disclosures about Fair Value Measurements. This ASU requires some new disclosures and clarifies some existing disclosure requirements about fair value measurement as set forth in Codification Subtopic 820-10.

The FASB’s objective is to improve these disclosures and thus, increase transparency in financial reporting. The ASU is effective for interim and annual reporting periods beginning after December 15, 2009, except for the disclosures about purchases, sales, issuances, and settlements in the roll forward of activity in Level 3 fair value measurements. Those disclosures are effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years. Early application is permitted. The adoption of this accounting standard update did not have a material impact on the Company’s condensed consolidated financial statements.

Other than the aforementioned pronouncements, recently issued standards are not expected to have a material impact on the Company’s financial positions or results of operations.

DESCRIPTION OF BUSINESS

Overview

We are an exploration stage gold exploration and mining company. We have not achieved any revenues to date and have not commenced any extraction activities. Unless and until we do so, we will be dependent on sales of our equity and debt securities and loans to finance our operations.

Toldafria Prospect

On June 4, 2010, our wholly-owned subsidiary, Universal Gold Holdings (Cayman) Limited (“UGH”) made the first payment under an Option Agreement (as amended, the “Option Agreement”), dated as of April 23, 2010, between Core Values Mining & Exploration Company, a Cayman Islands corporation, and Core Values Mining & Exploration Company’s wholly-owned Colombian subsidiary (collectively, “CVME”) and UGH.  The Option Agreement provides us with the right to acquire, through UGH, up to a 50% interest in a 164 hectare gold prospect (licence GEWM-12), which is located approximately 10 kilometers south-east of the city of Manizales in Colombia (the “Toldafria Prospect”).  On June 4, 2010, UGH and CVME entered into an Amendment to the Option Agreement which included a bring-down of representations and warranties made by CVME in the Option Agreement.

The Option Agreement provides that we may earn a 25% interest in the Toldafria Prospect at the end of the first year of the Option Agreement, by paying an aggregate of $2,300,000 on or prior to June 4, 2010, which we have done.  $2,200,000 of such amount will be spent on exploration and development activity on the Toldafria Prospect in accordance with budgets mutually agreed to by a committee (the “Technical Committee”) consisting of one representative of ours and one of CVME, with a third party to make the deciding vote in the event of a tie.  We may earn an additional 15% interest in the Toldafria Prospect at the end of the second year by paying an additional aggregate of $2,650,000 within 30 business days after completion of the first year.  $2,500,000 of such payment may be spent on exploration and development activity on the Toldafria Prospect as determined by the Technical Committee.  Finally, we may earn a further 10% interest in the Toldafria Prospect at the end of the third year by paying an additional aggregate of $3,050,000 within 30 business days after completion of the second year.  $2,800,000 of such payment may be spent on exploration and development activity on the Toldafria Prospect as determined by the Technical Committee. No assurance can be given that we will have sufficient capital to earn the additional interests in the Toldafria prospect.

CVME has contracted to acquire the Toldafria Prospect from the registered owner thereof pursuant to a Purchase Agreement to which we are not a party (the “Purchase Agreement”).  In the event that CVME is not ultimately successful in recording the transfer of the Toldafria Prospect pursuant to the Purchase Agreement, CVME may not be able to deliver to us any property interests in the Toldafria Prospect that we earn pursuant to the Option Agreement and we would lose our investment.

The Option Agreement provides that CVME shall carry out prospecting, exploration, development or other work approved by the Technical Committee as the operator on the Toldafria Prospect, and CVME shall receive payment of $30,000 per month, out of the funds earmarked for exploration and development activity, for its administrative and overhead costs in such capacity.

The Option Agreement provides for certain mechanisms by which CVME may, after the end of the third year of the Option Agreement, elect to (a) acquire shares of our common stock in exchange for CVME’s interest in the Toldafria Prospect at market based valuations, or (b) form a separate joint venture corporation that will hold both CVME’s and our interest in the Toldafria Prospect, and operate pursuant to a Shareholders’ Agreement to be entered into at such time.

Hemco

We entered into an Option Agreement effective as of November 30, 2010 (the “Hemco Option Agreement”), with N.C.G.A. Project Acquisition Corp., a Cayman Islands corporation (“NCGA”), controlled by certain minority shareholders of ours, whereby we will,  at our option, be entitled to acquire, and to require NCGA to transfer to us, all of the issued shares in RNC (Hemco) Limited (“Hemco”), and all minority interests in certain subsidiaries of Hemco not owned by Hemco (collectively, the “Hemco Assets”).  The Hemco Assets are to be acquired by NCGA pursuant to the terms and conditions of a Share Purchase Agreement, dated as of November 30, 2010 (the “Share Purchase Agreement”), by and among NCGA, TWL Investments Ltd. (“TWL”), Thomas William Lough (“Lough”), James Randall Martin (“Martin”) and Sergio Rios Molina (“Rios” and together with TWL and Martin, the “Sellers”).  The Share Purchase Agreement provides that NCGA will acquire from Sellers all of the issued common shares of RNC (Management) Limited, which owns 100% of the interest in Hemco.  Conditional upon the sale, Lough and Martin will also transfer to NCGA for no additional consideration, all of the minority interests not already owned by Hemco in its Nicaraguan subsidiary, Hemco Nicaragua S.A. Hemco Nicaragua S.A. is a private Nicaraguan company which operates the Bonanza gold and silver mine located in Nicaragua, Central America.

The Hemco Option Agreement provides that if we exercise the option, we will be able to acquire the Hemco Assets from NCGA for $64,750,000, which is equal to the balance of the $65 million purchase price ($250,000 of which has already paid in the form of a non-refundable deposit) that NCGA will be required to pay to Sellers at the closing of the transactions under the Share Purchase Agreement.  Should we exercise the option, we agree in the Hemco Option Agreement that we will issue or otherwise make available for issuance 1,000,000 shares of our common stock to be held in trust for employees of Hemco, including Lough, Martin and Rios, and 1,000,000 shares of its common stock for services of Lough, Martin and Rios pursuant to a management services agreement to be entered into by an entity designated by them and Hemco or one of its affiliates (the “Management Services Agreement”), provided that additional shares may be issued under the Management Services Agreement to Sellers as described below.

The consummation of the closing under the Share Purchase Agreement is subject to NCGA having obtained financing sufficient to fund the balance of the purchase price and is subject to customary conditions to closing. In the event that the value of the 1,000,000 shares to be issued under the Management Services Agreement, based on the price of any at our shares issued under a financing to fund the balance of the purchase price, is less than $400,000, then Sellers will be issued such number of additional shares of our common stock so that the product of the total number of shares to be issued under the Management Services Agreement and the price in such financing will be at least $400,000.

Pursuant to the Share Purchase Agreement, each Seller has agreed to severally indemnify and defend NCGA and its affiliates, including us, against, and hold harmless from and against, standard losses as well as any matters related to the business or assets or liabilities of Sellers or their affiliates, subject to certain exemptions. NCGA has agreed to indemnify and defend Sellers and their affiliates against, and hold harmless from, standard losses.  Both Sellers and NCGA have agreed that where a loss relates to a failure of any representation or warranty in the Share Purchase Agreement, the indemnifying party will not be liable for losses unless the aggregate losses incurred by the indemnitee exceeds $500,000, in which case all such losses are indemnifiable from the first dollar.

The Share Purchase Agreement includes customary representations, warranties and covenants. It also includes a covenant whereby Sellers have granted to NCGA (or with Sellers’ consent, may grant to us or any other affiliates of NCGA), the right to acquire from Sellers’ affiliate a $2,500,000 loan to Vesubio Mining S.A. with an annual interest rate of 12% at a purchase price equal to the face value of the loan plus any accrued and unpaid interest.

Either the Sellers or NCGA may terminate the Share Purchase Agreement if the closing does not occur on or before December 31, 2010 or a governmental entity issues an order or takes action that permanently restrains, enjoins or otherwise prohibits the acquisition. Additionally, NCGA may terminate the Share Purchase Agreement if it is unable to obtain financing sufficient to fund the purchase price of the acquisition.

Under the Share Purchase Agreement, NCGA may transfer or assign to us without Sellers’ consent any companies to be acquired by NCGA or any of their assets or any of NCGA’s rights under the Share Purchase Agreement.  Under the Hemco Option Agreement, in addition to the shares in Hemco and other than assets that NCGA is otherwise obligated under the terms of the Share Purchase Agreement to transfer to Sellers or their affiliates, NCGA agrees to transfer to UGMC any other assets of RNC (Management) Limited or its subsidiaries as UGMC may determine and to assign to UGMC any of NCGA’s rights and obligations under the Share Purchase as UGMC may request.

Kolar Gold

On June 29, 2010, UGH entered into a Put and Call Option Agreement (the “Option”) with Grafton Resource Investments Ltd. (“Grafton”).  Pursuant to the Option, we paid £680,000 (or approximately US$1,028,000) to subscribe for (i) a Convertible Loan Note  (the “Note”) of Kolar Gold Plc (“Kolar”), an English Company, in the principal amount of £680,000, which was convertible into “B” ordinary shares of Kolar (the “Kolar Shares”) at a conversion price of £0.25 per share and (ii) 18 month warrants (“Warrants”) to purchase up to 2,720,000 Kolar Shares at an exercise price of £0.30 per share.  The Option provided for Grafton to complete the subscription for the Note as our agent, which it did.

On August 24, 2010, we entered into a Deed of Variation to the Option (the “Amendment”), which altered our rights under the Option. Prior to the Amendment, the Option provided us with the right (the “Initial Call Option”), exercisable within the 90 days following Kolar’s issuance of the Note (the “Initial Exercise Period”), to acquire 7,160,000 Kolar Shares owned by Grafton (the “Existing Shares”) for consideration consisting of (i) US$6 million in cash and (ii) newly issued shares of our common stock valued at US$6 million, based on the price we sold our common stock in our next private placement or, if we did not consummate a private placement by September 30, 2010, then based on the weighted average market price of our common stock over a specified period.  As revised by the Amendment, we had the right (the “New Call Option”), exercisable within a 90 day period commencing on August 16, 2010 (the “New Exercise Period”), to acquire Grafton’s entire shareholding and share interests in Kolar, comprising the Existing Shares and any additional Kolar Shares that Grafton may subscribe for or otherwise acquire rights to (the “Additional Kolar Share Rights”) up to a maximum total of 16,535,000 Kolar Shares (the “Maximum Optioned Shares”).  The exercise price payable by us under the New Call Option consisted of:  (x) 2.11 shares of our common stock for each Kolar Share purchased under the New Call Option; (y) 18-month warrants having an exercise price of $0.75 per whole share (the “A Warrants”) to purchase 0.45154 shares of our common stock for each Kolar Share purchased under the New Call Option; and (z) 18-month warrants having an exercise price of $0.90 per whole share (the “B Warrants”) to purchase 0.45154 shares of our common stock for each Kolar Share purchased under the New Call Option.

The Option also provided us with the right (the “Put Option”), exercisable during the Old Exercise Period, to require Grafton to purchase our entire right and interest in the Note and Warrants for an aggregate cash purchase price of £680,000 (payable in Sterling or US Dollars, at the prevailing spot conversion rate, at Grafton’s election).  The Amendment gives us the right to exercise this Put Option at any time during the New Exercise Period.

On November 12, 2010 we exercised the Put Option and required Grafton to purchase our entire right and interest in the Note and Warrants and return the £680,000 we paid for them. Grafton paid such amount to us on November 30, 2010.

Grafton owns 2,000,000 shares (or approximately 2.3%) of our outstanding common stock.  David Cather, a member of our Board of Directors, is a retained consultant to Grafton.  Craig Niven, a member of our Board Directors, is a Director of and 48% shareholder in Arlington Group Asset Management Limited (“AGAM”). AGAM is the Investment Manager of the Arlington Special Situations Fund Limited (“ASSF”). ASSF previously owned US$2,000,000 face amount of Convertible Loan Notes issued by Grafton Resources Investments Limited. Grafton is also the owner of 7,160,000 (or approximately 15.6% of the outstanding) Kolar Shares.

Bridge Note

On September 9, 2008, we closed the private placement sale to one investor of $500,000 principal amount of our 0% Secured Convertible Promissory Notes.  We used the $500,000 gross proceeds (net proceeds of $338,838) from the investor note to provide bridge financing to Diamond Sports & Entertainment, Inc. (“Diamond Sports”) in exchange for a note from Diamond Sports, to assist Diamond Sports in meeting its working capital requirements.  Diamond Sports entered into a term sheet with Gottbetter Capital Group, Inc. dated December 12, 2007, as amended, pursuant to which it was contemplated that a newly formed, wholly owned subsidiary of ours would merge with and into Diamond Sports, as a result of which we would acquire all of the issued and outstanding capital stock of Diamond Sports and Diamond Sports would become a wholly owned subsidiary of ours.  Diamond Sports is a private family entertainment company engaged in the business of professional minor league baseball.  We subsequently determined not to proceed with the merger and discontinued discussions with Diamond Sports.  Effective February 3, 2010, we assigned and delivered the bridge note to the investor in exchange for the investor returning to us the investor note which we have cancelled.  As part of this transaction, the investor released us from any and all obligations and claims relating to the investor note. We have no further obligations to John Thomas B.O.F or Diamond Sports.

Private Placement Completed July 2010

On May 24, 2010, we completed the initial closing of a private placement offering of shares of our common stock, par value $0.001 per share, at $0.10 per share, to foreign and accredited investors. We sold an aggregate of 23,000,000 shares in the initial closing of the offering, resulting in gross proceeds of $2,300,000. On June 22, 2010, we completed the second closing under the private placement offering. We sold an aggregate of 14,750,000 shares in the second closing of the offering, resulting in gross proceeds of $1,475,000. On June 29, 2010 and July 8, 2010, we completed an interim and final closing. We sold an aggregate of 1,750,000 shares in such closings, resulting in gross proceeds of $175,000.  Taken together with the May 24, 2010 and June 22, 2010 closings, we sold an aggregate total of 39,500,000 shares in the offering, resulting in gross proceeds of $3,950,000.  No underwriting discounts or commissions were paid or are payable in connection with the offering.

Private Placement Completed November 2010

On September 20, 2010, we consummated an initial closing of a private placement offering in which we sold 2,000,000 shares of our common stock for gross proceeds of $800,000, at an offering price of $0.40 per share.  On October 14, 2010, we completed a second closing of the offering in which we sold an additional 1,062,500 shares of our common stock for gross proceeds of $425,000, at an offering price of $0.40 per share.  On November 2, 2010 we completed the final closing of the offering in which we sold an additional 125,000 shares of our common stock for gross proceeds of $50,000.  Altogether, we sold an aggregate total of 3,187,500 shares of our common stock in the offering, resulting in aggregate gross proceeds of $1,275,000.  No underwriting discounts or commissions were paid or are payable in connection with the offering.

Consulting Services Agreement and Advisory Services Agreement

Pursuant to a Consulting Services Agreement and an Advisory Services Agreement, each between us and one of two unrelated firms, and each dated as of June 21, 2010, on July 7, 2010, we issued an aggregate of 325,000 shares of our common stock to the counterparties and their designees as consideration for certain professional services relating to business development and corporate finance.

Gold Mining Industry

Gold mining involves the science, technology, and business of the discovery of gold, in addition to its removal and sale in the marketplace. Gold may be found in many places, most commonly rock but even sea water; in very small quantities. More often it is found in greater quantities in veins associated with igneous rocks, rocks created by heat such as quartzite. Hard rock mining produces most of the world’s gold.  Since the costs can be high in the exploration and removal of gold from hard rock mines, significant capital is generally needed to develop the mines.  Mining for gold is only worthwhile financially where there is a significant concentration of it found in ore.

Before hard rock mining operations have even begun, companies explore areas where gold may be found and scientifically analyze the rock. The actual gold originates deep within the earth in places called pockets. These pockets are filled with gold, heavy ore, and quartz. If enough gold is discovered in the ore, the technological process of hard rock mining begins.

The gold milling process may be broken down into three basic procedures:

•	Sorting the ore by size;

•	Crushing the rock; and

•	Extracting the gold.

Colombia

The election of Alvaro Uribe as president in 2002 marked a turning point for Colombia Since the 1970’s, Colombia had been plagued by violence due to the adverse activities of left wing guerilla groups such as FARC and ELN, drug cartels, and right wing paramilitary forces, which all helped to hinder the economic and social advancement of the country.  The introduction of Uribe’s Democratic Security policy resulted in a dramatic reduction in murders, kidnappings, a significant reduction in FARC’s strength, and the demobilization of right wing paramilitary organizations. Furthermore, Uribe’s economic policies have helped Colombia regain its economic footing; since 2002, gross domestic product in Colombia has grown at an annualized rate of approximately 6.6% and exports and foreign investment have increased by approximately 200% and 400%, respectively.

Historically, Colombia had been one of the largest producers of gold globally. However, with the onset of security issues in the 1970’s, production stagnated, and exploration activities effectively ceased. Increased security and stronger commodity prices since 2000 have resu1ted in attracting several foreign mining companies to set up operations in Colombia, taking advantage of the underexplored nature of the country, attractive mining laws, and the government’s pro-business outlook.  Consequently, mining is growing in importance to the overall economy of Colombia. In 2009 an estimated 25% of exports and 43% of foreign direct investments were mining related.

Mining in Colombia, particularly for gold, has a long history, dating back to well before the arrival of the Spanish Conquistadors, as gold was an essential part of the culture of indigenous tribes, such as the Muisca, Incas, and Aztecs. Gold is central to folklore as Colombia is the fabled home of El Dorado, the legendary city of gold, which consumed the attention of explorers during the 16th and 17th centuries.

Until the 1930’s Colombia was the largest producer of gold. However, with the civil war, rise of left wing insurgent groups, paramilitary groups and the narcotics trade in Colombia, the countryside became an increasingly dangerous place to pursue mining activities. Consequently, prospective areas of the country have had little exploration work carried out and modern exploration techniques have not been applied to much of the active mining areas.

Currently, mining makes up a very small portion of the country’s gross domestic product.  In 2009 it is estimated that mining contributed to 1.6% of Colombia’s gross domestic product.  While a minor part of gross domestic product, mining investment in Colombia makes up a very large portion of Foreign Direct Investment as well as exports. In 2009, an estimated US$3.1 billion or 43% of the Foreign Direct Investment into Colombia was geared towards mining activity; mining exports represented US$8.2 billion or 25% of total exports from Colombia.

Apart from the significant improvement in security, and long history of democracy, Colombia’s Mining Code is viewed as attractive to foreign mining companies. However, this has been a 20-year process. In 1989, a new mining code sought to encourage mineral exploration and development by expediting the processing of claims, improving the security of mineral occupancy and tenure, and providing financial aid to small scale mines. The mining code of 2001 sought to encourage exploration and production of mineral resources and limit the government’s rose in mineral exploration to that of regulation and administration, transferring the responsibility of production to the private sector. The law also clarified the provisions for establishing mining contracts.

Under Colombian Law, an investor (in any industry), can enter into a Legal Stability Contract with the government for a period of 3 to 20 years, whereby the taxation and regulatory environment would be fixed for the investor for the duration of the contract for a nominal fee (1% of the value of the investment in the project).

Nicaragua

There are no major gold producers operating in Nicaragua or elsewhere in Central America because most of the gold deposits in the region do not meet the multi-million ounce cut-off major producers seek. However, the area is an attractive target for junior and intermediate companies that specialize in grassroots exploration or are looking for smaller deposits that can be brought to production quickly and profitably while gold prices are in an up cycle. Nicaragua, one of the poorest countries in Central America, is considered one of the best places to explore because of favorable mining codes.

Central America is re-emerging as a top destination for gold mining companies. Although just a quarter of the size of Mexico, its neighbor to the north, the long isthmus that connects South and North America is dotted with high-grade gold deposits. Several companies established gold exploration and mining projects there in the 1990s, but when the gold price collapsed below US$300 per ounce, many of these operations were suspended. Now a combination of significant grassroots discoveries, favorable mining codes and gold price resurgence above US$1,300 per ounce is attracting both explorers and producers back to the region.

In general, Nicaragua has a moderately developed infrastructure of telecommunications, roads, airports and seaports and there is a fairly high literacy rate among the population with an ample supply of skilled and unskilled labor.

About 20 precious and base-metal projects were at various stages of development in Nicaragua in 2009. Some were on hold or inactive, but about one-half of them were active for exploration, resource development and target outline in the past two years.  From 2005 through 2009, the value of the Nicaraguan GDP increased to about $6.3 billion from about $5.0 billion. The contribution of mining and quarrying to the GDP was 1.1% in 2005, 1.2% in 2006, 1.2% in 2007, 1.2% in 2008 and 1.1% in 2009. The value contribution of mining and quarrying to the GDP was $56.8 million in 2005, $69.1 million in 2006, $67.4 million in 2007, $77.9 million in 2008 and $71.4 in 2009. Gold production increased by 9% in 2009 compared with that of 2008.

Marketing and Distribution

Gold can be readily sold on numerous markets throughout the world and it is not difficult to ascertain its market price at any particular time.  Benchmark prices are generally based on the London gold market quotations. Gold bullion is held as an asset class for a variety of reasons, including as a store of value and safeguard against the collapse of paper assets such as stocks, bonds and other financial instruments that are traded in fiat currencies not exchangeable into gold (at a fixed rate) under a “gold standard”, hedges against future inflation and portfolio diversification. Governments, central banks and other official institutions hold significant quantities of gold as a component of exchange reserves. Since there are a large number of available gold purchasers, we do not expect that we will be dependent upon the sale of gold to any one customer.

The price of gold is subject to volatile price movements over short periods of time, especially in the current market environment, and is affected by numerous industry and macroeconomic factors that are beyond our control.  Gold price volatility remained high in 2009, with the price ranging from $803 to $1,227 per ounce during the year.  The average market price for the year of $972 per ounce was an all-time high.  The market price of gold has been influenced by low U.S. dollar interest rates, volatility in the credit and financial markets, investment demand and the monetary policies put in place by the world’s most prominent central banks.  As a result of the global easing of monetary policy, as well as increases in announced government spending, particularly in the U.S., we believe that there is a possibility that both inflation and U.S. dollar depreciation could emerge in the coming years.  Gold is viewed as a hedge against inflation and has historically been inversely correlated to the U.S. dollar.  Therefore, higher inflation and/or depreciation in the U.S. dollar should be positive for the price of gold.  While gold prices have come down and the U.S. dollar has strengthened slightly in early 2010, we believe this to be a short-term movement and expect that the long-term upward trend in prices will continue.

Business Plan and Strategic Outlook

We plan to build a successful gold exploration and production company focused in select countries in South and Central America.  We will concentrate our efforts initially in Colombia and Nicaragua, where, we believe, good exploration and production opportunities exist with straightforward gold contracting terms and conditions.  At a later stage, we will turn to opportunities in other regions if we deem the relevant considerations to merit our investment. Within the spectrum of the gold business, we plan to focus on a blend between exploration and production of gold through a variety of transactions.

An integral part of our strategy is our focus on continuing to build a competent and professional management and operations team to enable us to successfully carry out our business plan. We intend to hire experienced personnel including technical specialists (e.g., geologists, geophysicists and gold and facilities engineers, as required by the scope of our operations), administrators and financial experts and we plan to hire functional specialists in fields such as environment, industrial protection and community relations, to encompass the different areas that are critical to our business.

Acquisition Strategy

We intend to acquire gold properties (and/or fields) where we believe significant value exists or where additional value can be created. Our senior management is primarily interested in developmental properties where some combination of the following factors exist:

(1)	Opportunities for medium to long term production life with clear understandings of production mechanisms and output levels;

(2)	Substantial upside potential; and

(3)	Relatively low capital investment and production costs.

We will also pursue joint ventures with limited risk.

The following is a list of some of the factors we take into account when considering potential investments in any country:

•	Stable political regimes:

➢	Countries that exhibit a desire to uphold stability and progress in their legislation, striving towards open markets and a global approach to best business practices.

•	Clear fiscal/taxation/royalty terms.

•	Manageable security in and around production and exploration areas and facilities.

•	Openness to foreign direct investment.

•	Favorable gold exploration and production:

➢
Where despite the presence of large multi-national integrated gas companies, there are open acreage opportunities as well as joint venture opportunities, as well as producing fields or company acquisition possibilities, with some access to local capital.

We may engage in any of the following types of transactions to achieve our strategic goals:

•	Exploration and Production:

➢	Direct government concessions in blocks with specific exploration and development plans.

•	Technical Evaluation Agreements.

•	Corporate Transactions:

➢	Acquisitions of producing fields;

➢	Acquisitions of exploration acreage; and

➢	Corporate acquisitions.

•	Joint Ventures:

➢
Partnering with established gold companies will allow us to access certain government concession rounds, benefit from technical and market expertise from our potential partners and provide liquidity to our partners.

Role of Our Board of Directors

Our Board of Directors will be an essential component of our successful operation and growth, serving in various support capacities. Because our Board of Directors is comprised of senior industry executives and experienced capital market professionals, we believe that our directors have the experience and skills necessary to effectively assist our management in the execution of our strategy.  We expect that our Board of Directors will be able to provide an informed view as to the commercial, technical and financial viability of our business prospects.

Through the establishment of relevant committees (Audit and Evaluation and Reserves, to date), the Board of Directors will provide an independent view into all of our operations, providing feedback and guidance on the quality of the projects we may invest in.  Additionally, our Board of Directors will regularly confer with senior management to help us ensure that all relevant and required controls are in place and operating appropriately. Our Board of Directors will serve as a means of confirming the integrity of senior management’s estimates with respect to valuations, reserve estimates and other crucial components of our business.

Aside from the functions enumerated above, we believe that our Board of Directors will serve as an integral element of our business development efforts. We expect that our Board of Directors will provide both invaluable insight and access to their business relationships in the region, as well as augment the technical, financial, accounting and other expertise of our management team.

Governmental Regulation

Colombia

In Colombia, the sub-soils are generally owned by the state. The state may authorize private parties to explore and develop mineral deposits under concession contracts. Until 2001, they could also be developed under Exploration and Exploitation Contracts executed with specialized agencies of the state. However, as of 2001, Colombia’s new Mining Code only permits concession contracts, which are awarded by a single entity and are subject to a standard set of conditions.

The concession contract grants to a concessionaire the exclusive right to carry out the studies, works and installations necessary within the given area to establish the existence of minerals and to exploit them according to the principles, rules and criteria of the accepted techniques of geology and mining engineering. It also covers the right to install and build the equipment, services and works necessary to efficiently exercise the rights set forth in the Colombian Mining Code. The concession contract will be agreed on for a term that the proponent requests, up to a maximum of thirty years. Such term will start from the date the contract is inscribed at the National Mining Register.

Nicaragua

In Nicaragua, surface and underground mineral resources are the property of the Nicaraguan State. The Nicaraguan State has an inalienable and indefeasible absolute domain over such mineral resources. As a consequence, the Nicaraguan State has the right to authorize any third party to carry out activities related to exploration and exploitation of mineral resources in the country. The Nicaraguan State grants authorization for mineral exploitation through mining concessions, permits for craft mining and special licenses for small mining projects. Under Nicaraguan mining legislation, the Nicaraguan State is required to ensure the equality of rights and obligations of both national and foreign investors.

The mining regulatory framework is generally established  on Law No. 387 “Special Law for Exploration and Exploitation of Mines”, published on the Gazette, Official Dairy no. 151 of August 13, 2008, and its regulation, Decree No. 119-2001, published on the Gazette no. 4, of January 7, 2001.

The Ministry of Energy and Mines (“MEM”) is the national entity in charge of regulating mining activities. MEM is also in charge of granting all authorization required to participate in the mining industry in Nicaragua and is entitled to monitor and penalize infractions of the Mining Law.

Authorization for a natural person or legal entity to perform mining activities in Nicaragua is provided under a mining concession. The mining concession entitles its holder to the exclusive rights to explore, develop, mine, extract, export and sell the mineral commodities found and produced from the concession.

Under Nicaraguan mining legislation, mining concessions constitute rights in rem to the holder, and are different from the rights provided by the ownership of the land or surface area in which the mining concession is located, even though both may be held by the same person or entity. The rights in rem that originate from mining concessions are capable of being opposed by a third party, transferable and transmissible, susceptible to mortgages and generally can be used in most contracts or acts. However, a mining concession cannot form property or legal entitlement which can be transferred by way of inheritance.

The mining concession is considered immovable property and includes “integral” and “accessory” parts, even if certain parts are located outside the mining concession perimeter. The mineral deposits located in the perimeter area of the mining concession are considered an integral part of the mining concession, and included any work performed in order to use the same. The construction and installation of permanent objects related to the mineral concession and used in its operation are considered as accessory parts of the mining concession. The mining concession can only be divided, transferred or transmitted and leased totally or partially or merged with other concessions, with the previous consent of MEM and in compliance with the requirements and regulations established by MEM.

Under Nicaraguan mining legislation, the boundary of area to be provided for the mining concession is set using north, south, east and west boundary of borders, in accordance with the Universal Transverse Mercator (“UTM”) coordinate system, used in topographic maps, coinciding with the grids of the UTM coordinate system. A mining concession has a maximum area of 50,000 hectares and is granted for a period of 25 years, which may be extended for another equal period.

The holder of a mining concession is bonded to pay for the validation or surface right. As well, the holder is bonded to pay a fee for extracting rights and royalties.

The Nicaraguan State is entitled to a proportional extraction royalty over the substances extracted from a mineral concession. The amount of the royalty is determined by the place of production in the country (extraction or benefit, in accordance with each situation) and is calculated on an amount after deducting the transportation costs from the mine to the final destination from the selling price. The amount of the extraction right and royalty is 3% for minerals.

Persons or entities involved in the mining industry are also subject to the payment of income tax. Under Nicaraguan law, the extraction rights and royalty payment will be considered as an expense for the calculation of income tax.

Exemptions and suspensions of customs tax for the importation of materials, machinery, instruments and utensils are available to the holder of the mining concessions through the temporary admission regime and other regimes designed for the promotion of exportations. Also, mining concession holders are entitled to an exemption from paying taxes on immovable goods that are property of the concessionaire included inside the perimeter of the concession.

Compliance with Environmental Laws

Our mining, exploration and development activities will be subject to various levels of federal, provincial or state, and local laws and regulations relating to protection of the environment, including requirements for closure and reclamation of mining properties. We intend to invest in environmental management systems aimed at eliminating or mitigating environmental risks as they are identified. The governance aspects of our systems are intended to be designed to inform management early enough to respond to risks as they arise.

We intend to conduct environmental audits of our business activities on a regular and scheduled basis, in order to evaluate: compliance with applicable laws and regulations; permit and license requirements; company policies and management standards including guidelines and procedures; and adopted codes of practice.

Environmental Regulation – Community Relations

Our activities will be subject to existing laws and regulations governing environmental quality and pollution control in the foreign countries where we expect to maintain operations. Our activities with respect to gold exploration and mining, including the operation and construction of plants and other facilities for transporting, processing, treating or storing gold and other products, will be subject to stringent environmental regulation by regional, provincial and federal authorities. Such regulations relate to, for example, environmental impact studies, permissible levels of air and water emissions, control of hazardous wastes, construction of facilities, recycling requirements and reclamation standards. Risks are inherent in gold development and production operations, and we can give no assurance that significant costs and liabilities will not be incurred in connection with environmental compliance issues. There can be no assurance that all licenses and permits which we may require to carry out exploration and production activities will be obtainable on reasonable terms or on a timely basis, or that such laws and regulations would not have an adverse effect on any project that we may wish to undertake.

In some countries in South America, it is usually required for gold exploration and production companies to present their operational plans to local communities or indigenous populations living in the area of a proposed project before project activities can be initiated. Usually, exploration and production companies try to benefit the community in which they are operating by hiring local, unskilled labor or contracting locally for services such as workers’ transportation. For us, working with local communities will be an essential part of our work program for the development of any of our exploration and production projects in the region.

Competition

The gold exploration and mining industry is highly competitive. We face competition from both local and international companies in matters such as acquiring properties, contracting for mining equipment and securing trained personnel. Many of these competitors have financial and technical resources that exceed ours, and we believe that these companies have a competitive advantage in these areas. Others are smaller, and we believe our technical and managerial capabilities give us a competitive advantage over these companies.

Employees

We currently have two employees, our two executive officers.

We intend to build an experienced leadership team of energy industry veterans with direct exploration and production experience in the region combined with an efficient managerial and administrative staff, to enable us to achieve our strategic and operational goals.

Additionally, we expect to maintain a highly competitive assembly of experienced and technically proficient employees, motivating them through a positive, team oriented work environment.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm business. We are currently not aware of any such legal proceedings or claims that we believe will have, individually or in the aggregate, a material adverse affect on business, financial condition or operating results.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Executive Officers and Directors

Below are the names and certain information regarding our current executive officers and directors:

Name	Age	Title	Date First Appointed a Director
David Cather	51	Interim Chief Executive Officer, Director	June 3, 2010
Andrew Neale	52	Director	June 3, 2010
Craig Niven	54	Interim Chief Financial Officer, Assistant Secretary, Director	June 3, 2010
Bruce Stewart	45	Director	June 3, 2010

Directors are elected to serve until the next annual meeting of stockholders and until their successors are elected and qualified.  Our executive officers are appointed by the Board of Directors and serve at its pleasure.

Certain biographical information for each of our executive officers and directors is set forth below.

David Cather has been a member of our Board of Directors since June 3, 2010 and has served as our Interim Chief Executive Officer since December 2, 2010.  Mr. Cather graduated from the Royal School of Mines, Imperial College, and has extensive experience in the development and management of a wide range of resource projects.  He has held senior executive positions at operational and line management levels with both De Beers and Anglo American.  Mr. Cather is a Chartered Engineer, a member of IoM3, and a Competent Person.  He is a director of Compostela Mining Limited, an exploration company with copper/gold porphyry assets in the Philippines.  Mr. Cather is also a retained consultant to Grafton Resources Investments, Ltd.

Andrew Neale has been a member of our Board of Directors since June 3, 2010.  Mr. Neale is a mining industry executive with over 20 years experience in all facets of production, including operations, engineering management, environmental management and government relations.  He was previously Vice President-Technical-Services for Freeport McMoran Copper and Gold in both Indonesia and New Orleans.  Andrew has a BSc and MSc in Mineral Processing Engineering from the University of Alberta.

Craig Niven has been a member of our Board of Directors since June 3, 2010 and has served as our Assistant Secretary and Interim Chief Financial Officer since November 23, 2010 and December 2, 2010, respectively.  Mr. Niven is Chief Executive, an Investment Director and a 48% shareholder of Arlington Group Asset Management Limited (“AGAM”).  AGAM is the Investment Manager of the Arlington Special Situations Fund Limited.  He was previously Chief Executive of Arlington Group Plc (a London Stock Exchange AIM listed investment company).  Prior to that, Mr. Niven acted as investment adviser to a number of public and private investment vehicles and was Chairman and Founding Director of Griffin Mining Limited.  Until 1995, Mr. Niven was a Director and Head of Corporate Finance at ANZ Grindlays Bank plc where he was responsible for origination and execution of cross border transactions in Europe, Asia and Africa.  He is currently a Director of Sportswinbet Limited.  He also has a number of private interests in property, gaming and media related business.  Mr. Niven has a Masters degree in Economics from St Catharine’s College Cambridge and is a Chartered Accountant.

Bruce Stewart has been a member of our Board of Directors since June 3, 2010.  Mr. Stewart has over 15 years experience in global financial markets, with an emphasis on natural resources.  He has worked in Australia, Asia, England and North America, including working with Jefferies and Co. in New York, where he was responsible for advising and raising capital for hedge and mutual funds.  In 2007, Mr. Stewart became a board member of BDI Mining, a diamond producer, where he negotiated a profitable sale of the company to GEM Diamonds.  Concurrently he sat on the board of an emerging copper and molybdenum producer with projects in China.

Board Committees

We have not yet established any committees of our Board of Directors or related charters. We are not currently subject to listing requirements of any national securities exchange or inter-dealer quotation system which requires us to have committees or charters.  Our Board of Directors may, in the future, designate from among its members an executive committee, audit committee, nominating committee, compensation committee, and one or more other committees.  Our entire Board of Directors performs all functions that would otherwise be performed by committees.

Audit Committee Financial Expert

We have no separate audit committee at this time.  The entire Board of Directors oversees our audits and auditing procedures. Craig Niven, a member of our Board of Directors, has the qualifications of an audit committee financial expert.

Director Independence

We are not currently subject to listing requirements of any national securities exchange or inter-dealer quotation system which has requirements that a majority of the board of directors be “independent” and, as a result, we are not at this time required to have our Board of Directors comprised of a majority of “Independent Directors.”

Shareholder Communications

Currently, we do not have a policy with regard to the consideration of any director candidates recommended by security holders.  To date, no security holders have made any such recommendations.

Code of Ethics

We have adopted a written code of ethics (the “Code of Ethics”) that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, and persons performing similar functions. We believe that the Code of Ethics is reasonably designed to deter wrongdoing and promote honest and ethical conduct; provide full, fair, accurate, timely and understandable disclosure in public reports; comply with applicable laws; ensure prompt internal reporting of code violations; and provide accountability for adherence to the code.  To request a copy of the Code of Ethics, please make written request to our President c/o Gottbetter & Partners, LLP, 488 Madison Avenue, 12th Floor, New York, New York 10022.

Business and Technical Advisors

We expect to recruit a number of experienced and highly regarded professionals to provide advice to us in their areas of specialization or expertise. These advisors will generally enter into agreements with us to serve for fixed terms. We may grant these advisors options to purchase share of our common stock as partial payment for their services. In addition, these advisors may receive cash compensation in connection with services rendered and will be reimbursed for their reasonable out-of-pocket expenses.

Board Meetings and Attendance

Our Board held no meetings during the year ended November 30, 2009 as we had only one director. Corporation actions were approved by board consent.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of our common stock known by us as of December 9, 2010 by:

•	each person or entity known by us to be the beneficial owner of more than 5% of our common stock;

•	each of our directors;

•	each of our executive officers; and

•	all of our directors and executive officers as a group.

Except as otherwise indicated, the persons listed below have sole voting and investment power with respect to all shares of our common stock owned by them, except to the extent such power may be shared with a spouse. Information given with respect to beneficial owners who are not officers or directors of ours is to the best of our knowledge.  However, as we do not have a class of stock registered under the Exchange Act, beneficial owners of our securities are not required to file Williams Act or Section 16 reports, which limits our ability to determine whether a person or entity is a beneficial owner of more than 5% of our common stock and the extent of any such beneficial owner’s holdings or any relationships among beneficial owners.

Name and Address of Beneficial Owner(1)	Title of Class	Amount and Nature of Beneficial Ownership(2)		Percentage of Class(3)

David Cather	Common Stock, $0.001 par value	0	(4)	*
Andrew Neale	Common Stock, $0.001 par value	0	(4)	*
Craig Niven	Common Stock, $0.001 par value	0	(4)	*
Bruce Stewart	Common Stock, $0.001 par value	0	(4)	*

All directors and executive officers as a group 4 persons)		0	(5)	*

John Paul DeJoria Family Trust c/o John Paul Mitchell Systems 9701 Wilshire Blvd., Suite 1205 Beverly Hills, CA 90212	Common Stock, $0.001 par value	10,750,000		11.56%
Fiordaliso Ltd. Suite 340-345 Barkly Wharf Le Caudan Waterfront BP 1070 Port Louis, Republic of Mauritius	Common Stock, $0.001 par value	5,500,000	(6)	5.91%

Name and Address of Beneficial Owner(1)	Title of Class	Amount and Nature of Beneficial Ownership(2)		Percentage of Class(3)

IIU Nominees Limited IFSC House Custom House Quay Dublin 1 Ireland	Common Stock, $0.001 par value	5,000,000		5.38%
Ocean Group International SA Portland House, Bresseudeu Place 9th Floor London, SW1E 5NP United Kingdom	Common Stock, $0.001 par value	5,000,000		5.38%
Satfonico Investments SA c/o “CAMS” Kornstrasse 9 4950 Huttwil Switzerland	Common Stock, $0.001 par value	6,625,000	(6)	7.12%

* Less than 1%.

(1)	Except as otherwise indicated, the address of each beneficial owners is c/o Universal Gold Mining Corp., Bentall Four Centre, Suite 3474 - 1055 Dunsmuir Street, Vancouver, British Columbia V7X 1K8.

(2)
Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable or convertible, or exercisable or convertible within 60 days of December 9, 2010 are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person.

(3)	Percentage based upon 93,012,500 shares of our common stock outstanding as of December 9, 2010.

(4)	Does not include 2,000,000 shares of our common stock issuable upon the exercise of options granted to our current directors under the 2008 Plan which are not exercisable within 60 days.

(5)
Does not include an aggregate of 8,000,000 shares of our common stock issuable upon the exercise of options granted to our current directors under the 2008 Plan, which are not exercisable within 60 days.

(6)
Estimate of beneficial ownership, based on information available to us. The shares indicated as beneficially owned may include shares held in street name or the name of a nominee, and beneficial ownership may have been disposed of and/or acquired without our knowledge.

EXECUTIVE COMPENSATION

 The following table sets forth information concerning the total compensation paid or accrued by us during the last three fiscal years ended November 30, 2009 to (i) all individuals that served as our principal executive officer or acted in a similar capacity for us at any time during the fiscal year ended November 30, 2009; (ii) all individuals that served as our principal financial officer or acted in a similar capacity for us at any time during the fiscal year ended November 30, 2009; and (iii) all individuals that served as executive officers of ours at any time during the fiscal year ended November 30, 2009 that received annual compensation during the fiscal year ended November 30, 2009 in excess of $100,000.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compen- sation ($)	Change in Pension Value and Non- qualified Deferred Compen- sation Earnings ($)	All Other Compensation ($)	Total ($)

David Rector, Chief	2009	6,000	0	0	0	0	0	0	6,000
Executive Officer	2008	1,000	0	0	0	0	0	0	1,000
	2007	0	0	0	0	0	0	0	0

We have not maintained any stock option or other incentive plans other than our 2008 Equity Incentive Plan. (See “Stock Option Plans” below.) We have no plans in place and have never maintained any plans that provide for the payment of retirement benefits or benefits that will be paid primarily following retirement including, but not limited to, tax qualified deferred benefit plans, supplemental executive retirement plans, tax-qualified deferred contribution plans and nonqualified deferred contribution plans. No options are issued with the 2008 Equity Incentive Plan prior to the end of the November 30, 2009 fiscal year.

From October 2008 through November 17, 2010 we were paying $500 per month to David Rector for his services to us as an executive officer pursuant to a month to month verbal arrangement.  Mr. Rector resigned his executive officer positions on November 17, 2010.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information regarding stock options held by the named executive officer at November 30, 2009.

Option Awards
Name and Principal Position	Number of securities underlying unexercised options exercisable (#)	Number of securities underlying unexercised options unexercisable (#)	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option plan exercise price ($)	Option expiration date

David Rector, Chief Executive Officer	0	0	0	N/A	N/A

Equity Compensation Plan Information

On April 15, 2008, our Board of Directors and stockholders adopted our 2008 Equity Incentive Plan, pursuant to which a total of 40,000,000 shares of our common stock (adjusted for the 20 to 1 forward stock split in the form of a dividend that we effected in May 2010) could be issued pursuant to awards granted thereunder as at November 30, 2009.  On June 3, 2010, our Board of Directors amended the 2008 Equity Incentive Plan to reduce the number of shares of our common stock available for issuance pursuant to awards granted thereunder to 10,000,000.  If an incentive award granted under the 2008 Equity Incentive Plan expires, terminates, is unexercised or is forfeited, or if any shares are surrendered to us in connection with an incentive award, the shares subject to such award and the surrendered shares will become available for further awards under the 2008 Equity Incentive Plan.  As of the date hereof, we have outstanding options to purchase an aggregate of 8,116,667 shares of our common stock under the 2008 Equity Incentive Plan.

The following table sets forth, as of November 30, 2009, certain information regarding our 2008 Equity Incentive Plan, which is our only equity compensation plan.  All historical share and per share numbers have been adjusted to reflect our 2-for-1 forward stock split in the form of a dividend which was effected on April 25, 2008, and our 20-for-1 forward stock split in the form of a dividend which was completed on May 12, 2010.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted- average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	0	N/A	40,000,000	(1)

Equity compensation plans not approved by security holders	0	N/A	0

Total	0	N/A	40,000,000	(1)

(1)
On June 3, 2010, subsequent to the end of our November 30, 2009 fiscal year, we amended our 2008 Equity Incentive Plan to reduce the number of shares of our common stock issuable pursuant to awards granted thereunder to 10,000,000.

(2)
On June 3, 2010, subsequent to the end of our November 30, 2009 fiscal year, we granted an aggregate of 8,350,000 non-statutory options under our 2008 Equity Incentive Plan (See “Stock Options - Grants to Officers and Directors”). Upon the November 17, 2010 resignation of David Rector as an officer and director, 233,333 of the 350,000 options granted to Mr. Rector were cancelled. Mr. Rector has until December 17, 2010 to exercise his 116,667 remaining options.

Employment Agreements with Executive Officers

During the year ended November 30, 2009 we did not have a written employment agreement with our sole executive officer. He was compensated at the rate of $500 per month under a verbal month to month arrangement.

Compensation of Directors

We did not provide any compensation to our directors in their capacities as such during the fiscal year ended November 30, 2009.

The following table sets forth information regarding compensation accrued to the Company’s directors for the year ended November 30, 2009.

Director Compensation

Name	Fees earned or paid in cash ($)	Stock awards ($)	Option awards (1) ($)	Non-equity incentive plan compen- sation ($)	Nonqualified deferred compensation earnings ($)	All other compen- sation ($)	Total ($)

David Rector	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Stock Option Plans

Our Board of Directors and our stockholders adopted the 2008 Equity Incentive Plan on April 15, 2008.  The 2008 Equity Incentive Plan, as amended, reserves a total of 10,000,000 shares of our common stock for issuance under the Plan.  If an incentive award granted under the 2008 Equity Incentive Plan expires, terminates, is unexercised or is forfeited, or if any shares are surrendered to us in connection with an incentive award, the shares subject to such award and the surrendered shares will become available for further awards under the 2008 Equity Incentive Plan.

Shares which may be issued under the 2008 Equity Incentive Plan through the settlement, assumption or substitution of outstanding awards or obligations to grant future awards as a condition of acquiring another entity are not expected to reduce the maximum number of shares available under the Plan.  In addition, the number of shares of our common stock subject to the 2008 Equity Incentive Plan, any number of shares subject to any numerical limit in the Plan, and the number of shares and terms of any incentive award are expected to be adjusted in the event of any change in our outstanding common stock by reason of any stock dividend, spin-off, split-up, stock split, reverse stock split, recapitalization, reclassification, merger, consolidation, liquidation, business combination or exchange of shares or similar transaction.

Administration

It is expected that the Compensation Committee of the Board of Directors, or the Board of Directors in the absence of such a committee, will administer the 2008 Equity Incentive Plan.  Subject to the terms of the 2008 Equity Incentive Plan, the Compensation Committee would have complete authority and discretion to determine the terms of awards under the 2008 Equity Incentive Plan.

Grants

The 2008 Equity Incentive Plan authorizes the grant of nonqualified stock options, incentive stock options, restricted stock awards, performance grants and stock appreciation rights, as described below:

Options granted under the 2008 Equity Incentive Plan entitle the grantee, upon exercise, to purchase a specified number of shares from us at a specified exercise price per share.  The exercise price for shares of common stock covered by an option cannot be less than the fair market value of the common stock on the date of grant unless agreed to otherwise at the time of the grant.  The compensation committee, or the Board of Directors in the absence of such a committee, may also grant options with a reload feature.

Restricted stock awards may be awarded on terms and conditions established by the Compensation Committee, which may include the lapse of restrictions on the achievement of one or more performance goals.

Stock appreciation rights (“SARs”) entitle the participant, upon exercise of the SAR, to receive a distribution in an amount equal to the number of shares of common stock subject to the portion of the SAR exercised multiplied by the difference between the market price of a share of common stock on the date of exercise of the SAR and the market price of a share of common stock on the date of grant of the SAR.

Duration, Amendment and Termination

The Board of Directors is expected to have the power to amend, suspend or terminate the 2008 Equity Incentive Plan without stockholder approval or ratification at any time or from time to time.  No change may be made that increases the total number of shares of common stock reserved for issuance pursuant to incentive awards or reduces the minimum exercise price for options or exchange of options for other incentive awards, unless such change is authorized by our stockholders within one year.  Unless sooner terminated, the 2008 Equity Incentive Plan would terminate ten years after it is adopted.

Grants to Officers and Directors

On June 3, 2010 we authorized the issuance of and granted an aggregate of 8,350,000 non-statutory options under our 2008 Equity Incentive Plan to our directors as follows:

David Rector	350,000 options
Craig Niven	2,000,000 options
Bruce Stewart	2,000,000 options
Andrew Neale	2,000,000 options
David Cather	2,000,000 options

Each option is exercisable for a period of five years commencing three years from the date of grant, subject to prior vesting, and can be exercised for the purchase of one share of our common stock, during such exercise period at a price of $0.20 per share.  One third of such options vest on each of the date of grant, the first anniversary of the date of grant, and the second anniversary of the date of grant. Upon the November 17, 2010 resignation of David Rector as an officer and director, 233,333 of the 350,000 options granted to Mr. Rector were cancelled. Mr. Rector has until December 17, 2010 to exercise his 116,667 remaining options.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than as disclosed below and in this prospectus, there have been no transactions, or currently proposed transactions, in which we were or are to be a participant and the amount involved exceeds the lesser of $120,000 or 1% of the average of our total assets at year end for the last two completed fiscal years and in which any of our directors, executive officers or beneficial holders of more than 5% of our outstanding common stock, or any of their respective immediate family members, has had or will have any direct or material indirect interest.

On June 29, 2010 we entered into a Convertible Loan Note and a Put and Call Option Agreement with Grafton Resources Investments, Ltd. which was amended August 24, 2010 by a Deed of Variation.  On November 12, 2010 we executed the Put Option and required Grafton to purchase our entire right and interest in the Convertible Loan Note and related warrants  and return the £680,000 we paid for them. Grafton paid such amount on November 30, 2010 (see “Description of Business – Kolar Gold”). Grafton Resources Investments, Ltd. owns 2,000,000 shares (or approximately 2.3%) of our outstanding common stock.  David Cather, a member of our Board of Directors is also a retained consultant to Grafton.  Craig Niven, a member of our Board Directors, is a Director of and 48% shareholder in the investment manager of Arlington Special Situations Fund Limited which previously owned US$2,000,000 of Convertible Loan Notes issued by Grafton Resources Investments, Ltd. Grafton Resources Investments, Ltd. is also the owner of 7,160,000 (or approximately 15.6% of the outstanding) Kolar Shares.

During the period through March 31, 2010, we received $100,618 in advances from a major shareholder to cover operating expenses. The advance was non-interest bearing.  During the quarter ended June 30, 2010, this payable was forgiven by the major shareholder and treated as a contribution of capital.

During the period through March 31, 2010, we accrued $8,500 to David Rector for services rendered by him as our sole officer. During the quarter ended June 30, 2010, this payable was paid on our behalf by a major shareholder and treated as a contribution of capital.

Pursuant to a Cancellation Agreement, dated May 24, 2010, between us and Linda Farrell, our majority stockholder at that time, all 150,200,000 shares of our common stock held by Ms. Farrell were returned to us and cancelled in exchange for $20,000 cash and reimbursement of legal fees of $1,500.  Immediately prior to the cancellation, Ms. Farrell was the beneficial owner of approximately 67.3% of our outstanding common stock. The cash and legal fee reimbursement were paid by a major shareholder on our behalf and has been treated as contributed capital.

On June 3, 2010, we granted 8,350,000 non-statutory options to our directors pursuant to our 2008 Equity Incentive Plan. Each option is exercisable for a period of five years commencing three years from the date of grant, subject to prior vesting, and can be exercised for the purchase of one share of our common stock at a price of $0.20 per share. See “Executive Compensation – Equity Compensation Plan Information.”

On April 10, 2008, we issued 90,200,000 fully paid and non-assessable share of our common stock (adjusted for the 20 to 1 forward stock split in the form of a dividend that we effected in May 2010) to Linda Farrell, our President and Sole Director, for services rendered by her to us.

Since June 2010, we have been paying Andrew Neale, through Domaro Resources, a company owned by Mr. Neale, CDN$10,000 per month plus 12% Canadian Value Added Tax under a verbal month to month arrangement under which Mr. Neale provides us with assistance and support in identifying and evaluating mining exploration and acquisition opportunities on a global basis.

Since June 1, 2010, we are paying David Cather $10,000 per month under a verbal month to month arrangement whereby he provides us with technical and managerial advice with respect to our resource projects.

In June 2010, we paid Craig Niven a one-time payment of $25,000 for services rendered to us by Mr. Niven under a verbal consulting agreement.  The services, which covered the period March 2010 through the date of payment, consisted of investigation and analysis of potential acquisition opportunities.

Since June 2010, Bruce Stewart, a director, has been earning $2,000 per month for serving as one of our directors.

PLAN OF DISTRIBUTION

The selling stockholders may, from time to time, sell any or all of their shares of our common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. If the shares of common stock are sold through underwriters, the selling stockholders will be responsible for underwriting discounts or commissions or agent’s commissions. All selling stockholders who are broker-dealers are deemed to be underwriters. These sales may be at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale or at negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

•	any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	transactions other than on these exchanges or systems or in the over-the-counter market;

•	through the writing of options, whether such options are listed on an options exchange or otherwise;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

The selling stockholders may also engage in short sales against the box, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades.

Broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved. Any profits on the resale of shares of common stock by a broker-dealer acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by a selling stockholder. The selling stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.

In connection with the sale of the shares of our common stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. The selling stockholders may also sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholders may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares.

The selling stockholders may from time to time pledge or grant a security interest in some or all of the shares of our common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of our common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus and may sell the shares of common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgees, transferees or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions paid, or any discounts or concessions allowed to, such broker-dealers or agents and any profit realized on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or re-allowed or paid to broker-dealers. Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with. There can be no assurance that any selling stockholder will sell any or all of the shares of our common stock registered pursuant to the shelf registration statement, of which this prospectus forms a part.

Each selling stockholder has informed us that it does not have any agreement or understanding, directly or indirectly, with any person to distribute our common stock. None of the selling stockholders who are affiliates of broker-dealers, other than the initial purchasers in private transactions, purchased the shares of common stock outside of the ordinary course of business or, at the time of the purchase of the common stock, had any agreements, plans or understandings, directly or indirectly, with any person to distribute the securities.

We are required to pay all fees and expenses incident to the registration of the shares of common stock. Except as provided for indemnification of the selling stockholders, we are not obligated to pay any of the expenses of any attorney or other advisor engaged by a selling stockholder. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

If we are notified by any selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares of common stock, we will file a post-effective amendment to the registration statement. If the selling stockholders use this prospectus for any sale of the shares of our common stock, they will be subject to the prospectus delivery requirements of the Securities Act.

The anti-manipulation rules of Regulation M under the Securities Exchange Act of 1934 may apply to sales of our common stock and activities of the selling stockholders, which may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in passive market-making activities with respect to the shares of common stock. Passive market making involves transactions in which a market maker acts as both our underwriter and as a purchaser of our common stock in the secondary market. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

Once sold under the registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

Our common stock is currently quoted on the OTCBB and trades below $5.00 per share; therefore, the common stock is considered a “penny stock” and subject to SEC rules and regulations which impose limitations upon the manner in which such shares may be publicly traded. These regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the associated risks. Under these regulations, certain brokers who recommend such securities to persons other than established customers or certain accredited investors must make a special written suitability determination regarding such a purchaser and receive such purchaser’s written agreement to a transaction prior to sale. These regulations have the effect of limiting the trading activity of the common stock and reducing the liquidity of an investment in the common stock.

DESCRIPTION OF SECURITIES

Authorized Capital Stock

Our amended and restated Articles of Incorporation provide for the issuance of 310,000,000 shares of capital stock, of which 300,000,000 are shares of common stock, par value $0.001 per share, and 10,000,000 are blank-check preferred stock, par value $0.001 per share.

Equity Securities Issued and Outstanding

As of December 9, 2010, there were issued and outstanding:

•	93,012,500 shares of our common stock;

•	0 shares of our preferred stock;

•	Options to purchase 8,116,667 shares of our common stock, 116,667 of which options are currently exercisable; and

•	0 warrants to purchase shares of our common stock.

Common Stock

Holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders and do not have cumulative voting rights.  Accordingly, holders of a majority of the shares of our common stock entitled to vote in any election of directors may elect all of the directors standing for election.  Apart from preferences that may be applicable to any holders of preferred stock outstanding at the time, holders of our common stock are entitled to receive dividends, if any, ratably as may be declared from time to time by the Board out of funds legally available therefor.  Upon our liquidation, dissolution or winding up, the holders of our common stock are entitled to receive ratably our net assets available after the payment of all liabilities and liquidation preferences on any outstanding preferred stock.  Holders of our common stock have no preemptive, subscription, redemption or conversion rights, and there are no redemption or sinking fund provisions applicable to our common stock.  The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock which we may designate and issue in the future.  Each outstanding share of our common stock is duly authorized, fully paid and non-assessable.

Preferred Stock

Under the terms of our Amended and Restated Articles of Incorporation, as amended, our board of directors has authority, without any vote or action of our stockholders, to issue up to 10,000,000 shares of “blank check” preferred stock in one or more series and to fix the relative rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption terms (including sinking fund provisions) and liquidation preferences and the number of shares constituting a series or the designation of such series.

The issuance of such preferred stock could adversely affect the rights of the holders of common stock and, therefore, reduce the value of the common stock.  It is not possible to state the actual effect of the issuance of any shares of preferred stock on the rights of holders of the common stock until the board of directors determines the specific rights of the holders of the preferred stock; however, these effects may include:

•	Restricting dividends on the common stock;

•	Diluting the voting power of the common stock;

•	Impairing the liquidation rights of the common stock; or

•	Delaying or preventing a change in control of the Company without further action by the stockholders.

Options

Our Board of Directors adopted, and our stockholders approved, the 2008 Equity Incentive Plan on April 15, 2008.  The 2008 Equity Incentive Plan, as amended, reserves a total of 10,000,000 shares of our common stock for issuance pursuant to awards granted under the 2008 Equity Incentive Plan.  If an incentive award granted under the 2008 Equity Incentive Plan expires, terminates, is unexercised or is forfeited, or if any shares are surrendered to us in connection with an incentive award, the shares subject to such award and the surrendered shares will become available for further awards under the 2008 Equity Incentive Plan.

As of the date of this prospectus, we had outstanding 8,116,667 nonqualified stock options under the 2008 Equity Incentive Plan, with an exercise price of $0.20 per share.  For all option grants, our Board of Directors set the exercise price of the options at a price equal to or greater than the fair market value of our common stock on the date of grant of the options.  8,000,000 of the outstanding options under the 2008 Equity Incentive Plan vest in three equal installments on each of June 3, 2010, June 3, 2011 and June 3, 2012 (provided that the holder continues to serve as an officer or director through such time) and are exercisable, to the extent vested, at any time from June 3, 2012 until June 2, 2017.  116,667 of the outstanding options are exercisable through December 17, 2010. See “Executive Compensation – Equity Compensation Plan Information.”

Warrants

As of the date hereof, we have no outstanding warrants.

Convertible Securities

As of the date hereof, we have no outstanding convertible securities.

Forward Stock Splits

On April 25, 2008, we effected a forward stock split in the form of a dividend, pursuant to which each share of our common stock then outstanding was converted into two shares of our common stock.  Then, on May 12, 2010, we completed another forward stock split in the form of a dividend, pursuant to which each share of our common stock then outstanding was converted into 20 shares of our common stock.

Registration Rights

We have granted registration rights to the investors that purchased an aggregate of 39,500,000 shares in our private placement offering which closed on July 8, 2010, pursuant to a Registration Rights Agreement among us and the investors, dated as of May 24, 2010.  Thereunder, we were required to file a registration statement relating to the resale of the Shares sold in the offering on or before September 21, 2010 (the “Registration Filing Date”) and cause such registration statement to be declared effective within 180 days after its first filing (the “Registration Effectiveness Date”). We are further required to keep the registration statement effective until the earlier of two years from the date the registration statement is declared effective or until all of the shares sold in the offering may immediately being sold under Rule 144 during any 90 day period.

In the event that the SEC should limit the number of shares that may be sold pursuant to the registration statement, we may remove from the registration statement such number of shares as specified by the SEC on a pro-rata basis.  Piggyback registration rights apply to any shares that are removed from the registration statement as the result thereof.  If the registration statement is not filed by the Registration Filing Date, declared effective by the Registration Effectiveness Date or if another “registration event,” as such term is defined in the Registration Rights Agreement, occurs, then we will be required to make payments to each holder of shares, as partial liquidated damages, a cash sum equal to 1% of the purchase price in the offering of the shares which are affected by such registration event, for each full thirty (30) days during which such registration event continues to affect such shares (which will be pro-rated for any period less than 30 days).  Notwithstanding the foregoing, the maximum amount of liquidated damages that must be paid by us will be an amount equal to 10% of the purchase price paid in the offering for the shares which are affected by all registration events in the aggregate.  Notwithstanding the foregoing, we will not be liable for the payment of damages for any delay in registration of the shares that may be included and sold by the holders thereof in the registration statement solely as a result of a cut-back comment received by the SEC.  Further, we will not be liable for the payment of damages with respect to any shares excluded from the registration statement at the request of the SEC.  We were not able to file a registration statement by the Registration Filing Date and, therefore, are currently obligated to pay liquidated damages.

We have granted registration rights to the investors that purchased an aggregate of 3,187,500 shares in our private placement offering which closed on November 2, 2010, pursuant to a Registration Rights Agreement among us and the investors, dated as of September 20, 2010.  Thereunder, we were required to file a registration statement relating to the resale of the shares sold in the offering on or before January 15, 2011 (which is 75 days from the final closing of the offering) (the “Second Registration Filing Date”) and cause such registration statement to be declared effective within 180 days after its first filing (the “Second Registration Effectiveness Date”). We are further required to keep the registration statement effective until the earlier of two years from the date the registration statement is declared effective or until all of the shares sold in the offering may immediately being sold under Rule 144 during any 90 day period.

In the event that the SEC should limit the number of shares that may be sold pursuant to the registration statement, we may remove from the registration statement such number of shares as specified by the SEC on a pro-rata basis.  Piggyback registration rights apply to any shares that are removed from the registration statement as the result thereof.  If  the registration statement is not filed by the Second Registration Filing Date, declared effective by the Second Registration Effectiveness Date or if another “registration event,” as such term is defined in the Registration Rights Agreement, occurs, then we will be required to make payments to each holder of shares, as partial liquidated damages, a cash sum equal to 1% of the purchase price in the offering of the shares which are affected by such registration event, for each full thirty (30) days during which such registration event continues to affect such shares (which will be pro-rated for any period less than 30 days).  Notwithstanding the foregoing, the maximum amount of liquidated damages that must be paid by us will be an amount equal to 10% of the purchase price paid in the offering for the shares which are affected by all registration events in the aggregate.  Notwithstanding the foregoing, we will not be liable for the payment of damages for any delay in registration of the shares that may be included and sold by the holders thereof in the registration statement solely as a result of a cut-back comment received by the SEC.  Further, we will not be liable for the payment of damages with respect to any shares excluded from the registration statement at the request of the SEC.

We have granted piggyback registration rights to the persons that received an aggregate of 325,000 shares of our common stock under a Consulting Services Agreement and under an Advisory Services Agreement, each dated as of June 21, 2010.

Anti-Takeover Effects of Provisions of Nevada State Law

We may be or in the future we may become subject to Nevada’s control share laws.  A corporation is subject to Nevada’s control share law if it has more than 200 stockholders, at least 100 of whom are stockholders of record and residents of Nevada, and if the corporation does business in Nevada, including through an affiliated corporation.  This control share law may have the effect of discouraging corporate takeovers.  We currently have 43 stockholders of record.

The control share law focuses on the acquisition of a “controlling interest,” which means the ownership of outstanding voting shares that would be sufficient, but for the operation of the control share law, to enable the acquiring person to exercise the following proportions of the voting power of the corporation in the election of directors: (1) one-fifth or more but less than one-third; (2) one-third or more but less than a majority; or (3) a majority or more.  The ability to exercise this voting power may be direct or indirect, as well as individual or in association with others.

The effect of the control share law is that an acquiring person, and those acting in association with that person, will obtain only such voting rights in the control shares as are conferred by a resolution of the stockholders of the corporation, approved at a special or annual meeting of stockholders.  The control share law contemplates that voting rights will be considered only once by the other stockholders.  Thus, there is no authority to take away voting rights from the control shares of an acquiring person once those rights have been approved.  If the stockholders do not grant voting rights to the control shares acquired by an acquiring person, those shares do not become permanent non-voting shares.  The acquiring person is free to sell the shares to others.  If the buyer or buyers of those shares themselves do not acquire a controlling interest, the shares are not governed by the control share law.

If control shares are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of the voting power, any stockholder of record, other than the acquiring person, who did not vote in favor of approval of voting rights, is entitled to demand fair value for such stockholder’s shares.

In addition to the control share law, Nevada has a business combination law, which prohibits certain business combinations between Nevada corporations and “interested stockholders” for three years after the interested stockholder first becomes an interested stockholder, unless the corporation’s Board of Directors approves the combination in advance.  For purposes of Nevada law, an interested stockholder is any person who is: (a) the beneficial owner, directly or indirectly, of 10% or more of the voting power of the outstanding voting shares of the corporation, or (b) an affiliate or associate of the corporation and at any time within the previous three years was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then-outstanding shares of the corporation.  The definition of “business combination” contained in the statute is sufficiently broad to cover virtually any kind of transaction that would allow a potential acquirer to use the corporation’s assets to finance the acquisition or otherwise to benefit its own interests rather than the interests of the corporation and its other stockholders.

The effect of Nevada’s business combination law is to potentially discourage parties interested in taking control of our Company from doing so if it cannot obtain the approval of our Board of Directors.

Transfer Agent

The transfer agent for our common stock is Continental Stock Transfer & Trust Company.  The transfer agent’s address is 17 Battery Place, New York, New York 10004, and its telephone number is (212) 845-3217.

LEGAL MATTERS

The validity of the common stock offered hereby will be passed upon for us by Gottbetter & Partners, LLP, 488 Madison Avenue, 12th Floor, New York, New York 10022-5718.

EXPERTS

The financial statements for the fiscal years ended November 30, 2009 and 2008, included in this prospectus and in the registration statement have been audited by GBH CPAs, PC, an independent registered public accounting firm, to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual reports, quarterly reports, current reports and other information with the SEC.  You may read or obtain a copy of these reports at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549.  You may obtain information on the operation of the public reference room and their copy charges by calling the SEC at 1-800-SEC-0330.  The SEC maintains a website that contains registration statements, reports, proxy information statements and other information regarding registrants that file electronically with the SEC.  The address of the website is http://www.sec.gov.

We have filed with the SEC a registration statement on Form S-1 under the Securities Act to register the shares offered by this prospectus.  The term “registration statement” means the original registration statement and any and all amendments thereto, including the schedules and exhibits to the original registration statement or any amendment.  This prospectus is part of that registration statement.  This prospectus does not contain all of the information set forth in the registration statement or the exhibits to the registration statement.  For further information with respect to us and the shares we are offering pursuant to this prospectus, you should refer to the registration statement and its exhibits.  Statements contained in this prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete, and you should refer to the copy of that contract or other documents filed as an exhibit to the registration statement.  You may read or obtain a copy of the registration statement at the SEC’s public reference facilities and Internet site referred to above.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Under the Nevada Revised Statutes, our directors and officers are not individually liable to us or our stockholders for any damages as a result of any act or failure to act in their capacity as an officer or director unless it is proven that:

•	His act or failure to act constituted a breach of his fiduciary duty as a director or officer; and

•	His breach of these duties involved intentional misconduct, fraud or a knowing violation of law.

Nevada law allows corporations to provide broad indemnification to its officers and directors.  At the present time, our Articles of Incorporation and Bylaws also provide for broad indemnification of our current and former directors, trustees, officers, employees and other agents.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

OF

UNIVERSAL GOLD MINING CORP.
(Formerly known as Federal Sports & Entertainment, Inc.)

Page

Report of Independent Registered Public Accounting Firm	F-2

Balance Sheets (Audited) as of November 30, 2009 and 2008	F-3

Statements of Operations (Audited) for the years ended November 30, 2009 and 2008 and for the period from May 3, 2006 (Inception) through November 30, 2009	F-4

Statements of Changes in Stockholders’ Equity (Deficit) (Audited) for the period from May 3, 2006 to November 30, 2009	F-5

Statements of Cash Flows (Audited) for the years ended November 30, 2009 and 2008 and for the period from May 3, 2006 (Inception) through November 30, 2009	F-6

Notes to Financial Statements (Audited)	F-7 – F-15

Consolidated Balance Sheets (Unaudited) as of September 30, 2010 and December 31, 2009	F-16

Consolidated Statements of Operations (Unaudited) for the three and nine months ended September 30, 2010 and August 31, 2009 and for the period from May 3, 2006 (Inception) through September 30, 2010	F-17

Consolidated Statement of Stockholders’ Equity (Deficit) (Unaudited) for the period from May 3, 2006 (Inception) through September 30, 2010	F-18

Consolidated Statements of Cash Flows (Unaudited) for the nine months ended September 30, 2010 and August 31, 2009 and for the period from May 3, 2006 (Inception) through September 30, 2010	F-19

Notes to Financial Statements (Unaudited)	F-20-F-29

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Federal Sports and Entertainment, Inc. (fka Rite Time Mining, Inc.)
(An Exploration Stage Company)
New York, New York

We have audited the accompanying balance sheets of Federal Sports and Entertainment, Inc. (fka Rite Time Mining, Inc.) (An Exploration Stage Company) as of November 30, 2009 and 2008, and the related statements of operations, stockholders’ equity (deficit) and cash flows for the years ended November 30, 2009, 2008 and since inception on May 3, 2006 to November 30, 2009. These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.  The financial statements for the period from May 3, 2006 (inception) to November 30, 2007 were audited by other auditors and our opinion, insofar as it relates to cumulative amounts included for such prior periods, is based solely on the reports of such other auditors.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required, to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Federal Sports and Entertainment, Inc. (fka Rite Time Mining, Inc.) (An Exploration Stage Company) as of November 30, 2009 and 2008, and the related statements of operations, stockholders’ equity (deficit) and cash flows for the years ended November 30, 2009 and 2008 and since inception on May 3, 2006 to November 30, 2009, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 3 to the financial statements, the Company has suffered recurring losses from operations and has an accumulated deficit of $179,039, which raises substantial doubt about its ability to continue as a going concern.  Management’s plans concerning these matters are also described in Note 3.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ GBH CPAs, PC

www.gbhcpas.com
Houston, Texas
March 1, 2010

FEDERAL SPORTS & ENTERTAINMENT, INC. FKA RITE TIME MINING CORP.
(AN EXPLORATION STAGE COMPANY)
Balance Sheets

	As of	As of
	November 30,	November 30,
	2009	2008
		(Restated)
ASSETS
Current Assets
Cash	$-	$-
Deferred Financing Cost	3,223	132,153
Prepaid Retainer	2,500	-
Note receivable, net of discount of $3,223	496,777	-
Total Current Assets	502,500	132,153

Long Term Assets
Note receivable, net of discount of $132,153	-	367,847
Total Long Term Assets	-	367,847

Fixed Assets	-	-
Total Fixed Assets

Total Assets	$502,500	$500,000

LIABILITIES
Current Liabilities
Accounts Payable	14,534	6,842
Accounts Payable - related party	7,000	-
Advances from Shareholder	82,405	28,999
Convertible Note Payable	500,000	500,000

Total Current Liabilities	$603,939	$535,841

Long term Liabilities	-	-

Total Liabilities	603,939	535,841
STOCKHOLDERS’ EQUITY
10,000,000 Preferred Shares authorized at $0.001 par value. Zero Preferred Shares Issued and outstanding 300,000,000
Common Shares authorized at $0.001 par value	-	-
10,010,000 and 10,010,000 common shares issued and outstanding as of 11/30/09 and 11/30/08, respectively	10,010	10,010
Additional Paid in Capital	67,590	67,590
Accumulated Deficit during Exploration Stage	(179,039)	(113,441)
Total Stockholders Equity	(101,439)	(35,841)

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$502,500	$500,000

The accompanying notes are an integral
part of these financial statements.

FEDERAL SPORTS & ENTERTAINMENT, INC. FKA RITE TIME MINING CORP.
(AN EXPLORATION STAGE COMPANY)
Statements of Operations

			From May 3, 2006
			(Inception) Through
	Year Ended	Year Ended	Current period
	November 30,	November 30,	ended
	2009	2008	November 30, 2009
		(Restated)

Revenue	$-	$	$-

Expenses

Accounting & Legal Fees	50,142	13,320	68,562
Bank Service Charge	-	25	180
Incorporation	-	4,627	5,477
Director Fees	-	45,100	45,100
Licenses and Permits	-	-	200
Mineral Expenditures	-	2,500	6,750
Office Expense	15,456	31,613	49,314
Professional Fees	-	-	850
Transfer Agent fees	-	255	1,196
Total Expenses	65,598	97,440	177,629

Other Income (expenses)
Impairment Loss
(Mineral Claims)	-	-	1,410
Provision for Income Taxes	-	-	-
Interest Income	128,930	29,009	157,939
Interest Expense	(128,930)	(29,009)	(157,939)

Net Income (Loss)	$(65,598)	$(97,440)	$(179,039)

Basic & Diluted (Loss) per Share	$(0.01)	(0.01)

Weighted Average Number of Shares – basic and diluted	10,010,000	8,529,973

The accompanying notes are an integral
part of these financial statements.

FEDERAL SPORTS & ENTERTAINMENT, INC. FKA RITE TIME MINING CORP.
(AN EXPLORATION STAGE COMPANY)
Statement of Stockholders Equity
From Inception May 3, 2006 to November 30, 2009

						Deficit
						Accumulated
					Additional	During
	Preferred Stock		Common Stock		Paid in	Exploration	Total
	Shares	Amount	Shares	Amount	Capital	Stage	Equity
Balance at Inception on May 3, 2006		$-		$-	$-	$-	$-

Common Stock issued to founders at $0.0025 per share, (par value $.001) on 8/4/06			3,000,000	$3,000	$4,500		$7,500

Net loss for the period from inception on May 3, 2006 to Nov. 30, 2006						$(2,646)	$(2,646)
Balance, Nov. 30th 2006		$-	3,000,000	$3,000	$4,500	$(2,646)	$4,854

Common Stock (par $0.001) issued at $0.01 on 3/29/07			1,590,000	$1,590	$14,310		$15,900
Common Stock (par $0.001) issued at $0.01 on 4/3/07			160,000	$160	$1,440		$1,600
Common Stock (par $0.001) issued at $0.01 on 4/4/07			400,000	$400	$3,600		$4,000
Common Stock (par $0.001) issued at $0.01 on 4/10/07			350,000	$350	$3,150		$3,500
Net (Loss) for the year ending Nov. 30, 2007						$(13,355)	$(13,355)
Balance, Nov. 30, 2007		$-	5,500,000	5,500	27,000	(16,001)	$16,499

Common Stock (par $0.001) issued on 4/1/08 to Director for services rendered			4,510,000	$4,510	$40,590		$45,100
Net (Loss) for the year ending November 30, 2008						$(97,440)	$(97,440)
Balance, November 30, 2008 (Restated)		$-	10,010,000	$10,010	$67,590	$(113,441)	$(35,841)

Net (Loss) for the year ending November 30, 2009						$(65,598)	$(65,598)
Balance, November 30, 2009		$-	10,010,000	$10,010	$67,590	$(179,039)	$(101,439)

The accompanying notes are an integral
part of these financial statements.

FEDERAL SPORTS & ENTERTAINMENT, INC. FKA RITE TIME MINING CORP.
(AN EXPLORATION STAGE COMPANY)
Statements of Cash Flows

	Year	Year	From May 3, 2006
	Ended	Ended	(Inception) Through
	November 30, 2009	November 30, 2008	November 30, 2009
		(Restated)
Operating Activities
Net Loss	$(65,598)	$(97,440)	$(179,039)
Amortization of deferred financing cost	128,930	29,009	99,921
Stock based compensation	-	45,100	45,100
Accretion of discount on note receivable	(128,930)	(29,009)	(99,921)
Change in operating assets and liabilities:
Increase (decrease) in accounts payable	7,692	6,842	14,534
Increase (decrease) in accounts payable – related party	7,000	-	7,000
(Increase) decrease in accounts receivable/retainer	(2,500)	-	(2,500)
Net Cash used in Operating Activities	(53,406)	(45,498)	(114,905)

Investing Activities
Issuance of note receivable	-	(338,838)	(338,838)
Net Cash used in Investing Activities	-	(338,838)	(338,838)

Net Cash after Operating and Investing Activities	$-	$(384,336)	$(453,743)

Financing Activities
Proceeds from issuance of common stock	-	-	32,500
Payments on Loan From Director	-	(5,000)	-
Advance from shareholder	53,406	28,999	82,405
Borrowings on debt, net of costs	-	338,838	338,838
Net Cash from Financing Activities	53,406	362,837	453,743

Decrease in Cash	-	(21,499)	-
Cash at Beginning of Period	-	21,499	-
Cash at End of Period	$-	$-	$-

Supplemental Disclosure of Cash Flow Information
Cash paid for:
Interest Expense	$-	$-
Income Taxes	$-	$-

Noncash investing and financing activity:
Discount recorded on Note Receivable	$-	$161,162

The accompanying notes are an integral
part of these financial statements.

FEDERAL SPORTS & ENTERTAINMENT, INC. FKA RITE TIME MINING CORP.
(AN EXPLORATION STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
November 30, 2009

NOTE 1 – ORGANIZATION AND DESCRIPTION OF BUSINESS

Federal Sports & Entertainment, Inc. (formerly Rite Time Mining Corp.) (the “Company”) was incorporated on May 3, 2006 under the laws of the State of Nevada.  The Company was primarily engaged in the acquisition and exploration of mining properties.

On April 14, 2008, the Company filed Amended and Restated Articles of Incorporation changing its name from Rite Time Mining, Inc. to Federal Sports & Entertainment, Inc.

The Company intended to engage in the acquisition, exploration and development of mineral deposits and reserves, but has been unsuccessful in this area. The Company determined that it could not continue with its business operations as outlined in its original business plan because of a lack of financial results and resources; therefore, the Company has redirected its focus towards identifying and pursuing options regarding the development of a new business plan and direction.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements and accompanying notes are prepared in accordance with accounting principles generally accepted in the United States of America.

Use of Estimates

Management uses estimates and assumptions in preparing these financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could differ from these estimates.

Reclassifications

Certain amounts in prior periods have been reclassified to conform to current period presentation.

Cash and Cash Equivalents

The Company considers all highly liquid short-term investments purchased with an original maturity of three months or less to be cash equivalents. These investments are carried at cost, which approximates fair value.

FEDERAL SPORTS & ENTERTAINMENT, INC. FKA RITE TIME MINING CORP.
(AN EXPLORATION STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
November 30, 2009

Depreciation, Amortization and Capitalization

The Company records depreciation and amortization, when appropriate, using straight-line method over the estimated useful lives of the assets (five to seven years). Expenditures for maintenance and repairs are charged to expense as incurred. Additions, major renewals and replacements that increase the property’s useful life are capitalized.  Property sold or retired, together with the related accumulated depreciation is removed from the appropriate accounts and the resultant gain or loss is included in net income.

Income Taxes

The Company accounts for its income taxes in accordance with FASB ASC 740 – Income Taxes, (formerly Statement of Financial Accounting Standards (FAS) No. 109, “Accounting for Income Taxes”). A liability method is used whereby deferred tax assets and liabilities are determined based on temporary differences between basis used for financial reporting and income tax reporting purposes. Income taxes are provided based on tax rates in effect at the time such temporary differences are expected to reverse. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize the tax assets through future operations.

Fair Value of Financial Instruments

FASB ASC 825 – Financial Instruments (Formerly FAS No. 107, “Disclosures about Fair Value of Financial Instruments”), requires the Company to disclose, when reasonably attainable, the fair market values of its assets and liabilities which are deemed to be financial instruments. The Company’s financial instruments consist primarily of cash and certain notes receivable and payable.  The Company believes the carrying value of these financial instruments approximates fair value given their short term nature.

Per Share Information

Basic net earnings (loss) per common share are computed by dividing net earnings (loss) available to common shareholders by the weighted-average number of common shares outstanding during the period. Diluted net earnings (loss) per common share is determined using the weighted-average number of common shares outstanding during the period, adjusted for the dilutive effect of common stock equivalents. In periods when losses are reported, the weighted-average number of common shares outstanding excludes common stock equivalents, because their inclusion would be anti-dilutive.  The Company did not have any common stock equivalents outstanding during 2009 or 2008.

FEDERAL SPORTS & ENTERTAINMENT, INC. FKA RITE TIME MINING CORP.
(AN EXPLORATION STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
November 30, 2009

NOTE 3 – GOING CONCERN

Future issuances of the Company’s equity or debt securities will be required in order for the Company to continue to finance its operations and continue as a going concern. The Company currently has no revenue from operations. The financial statements of the Company have been prepared assuming that the Company will continue as a going concern, which contemplates, among other things, the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has incurred cumulative net losses of $179,039 since its inception and requires capital for its contemplated operational and marketing activities to take place. The Company’s ability to raise additional capital through the future issuances of common stock is unknown. The obtainment of additional financing, the successful development of the Company’s contemplated plan of operations, and its transition, ultimately, to the attainment of profitable operations are necessary for the Company to continue operations. The uncertainty about the Company’s ability to successfully resolve these factors raises substantial doubt about the Company’s ability to continue as a going concern. The financial statements of the Company do not include any adjustments that may result from the outcome of these aforementioned uncertainties.

NOTE 4 - PROVISION FOR INCOME TAXES

For the years ending November 30, 2009 and 2008, and the period from May 3, 2006 (inception) through November 30, 2009, the Company had no significant current or deferred income tax expense.

At November 30, 2009, the Company has approximately $61,000 of unrecognized tax benefits, the large majority of which relates to net operating loss carryforwards.  We have provided a full valuation allowance due to uncertainty regarding the realizability of these tax assets.

NOTE 5 - COMMITMENTS AND CONTINGENCIES

Litigation

The Company is not presently involved in any litigation.

NOTE 6 – CONCENTRATIONS OF RISKS

Cash Balances

The Company maintains its cash in institutions insured by the Federal Deposit Insurance Corporation (FDIC).  This government corporation insured balances up to $100,000 through October 13, 2008.  As of October 14, 2008 all non-interest bearing transaction deposit accounts at an FDIC-insured institution, including all personal and business checking deposit accounts that do not earn interest, are fully insured for the entire amount in the deposit account.  This unlimited insurance coverage is temporary and will remain in effect for participating institutions until December 31, 2009.

FEDERAL SPORTS & ENTERTAINMENT, INC. FKA RITE TIME MINING CORP.
(AN EXPLORATION STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
November 30, 2009

All other deposit accounts at FDIC-insured institutions are insured up to at least $250,000 per depositor until December 31, 2013.

NOTE 7 – RECENT ACCOUNTING PRONOUNCEMENTS

Recently Implemented Standards

ASC 105, “ Generally Accepted Accounting Principles” (ASC 105) (formerly Statement of Financial Accounting Standards No. 168, “ The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles a replacement of FASB Statement No. 162 )” reorganized by topic existing accounting and reporting guidance issued by the Financial Accounting Standards Board (“FASB”) into a single source of authoritative generally accepted accounting principles (“GAAP”) to be applied by nongovernmental entities. All guidance contained in the Accounting Standards Codification (“ASC”) carries an equal level of authority. Rules and interpretive releases of the Securities and Exchange Commission (“SEC”) under authority of federal securities laws are also sources of authoritative GAAP for SEC registrants. Accordingly, all other accounting literature will be deemed “non-authoritative”. ASC 105 is effective on a prospective basis for financial statements issued for interim and annual periods ending after September 15, 2009. The Company has implemented the guidance included in ASC 105 as of July 1, 2009. The implementation of this guidance changed the Company’s references to GAAP authoritative guidance but did not impact the Company’s financial position or results of operations.

ASC 855, “ Subsequent Events” (ASC 855) (formerly Statement of Financial Accounting Standards No. 165, Subsequent Events ) includes guidance that was issued by the FASB in May 2009, and is consistent with current auditing standards in defining a subsequent event. Additionally, the guidance provides for disclosure regarding the existence and timing of a company’s evaluation of its subsequent events. ASC 855 defines two types of subsequent events, “recognized” and “non-recognized”. Recognized subsequent events provide additional evidence about conditions that existed at the date of the balance sheet and are required to be reflected in the financial statements. Non-recognized subsequent events provide evidence about conditions that did not exist at the date of the balance sheet but arose after that date and, therefore; are not required to be reflected in the financial statements. However, certain non-recognized subsequent events may require disclosure to prevent the financial statements from being misleading. This guidance was effective prospectively for interim or annual financial periods ending after June 15, 2009. The Company implemented the guidance included in ASC 855 as of April 1, 2009. The effect of implementing this guidance was not material to the Company’s financial position or results of operations.

FEDERAL SPORTS & ENTERTAINMENT, INC. FKA RITE TIME MINING CORP.
(AN EXPLORATION STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
November 30, 2009

In August 2009, the FASB issued Accounting Standards Update No. 2009-05, “Measuring Liabilities at Fair Value,” (ASU 2009-05). ASU 2009-05 provides guidance on measuring the fair value of liabilities and is effective for the first interim or annual reporting period beginning after its issuance. The Company’s adoption of ASU 2009-05 did not have an effect on its disclosure of the fair value of its liabilities.

Recently Issued Standards

Recently issued standards are not expected to have a material impact on the Company’s financial positions or results of operations.

NOTE 8 – RELATED PARTY TRANSACTIONS

Advances from Shareholder

At November 30, 2009, the Company had been advanced $82,000 by a shareholder to cover operating expenses.  These advances are noninterest bearing and payable on demand.

Accounts Payable – Related Party

At November 30, 2009, the Company owed $7,000 to its CEO for services rendered to the Company as its sole officer and director.

NOTE 9 – NOTE RECEIVABLE

On September 9, 2008, the Company entered into a Securities Purchase Agreement (“SPA”) with Diamond Sports & Entertainment, Inc. (“Diamond Sports”).  Under the terms of the SPA, the Company provided net proceeds of $338,838 in bridge financing to Diamond Sports (“Bridge Financing”) in connection with a contemplated merger between the Company and Diamond Sports (the “Merger”), and to assist Diamond Sports in meeting its working capital requirements. The Bridge Financing is evidenced by an Unsecured Bridge Loan Promissory Note (Bridge Note) in the amount of $500,000 from Diamond Sports to the Company (the “Bridge Note”).  The Bridge Note is unsecured, has a term of 15 months from the initial closing of the Bridge Financing (unless extended by mutual agreement of the parties), and is noninterest bearing.  In the event of a default under the terms of the SPA, interest accrues at 15%.  All obligations under the Bridge Note will be deemed repaid in full and canceled upon the closing of the Merger.  At maturity, Diamond Sports will be required to remit $500,000 to the Company.

The Company recorded the Bridge Note at the initial advance amount and will accrete the note receivable to the face amount over the note’s term.  Interest income recognized during 2009 and 2008 was $128,930 and $29,009, respectively.  The implicit interest rate is 32%.

See Note 12 for further information regarding the Bridge Note.

FEDERAL SPORTS & ENTERTAINMENT, INC. FKA RITE TIME MINING CORP.
(AN EXPLORATION STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
November 30, 2009

NOTE 10 – NOTE PAYABLE

On September 9, 2008, the Company entered into a 0 % Secured Convertible Promissory Note Agreement with John Thomas Bridge and Opportunity Fund, L.P. (hereafter, “John Thomas B.O.F.”)  Under the terms of the Agreement, the Company borrowed the principal amount of $500,000, which was to be repaid in full on or before December 8, 2009, unless the Promissory Note is converted or redeemed before such date.  The Promissory Note is secured by all of the assets of Diamond Sports and its affiliate, Diamond Concessions, LLC. This security interest was subordinated to that of a certain bank providing a pre-existing credit facility to Diamond Sports.  Three of the principal officer/director stockholders of Diamond Sports pledged all of their shares of capital stock of Diamond Sports to John Thomas B.O.F. as security for the Company’s obligations under the Promissory Note.     The Promissory Note terms grant John Thomas B.O.F. the ability to convert any or all of the outstanding note balance into equity units of the Company, at $1.00 per unit upon the closing of the merger of the Company with Diamond Sports.  Each unit consists of one share of the Company’s common stock, and one-half purchase warrant.  The purchase warrants have an exercise price of $2.00 per share, and expire five years from the date of conversion.

Upon closing of the merger with Diamond Sports and in addition to the option to convert the Promissory Note into shares of the Company’s stock and warrants, John Thomas B.O.F. is also entitled to receive 500,000 Bridge Shares and 500,000 Bridge Warrants.  The Bridge Warrants will have an exercise price of $2.00 per share and an exercise period of 5 years.

The Company paid $161,162 in fees related to the Promissory Note ($146,162 of which was paid to a shareholder or affiliates of the shareholder), which has been capitalized as deferred financing costs to be amortized over the term of the Promissory Note.

See Note 12 for further information regarding this Promissory Note.

NOTE 11 – STOCKHODLERS’ EQUITY

Effective May 8, 2008, our Board of Directors approved a forward stock split in the form of a dividend, as a result of which each share of our Common Stock then issued and outstanding converted into two shares of our Common Stock.  All share and per share amounts have been retroactively restated for all periods presented to account for this forward stock split.

The stockholders’ equity section of the Company contains the following classes of capital stock as of November 30, 2009:

•	Preferred stock, $.0.001 par value: 10,000,000 shares authorized, zero shares issued and outstanding. Rights and preferences can be determined by the Company’s Board of Directors, and

FEDERAL SPORTS & ENTERTAINMENT, INC. FKA RITE TIME MINING CORP.
(AN EXPLORATION STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
November 30, 2009

•	Common stock, $0.001 par value: 300,000,000 shares authorized and 10,010,000 shares issued and outstanding.

Transactions, other than employees’ stock issuance, are in accordance with FAS ASC 718 – Stock Compensation (formerly SFAS No. 123R). Issuances are accounted for based on the fair value of the consideration received or the fair value of the equity instruments issued, or whichever is more readily determinable.

On August 4, 2006 the Company issued a total of 3,000,000 shares of common stock to one director for cash in the amount of $0.0025 per share for a total of $7,500.

On March 29, 2007 the Company issued a total of 1,590,000 shares of common stock for cash in the amount of $0 .01 per share for a total of $15,900.

On April 3, 2007 the Company issued a total of 160,000 shares of common stock for cash in the amount of $0 .01 per share for a total of $1,600.

On April 4, 2007 the Company issued a total of 400,000 shares of common stock for cash in the amount of $0 .01 per share for a total of $4,000

On April 16, 2007 the Company issued a total of 350,000 shares of common stock for cash in the amount of $0 .01 per share for a total of $3,500

On April 1, 2008 the Company issued a total of 4,510,000 to one director for services rendered.  The shares were valued at $0.01 per share for a total of $45,100.

On April 14, 2008 the Company filed Amended and Restated Articles of Incorporation increasing their authorized capital stock from 75,000,000 shares of common stock, par value $0.001 to 300,000,000 shares of common stock, par value $0.001 and 10,000,000 shares of preferred stock, par value $0.001.

FEDERAL SPORTS & ENTERTAINMENT, INC. FKA RITE TIME MINING CORP.
(AN EXPLORATION STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
November 30, 2009

2008 Equity Incentive Plan

On April 15, 2008, our Board of Directors and stockholders adopted the 2008 Equity Incentive Plan (the “2008 Plan”) which reserves a total of 2,000,000 shares of our Common Stock for issuance under the 2008 Plan.  The number of shares of Company Common Stock available for issuance under the 2008 Plan will be increased on the first day of each fiscal year beginning with the 2009 fiscal year, in an amount equal to the least of (i) 1,500,000 shares, (ii) 3% of the outstanding shares on the last day of the immediately preceding fiscal year, or (iii) such number of shares determined by the Board.   If an incentive award granted under the 2008 Plan expires, terminates, is unexercised or is forfeited, or if any shares are surrendered to us in connection with an incentive award, the shares subject to such award and the surrendered shares will become available for further awards under the 2008 Plan. We have not granted any awards under the 2008 Plan.

NOTE 12 – SUBSEQUENT EVENTS

On February 3, 2010, as a result of the abandonment of the Company’s planned merger with Diamond Sports, the Company and John Thomas B.O.F. entered into a settlement agreement whereby the Bridge Note was assigned by the Company to John Thomas B.O.F. in full satisfaction of the Promissory Note and the extinguishment of all obligations thereunder, including the Company’s contingent obligation to issue Bridge Shares and Bridge Warrants to John Thomas B.O.F. upon the closing of a merger.  The Company has no further obligations to John Thomas B.O.F.

The Company evaluated all subsequent events through March 1, 2010, and no other significant subsequent events requiring disclosure were identified.

NOTE 13 – RESTATED FINANCIAL STATEMENTS

This Annual Report on Form 10-K for the year ended November 30, 2009 of Federal Sports & Entertainment, Inc. (“the Company”) includes the re-audited financial statements of the Company for the year ended November 30, 2008.  On August 27, 2009, the PCAOB revoked the registration of the Company’s prior auditors Moore & Associates Chartered. The Company was notified by the SEC that a due to the revocation, a re-audit of the Company’s financial statements for the year ended November 30, 2008 would be required.

The Company has identified material errors in its previously issued financial statements.  These misstatements require that the financial statements for the fiscal year ended November 30, 2008 be restated.

Below is a summary of the changes made to the financial statements previously filed for the period ended November 30, 2008:

FEDERAL SPORTS & ENTERTAINMENT, INC. FKA RITE TIME MINING CORP.
(AN EXPLORATION STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
November 30, 2009

November 30, 2008	As Originally Reported	Adjustments		As Restated
Note Receivable	500,000	(132,153	) [1]	367,847
Other current assets	-	132,153	[2]	132,153

Accounts payable	(28,999)	22,157	[4] [5]	(6,843)
Advances from Shareholder	-	(28,999	) [4]	(28,999)
Convertible Note payable	(500,000)			(500,000)
Preferred stock	-			-
Common stock	(10,010)			(10,010)
Additional paid-in capital	(22,490)	45,100	[3]	(67,590)
Accumulated Deficit during development stage	61,499	51,942	[3] [5]	113,441

	TWELVE MONTHS ENDED
November 30, 2008	As Originally Reported	Adjustments		As Restated
Accounting and legal fees	13,320	-		13,320
Bank Service Charge	25	-		25
Director Fees	-	45,100	[3]	45,100
Incorporation	4,627	-		4,627
Mineral Expenditures	2,500	-		2,500
Office Expense	24,771	6,842	[5]	31,613
Transfer Agent Fees	255	-		255
Interest Income	-	(29,009	) [1]	(29,009)
Interest Expense	-	29,009	[2]	29,009
Provision for income taxes	-
Net Loss	45,498	51,942		97,440

Net loss per common share	$(0.00)	$(0.01	) [6]	$(0.01)
Weight average common shares outstanding	8,494,344	35,629	[6]	8,529,973

Adjustment Entry Description for December 31, 2008
[1]	To record note receivable at net amount advanced and related accretion through November 30, 2008.
[2]	To record deferred financing costs incurred in connection with the Note Payable and related amortization.
[3]	To record issuance of shares to director at $0.01 per share and related compensation expense.
[4]	To reclassify amounts paid on behalf of the company by a significant shareholder.
[5]	To record office expense incurred during fiscal year 2008.
[6]	To record the effect on EPS of adjusted amounts

Universal Gold Mining Corp. (f/k/a Federal Sports & Entertainment, Inc.)
(An Exploration Stage Company)
Consolidated Balance Sheets
(Unaudited)

	As of September 30,	As of December 31,
	2010	2009
ASSETS

Current Assets
Cash	$853,968	$-
Employee receivable	6,883
Related party receivable	9,192	-
Other receivables	50,858	-
Prepaid expenses	2,562	2,500
Note receivable, net	-	500,000
Convertible note receivable	1,075,080	-
Total Current Assets	1,998,543	502,500

Non-Current Assets
Property and equipment, net	3,703
Investment in mining option	2,300,000	-

Total Assets	$4,302,246	$502,500

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current Liabilities
Accounts payable	$88,835	$17,194
Accounts payable-related party	19,764	7,500
Accrued liability	11,850	-
Advances from shareholder	-	82,405
Convertible note payable	-	500,000
Total Current Liabilities	120,449	607,099

Total Liabilities	120,449	607,099
Commitments and Contingencies	-	-
Stockholders' Equity (Deficit)
Preferred stock, $0.001 par value, 10,000,000 shares authorized;
0 shares issued and outstanding	-	-
Common stock, $0.001 par value, 300,000,000 shares authorized;
91,825,000 issued and outstanding as of June 30, 2010 and 200,200,000 shares issued and outstanding as of December 31, 2009	91,825	200,200
Additional paid-in capital	5,334,893	(122,600)
Other comprehensive income - Foreign currency translation adjustment	1,800	-
Deficit accumulated in the exploration stage	(1,246,721)	(182,199)
Total Stockholders' Equity (Deficit)	4,181,797	(104,599)

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$4,302,246	$502,500

See notes to unaudited condensed consolidated financial statements

Universal Gold Mining Corp. (f/k/a Federal Sports & Entertainment, Inc.)
(An Exploration Stage Company)
Consolidated Statements of Operations
(Unaudited)

	Three Months Ended	Three Months Ended	Nine Months Ended	Nine Months Ended	From May 3, 2006 (Inception) Through
	September 30,	August 31,	September 30,	August 31,	September 30,
	2010	2009	2010	2009	2010
Revenues	$-	$-	$-	$-	$-

Expenses
General and administrative	432,759	12,319	1,112,535	49,993	1,286,574
Mineral expenditures	-	-	-	-	6,750
Depreciation	140	-	140	-	140
Impairment loss (mineral claims)	-	-	-	-	1,410
Total Expenses, net	432,899	12,319	1,112,675	49,993	1,294,874

Other Income (Expenses)
Foreign currency exchange gain	47,804	-	47,804	-	47,804
Interest income	137	32,232	349	96,696	161,511
Interest expense	-	(32,232)	-	(96,696)	(161,162)
Total Other Income (Expense)	47,941	-	48,153	-	48,153

Net Loss	$(384,958)	$(12,319)	$(1,064,522)	$(49,993)	$(1,246,721)

Basic and Diluted Loss Per Share	$(0.00)	$(0.00)	$(0.01)	$(0.00)

Weighted Average Number of Common Shares Outstanding - Basic and Diluted	89,911,957	200,200,000	147,644,945	200,200,000

See notes to unaudited condensed consolidated financial statements

Universal Gold Mining Corp. (f/k/a Federal Sports & Entertainment, Inc.)
(An Exploration Stage Company)
Consolidated Statements of Stockholder’s Equity
(Unaudited)

	Common Stock			Deficit Accumulated
	Shares	Amount	Additional Paid-in Capital	in the Development Stage	Other Comprehensive Income	Total Equity
Balance at Inception on May 3, 2006	-	$-	$-	$-	$-	$-
Common Stock issued to founders at $0.000125 per share, (par value $0.001) on 8/4/06	60,000,000	60,000	(52,500)	-	-	7,500
Net loss for the period from inception on May 3, 2006 to November 30, 2006	-	-	-	(2,646)	-	(2,646)
Balance, November 30, 2006	60,000,000	$60,000	$(52,500)	$(2,646)	$-	$4,854

Common Stock issued at $0.0005 on 3/29/07	31,800,000	31,800	(15,900)	-	-	15,900
Common Stock issued at $0. 0005 on 4/3/07	3,200,000	3,200	(1,600)	-	-	1,600
Common Stock issued at $0. 0005 on 4/4/07	8,000,000	8,000	(4,000)	-	-	4,000
Common Stock issued at $0.0005 on 4/10/07	7,000,000	7,000	(3,500)	-	-	3,500
Net Loss for the year ending November 30, 2007	-	-	-	(13,355)	-	(13,355)
Balance, November 30, 2007	110,000,000	$110,000	$(77,500)	$(16,001)	$-	$16,499

Common Stock issued on 4/1/08 to director for services rendered	90,200,000	90,200	(45,100)	-	-	45,100
Net Loss for the year ending November 30, 2008	-	-	-	(97,440)	-	(97,440)
Balance, November 30, 2008 (Restated)	200,200,000	$200,200	$(122,600)	$(113,441)	$-	$(35,841)

Net Loss for the year ending November 30, 2009	-	-	-	(65,598)	-	(65,598)
Balance, November 30, 2009	200,200,000	$200,200	$(122,600)	$(179,039)	$-	$(101,439)

Net Loss for the one month ending December 31, 2009	-	-	-	(3,160)	-	(3,160)
Balance, December 31, 2009	200,200,000	$200,200	$(122,600)	$(182,199)	$-	$(104,599)

Common Stock cancellation on 5/24/10	(150,200,000)	(150,200)	128,700	-	-	(21,500)
Common Stock issued at $.10 on 5/24/10 through 6/29/10	38,000,000	38,000	3,719,428	-	-	3,757,428
Common Stock issued on 6/21/10 for services rendered	100,000	100	59,900	-	-	60,000
Common Stock issued on 6/21/10 for services rendered	225,000	225	134,775	-	-	135,000
Common Stock issued at $.10 on 7/8/10	1,500,000	1,500	148,500	-	-	150,000
Common Stock issued at $.40 on 9/20/10	2,000,000	2,000	798,000	-	-	800,000
Stock-based compensation	-	-	301,138	-	-	301,138
Contributed capital	-	-	167,052	-	-	167,052
Net Loss for the nine months ended September 30, 2010	-	-	-	(1,064,522)	1,800	(1,062,722)
Balance, September 30, 2010	91,825,000	$91,825	$5,334,893	$(1,246,721)	$1,800	$4,181,797

See notes to unaudited condensed consolidated financial statements

Universal Gold Mining Corp. (f/k/a Federal Sports & Entertainment, Inc.)
(An Exploration Stage Company)
Consolidated Statements of Cash Flows
(Unaudited)
			May 3, 2006
	Nine Months Ended		(Inception) through
	September 30, 2010	August 31, 2009	September 30, 2010
Cash Flows from Operating Activities
Net loss	$(1,064,522)	$(49,993)	$(1,246,721)
Adjustments to reconcile net loss to net cash
used in operating activities:
Depreciation	140	-	140
Stock-based compensation	496,138	-	541,238
Accretion of discount on note receivable	-	(96,696)	(103,144)
Amortization of deferred financing costs	-	96,696	103,144
Expenses paid by stockholder	14,500	-	14,500
Foreign currency exchange gain	(47,804)	-	(47,804)
Changes in operating assets and liabilities:
Employee receivable	(7,085)	-	(7,085)
Related party receivable	(9,192)	-	(9,192)
Other Receivable	(52,622)	-	(52,622)
Prepaid expenses and other current assets	(138)	-	(138)
Accounts payable	203,223	6,167	217,757
Accounts payable - related party	12,264	5,500	19,764
Accrued expenses	11,850	-	12,010
Net cash used in operating activities	(443,248)	(38,326)	(558,153)

Cash Flows from Investing Activities
Issuance of note receivable	-	-	(338,838)
Purchases of property and equipment	(3,958)	-	(3,958)
Purchase of put and call option/convertible note	(1,027,276)	-	(1,027,276)
Investment in CVME	(2,300,000)	-	(2,300,000)
Net cash used in investing activities	(3.331,234)	-	(3,670,072)

Cash Flows from Financing Activities
Advances from stockholder	-	38,326	82,405
Repayment of advance from stockholder	(82,405)	-	(82,405)
Issuance of common stock, net of offering costs	4,707,428	-	4,739,928
Borrowings on debt, net of costs	-	-	338,838
Net cash provided by financing activities	4,625,023	38,326	5,078,766

Effect of Exchange Rates on Cash Activities	3,427		3,427

Net Increase in Cash	853,968	-	853,968
Cash at Beginning of Period	-	-	-
Cash at End of Period	$853,968	$-	$853,968

Supplemental Disclosure of Cash Flow Information
Cash paid for:
Interest Expense	$-	$-
Income Taxes	$-	$-

Non-Cash Investing and Financing Activities
Assignment of note receivable for satisfaction of note payable	$500,000	$-	$500,000
Discount on Note receivable	$-	$-	$161,162
Contributed capital – payables settled by Shareholders	$131,052	$-	$145,522
Contributed capital – shares acquired by Shareholder and cancelled	$21,500	$-	$21,500

See notes to unaudited consolidated financial statements

NOTE 1 – ORGANIZATION AND DESCRIPTION OF BUSINESS

Universal Gold Mining Corp. (formerly Federal Sports & Entertainment, Inc., formerly Rite Time Mining Corp.) (the “Company”) was incorporated on May 3, 2006 under the laws of the State of Nevada.

On April 14, 2008, the Company filed Amended and Restated Articles of Incorporation changing its name from Rite Time Mining, Inc. to Federal Sports & Entertainment, Inc. On April 9, 2010, the Company filed a Certificate of Amendment to its Articles of Incorporation changing its name from Federal Sports & Entertainment, Inc. to Universal Gold Mining Corp.

The Company is an international, exploration stage, gold mining company with initial focus on mining opportunities in Colombia and India. We have achieved no operating revenues to date.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying condensed consolidated financial statements have been prepared by the Company without audit. In the opinion of management, all adjustments (which consist of only normal recurring adjustments) necessary to present fairly the financial position, results of operations, and cash flows for all periods presented herein, have been made.

The consolidated financial statements and accompanying notes are prepared in accordance with accounting principles generally accepted in the United States of America. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted. It is suggested that these financial statements be read in conjunction with the financial statements and notes thereto included in the Company’s November 30, 2009 Form 10-K filed with the SEC. The results of operations for the periods ended September 30, 2010, are not necessarily indicative of the operating results for the full year.

Change in Year End

On May 19, 2010, the Company determined to change its fiscal year from November 30 to December 31. As the transition period covers a period of one month, the Company was not required to file a transition report, but instead, include information on (i) the transition period and (ii) the period from March 1, 2010 through and including March 31, 2010 in the Company’s quarterly report on Form 10-Q for the quarter ended June 30, 2010.  The Company has chosen to use the three-month and nine-month periods ended August 31, 2009, for comparative purposes. Restating the prior fiscal period to the new fiscal period would not materially affect the comparison, as the difference in activity is not significant.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries, Universal Gold Holdings (Cayman) Ltd., (“UGH”), which was incorporated in the Cayman Islands on April 22, 2010, and UGMC Mining, Inc., which was incorporated in British Columbia on September 14, 2010.  All material intercompany accounts and transactions have been eliminated.

Use of Estimates

Management uses estimates and assumptions in preparing these consolidated financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses for the periods presented. Actual results could differ from those estimates.

Reclassifications

Certain amounts in prior periods have been reclassified to conform to current period presentation.

Property and Equipment

Property and equipment are carried at cost, with depreciation provided on a straight-line basis over their estimated useful lives of 5 years.

Income Taxes

The Company accounts for its income taxes in accordance with FASB ASC 740 – Income Taxes, (formerly Statement of Financial Accounting Standards (FAS) No. 109, "Accounting for Income Taxes"). A liability method is used whereby deferred tax assets and liabilities are determined based on temporary differences between basis used for financial reporting and income tax reporting purposes. Income taxes are provided based on tax rates in effect at the time such temporary differences are expected to reverse. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize the tax assets through future operations.

Stock-Based Compensation

Our board of directors approved the 2008 Equity Incentive Plan, under which we may issue stock options. The Company accounts for this plan under the recognition and measurement principles of ASC 718, Compensation — Stock Compensation, which requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based upon their fair value as of the date of grant.

Foreign Currency

The financial statements of foreign subsidiaries are translated into U.S. dollars at period end exchange rates except for revenues and expenses, which are translated at average monthly rates. Translation adjustments are reflected as a separate component of stockholders’ equity and have no current effect on earnings or cash flows.

 Foreign currency exchange transactions are recorded using the exchange rate at the later of either the date of settlement or the most recent intervening balance sheet date. The Company recognized foreign currency exchange gains of $47,804 and $0 during both the three months ended September 30, 2010 and August 30, 2009, respectively, and the nine months ended September 30, 2010 and August 30, 2009, primarily attributable to its investment in the Convertible Loan Note more fully discussed in Note 7 below.

Other Comprehensive Income

ASC Topic 220 establishes the rules for the reporting and display of comprehensive income and its components.  The Company’s other comprehensive income is solely attributable to unrealized gains or losses on foreign currency translation adjustments.

Concentration of Credit Risk and Fair Value

Financial instruments which subject the Company to concentrations of credit risk primarily include employee and other receivables and the Company’s investment in the Convertible Loan Note more fully discussed in Note 7 below. The Company performs credit evaluations prior to advancing funds or granting credit to employees or other third parties and generally does not require collateral. The Company maintains reserves for potential losses. As of September 30, 2010, no reserve was recorded as the Company expects its receivables and the Convertible Loan Note to be realized.

The Company believes the fair value of its financial instruments approximates their carrying value at September 30, 2010 due to their short-term nature.

Per Share Information

Basic net earnings (loss) per common share are computed by dividing net earnings (loss) available to common shareholders by the weighted-average number of common shares outstanding during the period. Diluted net earnings (loss) per common share is determined using the weighted-average number of common shares outstanding during the period, adjusted for the dilutive effect of common stock equivalents. In periods when losses are reported, which is the case for all periods presented in these consolidated financial statements, the weighted-average number of common shares outstanding excludes common stock equivalents, because their inclusion would be anti-dilutive.

NOTE 3 – GOING CONCERN

In the course of our development activities, we have sustained losses and expect such losses to continue unless and until we can achieve net operating revenues.  Future issuances of the Company’s equity or debt securities will be required in order for the Company to continue to finance its operations and continue as a going concern. The Company currently has no revenue from operations and has incurred cumulative net losses of $1,246,721 since its inception. The financial statements of the Company have been prepared assuming that the Company will continue as a going concern, which contemplates, among other things, the realization of assets and the satisfaction of liabilities in the normal course of business.

We expect to finance our operations primarily through our existing cash and future financings. However, there exists substantial doubt about our ability to continue as a going concern because we will be required to obtain additional capital in the future to continue our operations and there is no assurance that we will be able to obtain such capital, through equity or debt financings, or any combination thereof, whether on satisfactory terms or at all. Additionally, no assurance can be given that any such financing, if obtained, will be adequate to meet our ultimate capital needs and to support our growth. If adequate capital cannot be obtained on a timely basis and on satisfactory terms, our operations would be materially negatively impacted.  Our ability to complete additional offerings is dependent on the state of the debt and equity markets at the time of any proposed offering, and such market’s reception of us and the offering terms. In addition, our ability to complete an offering may be dependent on the status of our business activities, which cannot be predicted.

NOTE 4 – RECENT ACCOUNTING PRONOUNCEMENTS

Recently Implemented Standards

In August 2009, the FASB issued Accounting Standards Update No. 2009-05, “Measuring Liabilities at Fair Value,” (ASU 2009-05). ASU 2009-05 provides guidance on measuring the fair value of liabilities and is effective for the first interim or annual reporting period beginning after its issuance. The Company’s adoption of ASU 2009-05 did not have an effect on its disclosure of the fair value of its liabilities.

In January 2010, the FASB issued “ASU” 2010-06, Fair Value Measurements and Disclosures (Topic 820)—Improving Disclosures about Fair Value Measurements. This ASU requires some new disclosures and clarifies some existing disclosure requirements about fair value measurement as set forth in Codification Subtopic 820-10.

The FASB’s objective is to improve these disclosures and thus, increase transparency in financial reporting. The ASU is effective for interim and annual reporting periods beginning after December 15, 2009, except for the disclosures about purchases, sales, issuances, and settlements in the roll forward of activity in Level 3 fair value measurements. Those disclosures are effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years. Early application is permitted. The adoption of this accounting standard update did not have a material impact on the Company’s condensed consolidated financial statements.

Other than the aforementioned pronouncements, recently issued standards are not expected to have a material impact on the Company’s financial positions or results of operations.

NOTE 5 – PROVISION FOR INCOME TAXES

For all periods presented, the Company had no significant current or deferred income tax expense. At September 30, 2010, the Company has approximately $250,000 of unrecognized tax benefits, the large majority of which relate to net operating loss carry-forwards. We have provided a full valuation allowance due to uncertainty regarding the realizability of these tax assets.

NOTE 6 – COMMITMENTS AND CONTINGENCIES

Litigation

The Company is not presently involved in any litigation.

NOTE 7 – CONVERTIBLE NOTE RECEIVABLE

On June 29, 2010, UGH entered into a Convertible Loan Note and a Put and Call Option Agreement (the “Option”) with Grafton Resource Investments Ltd. (“Grafton”). Pursuant to the agreements, the Company paid £680,000 (or approximately US$1,028,000) on June 29, 2010 to subscribe for (i) a Convertible Loan Note  (the “Note”) of Kolar Gold Plc. (“Kolar”), an English Company, in the principal amount of £680,000, which is convertible into “B” ordinary shares of Kolar (the “Kolar Shares”) at a conversion price of £0.25 per share and (ii) 18 month warrants (“Warrants”) to purchase up to 2,720,000 Kolar Shares at an exercise price of £0.30 per share. The Option provided for Grafton to complete the subscription for the Note as the Company’s agent, which it did. Kolar is a private company and has been operating in India for a number of years. Kolar has an agreement with Geo Mysore Services India Limited (“GMSI”), an Indian company which has been granted or has applied for gold exploration licenses covering approximately 13,000 square kilometers in India, predominantly in the Indian Greenstone belt. Under the terms of Kolar’s agreement with GMSI, Kolar is to pay £5 million for a 20% equity interest in GMSI and farm-in to a number of GMSI's gold exploration license areas.

The Company ascribed no value to the attached Warrants due to the fact that Kolar is privately held, and the related strike price is considered to be significantly “out-of-the-money.” Furthermore, any value ascribed to the Warrants would not be considered a material amount when examined in relation to the consolidated financial statements taken as a whole. The Warrants expire on December 31, 2011.

The Note is reflected as a current asset on the Company’s consolidated balance sheet after conversion to USD using the currency exchange rate as of the balance sheet date. The effect of changes in currency exchange rates is reflected on the consolidated statement of operations.

The Note is dated June 17, 2010, matures on December 31, 2010, is non-interest bearing, and has a default interest rate of 3%. The Note is convertible into common shares of Kolar: (i) automatically upon completion of the Fundraising (as defined) by Kolar, provided this occurs within 2 months of Kolar entering into the MOU with GMSI; ( ii) upon written notice from Kolar if, after two months from the date of the Kolar/GMSI MOU, the Fundraising is not complete and GMSI issues Kolar shares of GMSI representing 5% of its total equity for the funds provided by Kolar to GMSI; or (iii) upon notice by UGH at any time up to December 31, 2010.

On August 24, 2010, the Company entered into a Deed of Variation to the Option (the “Amendment”), which alters the Company’s rights under the Option. Prior to the Amendment, the Option provided the Company with the right (the “Initial Call Option”), exercisable within the 90 days following Kolar’s issuance of the Note (the “Initial Exercise Period”), to acquire 7,160,000 Kolar Shares presently owned by Grafton (the “Existing Shares”) for consideration consisting of (i) US$6 million in cash and (ii) newly issued shares of common stock valued at US$6 million, based on the price per share of common stock in the Company’s next private placement or, if the Company does not consummate a private placement by September 30, 2010, then based on the weighted average market price of common stock over a specified period.  As revised by the Amendment, the Company now has the right (the “New Call Option”), exercisable within a 90 day period commencing on August 16, 2010 (the “New Exercise Period”), to acquire Grafton’s entire shareholding and share interests in Kolar, comprising the Existing Shares and any additional Kolar Shares that Grafton may subscribe for or otherwise acquire rights to (the “Additional Kolar Share Rights”) up to a maximum total of 16,535,000 Kolar Shares (the “Maximum Optioned Shares”).  The exercise price payable by the Company under the New Call Option will consist of:  (x) 2.11 shares of our common stock for each Kolar Share purchased under the New Call Option; (y) 18-month warrants having an exercise price of $0.75 per whole share (the “A Warrants”) to purchase 0.45154 shares of common stock for each Kolar Share purchased under the New Call Option; and (z) 18-month warrants having an exercise price of $0.90 per whole share (the “B Warrants”) to purchase 0.45154 shares of common stock for each Kolar Share purchased under the New Call Option.

In order to exercise the New Call Option, the Company must deliver to Grafton irrevocable notice of such exercise during the New Exercise Period, in which case Grafton and we will close on the exchange of common stock, A Warrants and B Warrants for Kolar Shares within 30 days of such exercise (the “Completion Date”).   Furthermore, in order to exercise the New Call Option, the Company must commit to file a registration statement registering the resale of the shares of common stock issued or issuable as the exercise price of the New Call Option or upon exercise of the A Warrants and B Warrants (the “Registrable Securities”) within 75 days of the Completion Date and to use best efforts to have such registration statement declared effective within 180 days after filing.  Finally, if the Company exercises the New Call Option, the Company must undertake to seek a listing of its common stock on AIM, TSX or another equivalent market within six months.

If Grafton acquires Kolar Shares in excess of the Maximum Optioned Shares, the Company has the right to acquire a 90 day call option with respect to such additional Kolar Shares having an exercise price per Kolar Share the same as that under the New Call Option, by giving notice thereof to Grafton following the date the Company exercises the New Call Option and prior to the Completion Date.

The Option also provided the Company with the right (the “Put Option”), exercisable during the Old Exercise Period, to require Grafton to purchase the Company’s entire right and interest in the Note and Warrants for an aggregate cash purchase price of £680,000 (payable in Sterling or US Dollars, at the prevailing spot conversion rate, at Grafton’s election).  The Amendment gives the Company the right to exercise this Put Option at any time on or before November 14, 2010. See Note 14 for discussion of the Company’s exercise of this Put Option on November 12, 2010.

Grafton owns 2,000,000 shares (or approximately 2.2%) of the Company’s outstanding common stock.  David Cather, a member of our Board of Directors, is a retained consultant to Grafton.  Craig Niven, a member of our Board Directors, is a Director of and 48% shareholder in Arlington Group Asset Management Limited (“AGAM”). AGAM is the Investment Manager of the Arlington Special Situations Fund Limited (“ASSF”). ASSF owns US$2,000,000 face amount of Convertible Loan Notes issued by Grafton Resources Investments Limited. Grafton is also the owner of 7,160,000 (or approximately 15.6% of the outstanding) Kolar Shares.

NOTE 8 – OTHER RECEIVABLES

At September 30, 2010 and December 31, 2009, the Company had an outstanding receivable from a third party of $50,858 and $0, respectively. This receivable results from the Company’s advancement of funds to the unrelated party, which shares office space with the Company, and reimbursement by the unrelated party of shared office expenses. These receivables are not collateralized, are interest free, and are due on demand. The Company has not established an allowance for doubtful accounts as of September 30, 2010, as the Company considers these receivables to be realizable.

NOTE 9 – RELATED PARTY TRANSACTIONS

Advances from Shareholder

At September 30, 2010 and December 31, 2009, the Company had been advanced $0 and $82,405, respectively, by a major shareholder to cover operating expenses. These advances were non-interest bearing. During the nine months ended September 30, 2010, these amounts were ultimately forgiven by the major shareholder and treated as a contribution of capital to the Company. See Note 12.

Accounts Payable – Related Party

At September 30, 2010 and December 31, 2009, the Company owed $1,500 and $7,500, respectively, to its CEO for services rendered to the Company as its sole officer and director. Additionally, at September 30, 2010 and December 31, 2009, the Company owed $18,264 and $0, respectively, to certain members (“Directors”) of its Board of Directors (“Board”) for director fees and consulting fees.

During the nine months ended September 30, 2010, $7,500 of this payable was paid on behalf of the Company by a major shareholder and treated as a contribution of capital to the Company. See Note 12.

Employee receivables

At September 30, 2010 and December 31, 2009 the Company had outstanding employee receivables of $6,883 and $0, respectively, related to the Company’s payment of employee payroll taxes on behalf of certain non-officer employees.

Related party receivable

At September 30, 2010 and December 31, 2009 the Company had outstanding related party receivables of $9,192, and $0, respectively. The related party receivable is due from Yellowhead Mining, Inc. (“Yellowhead”). A Director of the Company serves as Yellowhead’s Chief Operating Officer. Yellowhead shares office space with the Company, and the receivables are reimbursement of shared office expenses paid by the Company.

Compensation of officers and directors and consulting fees

Beginning October 2008, director fees of $500 per month were earned by the Company’s CEO, for services performed as an officer and Director. During June 2010, the Company expanded the size of its Board and elected four addition Directors. Each of the four new Directors receives fees for services rendered either in the form of director fees or consulting fees, dependent upon the services being performed.

Director fees totaled $9,500 and $12,500 for the three and nine months ended September 30, 2010, respectively, and $1,500 and $7,500 for the three and nine months ended August 30, 2009, respectively. Consulting fees earned by Directors totaled $105,188 and $126,824 for the three and nine months ended September 30, 2010, respectively. No consulting fees were payable to Directors prior to June 2009. Consulting fees paid to Directors are included in consulting fees on the consolidated statements of operation.

NOTE 10 – NOTE RECEIVABLE AND CONVERTIBLE NOTE PAYABLE SETTLEMENT AGREEMENT

On September 9, 2008, the Company entered into a 0% Secured Convertible Promissory Note Agreement with John Thomas Bridge and Opportunity Fund, L.P. (hereafter, "John Thomas B.O.F."). Under the terms of the Agreement, the Company borrowed the principal amount of $500,000 ($338,838 net of fees), which was to be repaid in full on or before December 8, 2009, unless the Promissory Note was converted or redeemed before such date. The Promissory Note was secured by all of the assets of Diamond Sports and its affiliate, Diamond Concessions, LLC. This security interest was subordinated to that of a certain bank providing a pre-existing credit facility to Diamond Sports. Three of the principal officer/director stockholders of Diamond Sports pledged all of their shares of capital stock of Diamond Sports to John Thomas B.O.F. as security for the Company’s obligations under the Promissory Note.

Also on September 9, 2008, the Company entered into a Securities Purchase Agreement (“SPA”) with Diamond Sports & Entertainment, Inc. (“Diamond Sports”). Under the terms of the SPA, the Company provided net proceeds of $338,838 in bridge financing to Diamond Sports (“Bridge Financing”) in connection with a contemplated merger between the Company and Diamond Sports (the “Merger”), and to assist Diamond Sports in meeting its working capital requirements. The Bridge Financing is evidenced by an Unsecured Bridge Loan Promissory Note (Bridge Note) in the amount of $500,000 from Diamond Sports to the Company (the “Bridge Note”).

On February 3, 2010, as a result of the abandonment of the Company’s planned merger with Diamond Sports, the Company and John Thomas B.O.F. entered into a settlement agreement whereby the Bridge Note was assigned by the Company to John Thomas B.O.F. in full satisfaction of the Promissory Note and the extinguishment of all obligations there under, including the Company’s contingent obligation to issue Bridge Shares and Bridge Warrants to John Thomas B.O.F. upon the closing of a merger. The Company has no further obligations to John Thomas B.O.F.

NOTE 11 – INVESTMENT IN MINING OPTION

On June 4, 2010, UGH made the first payment under an Option Agreement (as amended, the “Option Agreement”), dated as of April 23, 2010, among UGH and Core Values Mining & Exploration Company, a Cayman Islands corporation, and Core Values Mining & Exploration Company’s wholly-owned Colombian subsidiary (collectively, “CVME”). The Option Agreement provides the Company with the right to acquire up to a 50% interest in a 164 hectare gold prospect, which is located approximately 10 kilometers south-east of the city of Manizales in Colombia (the “Toldafria Prospect”).

The Option Agreement provides that the Company may earn a 25% interest in the Toldafria Prospect at the end of the first year of the Option Agreement, by paying an aggregate of $2,300,000 on or prior to June 4, 2010, which the Company has done. The Company may earn an additional 15% interest in the Toldafria Prospect at the end of the second year by paying an additional aggregate of $2,650,000 within 30 business days after completion of the first year. Finally, the Company may earn a further 10% interest in the Toldafria Prospect at the end of the third year by paying an additional aggregate of $3,050,000 within 30 business days after completion of the second year, for a total of $8,000,000 under the Option Agreement.

CVME has contracted to acquire the Toldafria Prospect from the registered owner pursuant to a Purchase Agreement to which the Company is not a party (the “Purchase Agreement”). In the event that CVME is not ultimately successful in recording the transfer of the Toldafria Prospect pursuant to the Purchase Agreement, CVME may not be able to deliver to the Company any property interests in the Toldafria Prospect that the Company would otherwise earn pursuant to the Option Agreement and the Company would lose its investment.

The Option Agreement provides that CVME shall carry out prospecting, exploration, development or other work as the operator on the Toldafria Prospect, and CVME shall receive payment of $30,000 per month, out of the funds earmarked for exploration and development activity, for its administrative and overhead costs in such capacity.

The Option Agreement provides for certain mechanisms by which CVME may, after the end of the third year of the Option Agreement, elect to (a) acquire shares of the Company’s common stock in exchange for CVME’s interest in the Toldafria Prospect at market based valuations, or (b) form a separate joint venture corporation that will hold both CVME’s and the Company’s interests in the Toldafria Prospect, and operate pursuant to a Shareholders’ Agreement to be entered into at such time.

The $2,300,000 the Company paid to CVME during June 2010 is included in the consolidated balance sheet at September 30, 2010 as an Investment in mining option pending the transfer of the Toldafria Prospect to CVME.

NOTE 12 – EQUITY

Stock Split

On March 22, 2010, the Company’s Board of Directors approved a 20 for 1 forward stock split (the “Forward Split”) of the Company’s common stock, in the form of a stock dividend. The record date for the Forward Split was April 19, 2010, the payment date was May 7, 2010, the ex-dividend date was May 10, 2010.  All share and per share information has been retroactively adjusted to reflect the stock split.  The par value of the Company’s common stock was unchanged by the stock split.

Cancellation Agreement

Pursuant to a Cancellation Agreement, dated May 24, 2010, between the Company and Linda Farrell, its majority stockholder at that time, all 150,200,000 shares of the Company’s common stock held by Ms. Farrell were returned to the Company and cancelled (the “Cancellation”) in exchange for $20,000 cash and reimbursement of legal fees of $1,500. Immediately prior to the Cancellation, Ms. Farrell was the beneficial owner of approximately 67.3% of the Company’s outstanding common stock, accordingly, the Cancellation may be deemed a change in control. The cash and legal fee reimbursement were paid by a Company shareholder on the Company’s behalf and have been treated as contributed capital in the statement of stockholders’ equity.

Capital Contribution

During the nine months ended September 30, 2010, the Company’s existing stockholders paid certain expenses and accounts payable totaling $167,052 on behalf of the Company.  No shares were issued in exchange for this capital contribution.

Private Placement Offering

On May 24, 2010, the Company completed the initial closing of a private placement offering (the “Offering”) of unregistered shares of the Company’s common stock, par value $0.001 per share (the “Shares”), at $0.10 per share, to foreign and accredited investors (the “Investors”). The Company sold an aggregate of 23,000,000 Shares in the initial closing of the Offering, resulting in gross proceeds of $2,300,000. On June 22, 2010 and June 29, 2010, the Company completed additional closings of the Offering of Shares, at $0.10 per share, to additional Investors. The Company sold an aggregate of 15,000,000 shares in the second and third closings of the Offering, resulting in aggregate additional gross proceeds of $1,500,000.

The Company incurred closing costs of $42,572 related to the May and June sales of 38,000,000 Shares pursuant to the Company’s Offering, resulting in net proceeds during May and June 2010 from the Offering of $3,757,428.

On July 8, 2010, the Company completed a final closing of the Offering. In the final closing, the Company sold an aggregate of 1,500,000 Shares at $0.10 per share, resulting in gross proceeds of $150,000.

On September 20, 2010, we consummated an initial closing of a private placement offering (the “Additional Offering”) in which we sold 2,000,000 shares of our common stock for gross proceeds of $800,000, at an offering price of $0.40 per share.

No underwriting discounts or commissions were paid or are payable in connection with the Offering or the Additional Offering.

Shares for Services

Pursuant to a Consulting Services Agreement and an Advisory Services Agreement, each between the Company and one of two firms, and each dated as of June 21, 2010 (collectively, the “Professional Services Agreements”), the Company issued, during June 2010, an aggregate of 325,000 shares of common stock to the counterparties and their designees as consideration for certain professional services previously rendered relating to business development and corporate finance. The 325,000 shares issued during June 2010 were valued at $195,000, or $0.60 per share, using the closing price of the Company’s common stock on the date the agreement was executed. The Company recognized non-cash consulting fees of $0 and $195,000 during the three and nine month periods ended September 30, 2010 in connection with these issuances.

Registration Rights

We have granted registration rights to the investors that purchased an aggregate of 39,500,000 shares in the Offering which closed on July 8, 2010, pursuant to a Registration Rights Agreement among us and the investors, dated as of May 24, 2010. Thereunder, we are required to file a registration statement relating to the resale of the Shares sold in the offering on or before September 21, 2010 (the “Registration Filing Date”) and cause such registration statement to be declared effective within 180 days after its first filing (the “Registration Effectiveness Date”). We are further required to keep the registration statement effective until the earlier of two years from the date the registration statement is declared effective or until all of the shares sold in the offering may immediately being sold under Rule 144 during any 90 day period.

We also have granted registration rights to the investors purchasing shares of our common stock in the Additional Offering, pursuant to a Registration Rights Agreement among us and such investors, dated as of September 20, 2010.  Thereunder, we are required to file a registration statement relating to the resale of the Shares sold in the Offering by December 28, 2010 (which is 75 days from the final closing of the Offering) and to cause such registration statement to be declared effective within 180 days thereafter (the “Second Registration Effectiveness Date”).

For both the Offering and the Additional Offering, in the event that the SEC should limit the number of shares that may be sold pursuant to the registration statement, we may remove from the registration statement such number of shares as specified by the SEC on a pro-rata basis. Piggyback registration rights apply to any shares that are removed from the registration statement as the result thereof. If the registration statement is not filed by the Registration Filing Date (in the case of the Additional Offering, December 28, 2010), declared effective by the Registration Effectiveness Date (in the case of the Additional Offering, the Second Registration Effectiveness Date),  or if another “registration event,” as such term is defined in the Registration Rights Agreements, occurs, then we will be required to make payments to each holder of shares, as partial liquidated damages, a cash sum equal to 1% of the purchase price in the offering of the shares which are affected by such registration event, for each full thirty (30) days during which such registration event continues to affect such shares (which will be pro-rated for any period less than 30 days). Notwithstanding the foregoing, the maximum amount of liquidated damages that must be paid by us will be an amount equal to 10% of the purchase price paid in the offering for the shares which are affected by all registration events in the aggregate. Notwithstanding the foregoing, we will not be liable for the payment of damages for any delay in registration of the shares that may be included and sold by the holders thereof in the registration statement solely as a result of a cut-back comment received by the SEC. Further, we will not be liable for the payment of damages with respect to any shares excluded from the registration statement at the request of the SEC.

We were not able to file a registration statement by the Registration Filing Date as required by the Offering and, therefore, are currently obligated to pay liquidated damages.  The registration statement covering the resale of the shares sold in the Offering was filed with the SEC on November 9, 2010. As of September 30, 2010, the Company recorded an accrual for liquidated damages of $11,850, which is included in accrued liabilities on the consolidated balance sheet and general and administrative expenses on the statement of operations. The Company’s obligation for liquidated damages totaled $51,350 as of November 8, 2010.

NOTE 13 – SHARE-BASED PAYMENTS

On June 3, 2010, the Company granted 8,350,000 non-statutory options to its Directors pursuant to the 2008 Equity Incentive Plan (“2008 Equity Plan”). Each option is exercisable for a period of five years commencing three years from the date of grant, subject to prior vesting, and can be exercised for the purchase of one share of our common stock at a price of $0.20 per share.

One third of such options vest on each of: the date of grant; the first anniversary of the date of grant; and the second anniversary of the date of grant.

The Company recognizes the fair value of share-based payments over the vesting periods of the awards. Shares issued in connection with stock option grants are issued out of authorized but unissued common stock and a total of 10,000,000 shares are authorized for issuance under the 2008 Equity Plan. No stock options were granted prior to June 3, 2010.

Compensation expense related to options granted totaled $60,228 and $301,138 for the three and nine months ended September 30, 2010, respectively. As of September 30, 2010, $421,593 of unrecognized compensation expense related to options granted is expected to be recognized ratably over a remaining weighted-average period of 1.75 years.

For stock options, the Company determined the fair value of each stock option at the grant date using the Black-Scholes model, with the following assumptions used for the June 3, 2010 grants:

Risk free interest rate	2.17%
Volatility factor of the expected market price of the Company’s common stock	146.50%
Expected dividend yield percentage	0.00%
Weighted average expected life	5 years

Transactions under the stock option plans are summarized below; there were no transactions prior to June 3, 2010:
	September 30, 2010
	No. of Options	Weighted Average Price
Shares under option, December 31, 2009	-	-
Changes during the period:
Granted	8,350,000	$0.20
Exercised	-	-
Cancelled	-	-
Shares under option, September 30, 2010	8,350,000	$0.20
Exercisable at end of period	0	$0.20

For all options outstanding at September 30, 2010, the exercise price is $0.20 and the remaining contractual lives are 7.75 years.  None of the outstanding options were exercisable at September 30, 2010.  Outstanding options had an intrinsic value of $3,507,000 at September 30, 2010.

NOTE 14 – SUBSEQUENT EVENT

On October 8, 2010, the Company made a $250,000 non-refundable deposit with respect to a potential transaction in Central America. The Company had determined to use the proceeds from the Additional Offering primarily to fund its expenses in investigating potential acquisition candidates, and the non-refundable deposit was one such expense. Such deposit will ultimately either be included in the cost of the acquisition and capitalized, if the transaction is consummated, or expensed, if the transaction is not consummated.

On October 14, 2010, the Company completed a second closing of the offering in which it sold an additional 1,062,500 shares of the Company’s common stock for gross proceeds of $425,000, at an offer price of $0.40 per share.

On November 2, 2010, the Company completed the final closing of the offering in which it sold an additional 125,000 shares of the Company’s common stock for gross proceeds of $50,000, at an offer price of $0.40 per share.

On November 12, 2010 the Company exercised the Put Option under its June 29, 2010 Put and Call Option Agreement with Grafton Resource Investments Ltd., as amended, on August 24, 2010 by a Deed of Variation to the Put and Call Option Agreement (as amended, the “Kolar Agreement”). Accordingly, Grafton Resource Investments Ltd. was required to purchase the Company’s entire interest in the Notes and Warrants (as such terms are defined in the Kolar Agreement) which the Company acquired pursuant to the Kolar Agreement and return the £680,000 the Company paid for them.

In accordance with ASC 855-10, the Company’s management reviewed all material events through the issuance date of this report and there are no other material subsequent events to report.

42,870,750 Shares of Common Stock

Universal Gold Mining Corp.

PROSPECTUS

December __, 2010

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.  Other Expenses of Issuance and Distribution.

Set forth below is an estimate (except for registration fees, which are actual) of the approximate amount of the fees and expenses payable by us in connection with the issuance and distribution of the shares of our common stock.  The selling stockholders will not responsible for any of the expenses of this offering.

EXPENSE	AMOUNT

Registration fee	$2,079
Legal fees and expenses	$75,000
Miscellaneous fees and expenses	$10,000
Total	$87,079

Item 14.  Indemnification of Directors and Officers.

Nevada Revised Statutes (NRS) Sections 78.7502 and 78.751 provide us with the power to indemnify any of our directors, officers, employees and agents.  The person entitled to indemnification must have conducted himself in good faith, and must reasonably believe that his conduct was in, or not opposed to, our best interests.  In a criminal action, the director, officer, employee or agent must not have had reasonable cause to believe that his conduct was unlawful.

Under NRS Section 78.751, advances for expenses may be made by agreement if the director or officer affirms in writing that he has met the standards for indemnification and will personally repay the expenses if it is determined that such officer or director did not meet those standards.

Our Amended and Restated Articles of Incorporation, as amended, provide a limitation of liability such that no director or officer shall be personally liable to us or any of our stockholders for damages for breach of fiduciary duty as an officer or director or for any act or omission of any such officer or director, except for liability (i) for acts or omissions which involve intentional misconduct, fraud, or a knowing violation of the law, or (ii) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes.

Our Board of Directors may take such action as it deems necessary to carry out these indemnification provisions, including adopting, subject to stockholder approval, an amendment to our Amended and Restated Articles of Incorporation containing an explicit provision that we shall indemnify and hold harmless each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was an officer or director of ours or is or was serving at our request as an officer or director of another corporation or of a partnership, joint venture, trust or other enterprise to the fullest extent authorized by the Nevada General Corporation Law, adopting procedures for determining and enforcing indemnification rights and purchasing insurance policies. Our Board of Directors may also adopt bylaws or resolutions or authorize the entry into contracts implementing indemnification arrangements as may be permitted by law.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted for our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 15.  Recent Sales of Unregistered Securities.

On April 10, 2008, we issued 90,200,000 fully paid and non-assessable shares of Common Stock (adjusted for the 20 to 1 forward stock split in the form of a dividend that we effected in May 2010) to Linda Farrell, our then President and sole Director, for services rendered by her to us. This issuance of shares to Ms. Farrell was exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(2) of the Act as a transaction not involving a public offering.

On May 24, 2010, we completed the initial closing of a private placement offering of shares of our common stock, par value $0.001 per share, at $0.10 per share, to foreign and accredited investors in reliance on the exemption from registration contained in Section 4(2) of the Securities Act and Regulation S and/or Regulation D promulgated under the Securities Act.  We sold an aggregate of 23,000,000 Shares in the initial closing of the Offering, resulting in gross proceeds of $2,300,000. No underwriting discounts or commissions were paid or are payable in connection with the offering.

On June 22, 2010, we completed the second closing of a private placement offering of shares of our common stock, at $0.10 per share, to foreign and accredited investors in reliance on the exemption from registration contained in Section 4(2) of the Securities Act and Regulation S and/or Regulation D promulgated under the Securities Act.  We sold an aggregate of 14,750,000 shares in the second closing of the offering, resulting in gross proceeds of $1,475,000.  No underwriting discounts or commissions were paid or are payable in connection with the offering.

On June 29, 2010 and July 8, 2010, we completed an interim and final closing of the private placement offering of shares of our common stock, at $0.10 per share, to foreign and accredited investors in reliance on the exemption from registration contained in Section 4(2) of the Securities Act and Regulation S and/or Regulation D promulgated under the Securities Act.  We sold an aggregate of 1,750,000 shares in these closings, resulting in gross proceeds of $175,000.  Taken together with our May 24, 2010 and June 22, 2010 closings, we sold an aggregate total of 39,500,000 shares in the offering, resulting in gross proceeds of $3,950,000.  No underwriting discounts or commissions were paid or are payable in connection with the offering.

Pursuant to a Consulting Services Agreement and an Advisory Services Agreement, each between us and one of two unrelated firms, and each dated as of June 21, 2010 (collectively, the “Professional Services Agreements”), on July 7, 2010, we issued an aggregate of 325,000 shares of our common stock to the counterparties and their designees as consideration for certain professional services relating to business development and corporate finance.  We issued such shares in reliance on the exemption from registration contained in Section 4(2) of the Securities Act and Regulation D promulgated thereunder.

On September 20, 2010, we consummated an initial closing of a private placement offering of shares of our common stock, at $0.40 per share, to foreign and accredited investors in reliance on the exemption from registration contained in Section 4(2) of the Securities Act and Regulation S and/or Regulation D promulgated under the Securities Act.  We sold an aggregate of 2,000,000 shares in the initial closing of the offering, resulting in gross proceeds of $800,000.  On October 14, 2010, we completed a second closing of the offering in which we sold an aggregate of 1,062,500 shares of our common stock for gross proceeds of $425,000.  On November 2, 2010 we completed a final closing of the offering in which we sold an aggregate of 125,000 shares of our Common Stock for gross proceeds of $50,000.  Altogether, we sold an aggregate total of 3,187,500 shares of our common stock in the offering, resulting in aggregate gross proceeds of $1,275,000.  No underwriting discounts or commissions were paid or are payable in connection with the offering.

Item 16.  Exhibits.

The following exhibits are filed as part of this Registration Statement.

In reviewing the agreements included (or incorporated by reference) as exhibits to this Registration Statement, please remember that they are included to provide you with information regarding their terms and are not intended to provide any other factual or disclosure information about the Company or the other parties to the agreements.  The agreements may contain representations and warranties by each of the parties to the applicable agreement.  These representations and warranties have been made solely for the benefit of the parties to the applicable agreement and:

•	should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•	have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in the agreement;

•	may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors; and

•	were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time.  Additional information about the Company may be found elsewhere in this Registration Statement and the Company’s other public filings, which are available without charge through the SEC’s website at http://www.sec.gov.

Exhibit No.	SEC Report Reference No.	Description
2.1	2.1	Option Agreement, dated as of November 30, 2010, by and between Universal Gold Mining Corp. and N.C.G.A Project Acquisition Corp. (1)

2.2	2.2	Share Purchase Agreement, dated as of November 30, 2010, by and among N.C.G.A. Project Acquisition Corp., TWL Investments Ltd., Thomas William Lough, James Randall Martin and Sergio Rios Molina (1)

3.1	3.1	Amended and Restated Articles of Incorporation of Registrant as filed with the Nevada Secretary of State on April 14, 2008 (2)

3.2	3.1	Certificate of Amendment to Amended and Restated Articles of Incorporation of Registrant as filed with the Nevada Secretary of State on April 9, 2010 (3)

3.3	3.2	Bylaws of the Registrant (4)

4.1	4.1	Form of 0% Secured Convertible Promissory Note (the “Note(s)) of the Registrant (5)

4.2	4.2	Form of 5-Year Bridge Warrant to Purchase shares of Common Stock of the Registrant (5)

4.3	4.3	Form of Securities Purchase Agreement by and among Registrant and the Buyer(s) named therein (5)

5.1	*	Opinion of Gottbetter & Partners, LLP

10.1	10.1	Form of Bridge Loan Agreement by and between the Registrant and Diamond Sports & Entertainment, Inc. (“DSEI”) dated September 9, 2008 (5)

10.2	10.2	Form of Unsecured Bridge Loan Promissory Note of DSEI in favor of the Registrant dated September 9, 2008 (5)

10.3	10.3	Form of Security Agreement by and among DSEI, Diamond Concessions, LLC and the Buyer(s) of the Registrant’s Note(s) dated as of September 9, 2008 (5)

Exhibit No.	SEC Report Reference No.	Description
10.4	10.4	Form of Pledge Agreement by and among the Registrant, the Pledgors named therein, Gottbetter & Partners, LLP and the Buyer(s) named therein (4)

10.5	10.1	2008 Equity Incentive Plan (6)

10.6	10.6	Assignment of Promissory Note and Release dated as of February 3, 2010, by and between the Registrant and the Buyer of the Registrant’s Note (7)

10.7	10.7	Option Agreement among Core Values Mining & Exploration Company, Core Values Mining & Exploration Company Sucursal Colombia and the Registrant, dated as of April 23, 2010 (7)

10.8	10.8	Cancellation Agreement between the Registrant and Linda Farrell, dated May 24, 2010 (7)

10.9	10.9	Amendment Number 1 to 2008 Equity Incentive Plan (7)

10.10	10.10	Amendment to Option Agreement among Core Values Mining & Exploration Company, Core Values Mining & Exploration Company Sucursal Colombia and the Registrant, dated as of June 4, 2010 (7)

10.11	10.5	Put and Call Option Agreement dated June 29, 2010 between Grafton Resource Investments Ltd. and Universal Hold Holdings (Cayman) Ltd.(8)

10.12	10.1	Deed of Variation to Put and Call Option Agreement dated June 29, 2010, dated August 24, 2010 (9)

10.13	10.1	Form of Subscription Agreement (2010) between the Registrant and each purchaser of Registrant’s Common Stock at $0.10 per share (10)

10.14	10.2	Form of Registration Rights Agreement between the Registrant and the purchasers of Common Stock at $0.10 per share dated as of May 24, 2010 (10)

10.15	10.2	Form of Subscription Agreement (2010) between the Registrant and each purchase of Registrant’s Common Stock at $0.40 per share (11)

10.16	10.3	Form of Registration Rights Agreement between the Registrant and the purchasers of Common Stock at $0.40 per share dated as of September 20, 2010 (11)

14.1	14.1	Code of Ethics (12)

21.1	*	List of Subsidiaries

23.1	*	Letter of Consent from Independent Registered Public Accounting Firm, GBH CPAs, PC

23.2	*	Letter of Consent from Gottbetter & Partners, LLP (included in Exhibit 5.1)

* Filed herewith.

(1)
Filed with the Securities and Exchange Commission on December 6, 2010, as an exhibit, numbered as indicated above, to the Registrant’s Current Report on Form 8-K dated November 30, 2010, which exhibit is incorporated herein by reference.

(2)
Filed with the Securities and Exchange Commission on April 18, 2008 as an exhibit, numbered as indicated above, to the Registrant’s Current Report on Form 8-K dated April 18, 2008, which exhibit is incorporated herein by reference.

(3)
Filed with the Securities and Exchange Commission on April 15, 2010 as an exhibit, numbered as indicated above, to the Registrant’s Current Report on Form 8-K dated April 9, 2010, which exhibit is incorporated herein by reference.

(4)
Filed with the Securities and Exchange Commission on February 27, 2007 as an exhibit, numbered as indicated above, to the Registrant’s Registration Statement on Form SB-2 (SEC File No. 333-140900), which exhibit is incorporated herein by reference.

(5)
Filed with the Securities and Exchange Commission on September 15, 2008 as an exhibit, numbered as indicated above, to the Registrant’s Current Report on Form 8-K dated September 9, 2008, which exhibit is incorporated herein by reference.

(6)
Filed with the Securities and Exchange Commission on March 2, 2009 as an exhibit, numbered as indicated above, to the Registrant’s Annual Report on Form 10-K for the year ended November 30, 2008, which exhibit is incorporated herein by reference.

(7)
Filed with the Securities and Exchange Commission on June 10, 2010 as an exhibit, numbered as indicated above, to the Registrant’s Current Report on Form 8-K dated March 23, 2010, which exhibit is incorporated herein by reference.

(8)
Filed with the Securities and Exchange Commission on August 23, 2010 as an exhibit, numbered as indicated above, to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2010, which exhibit is incorporated herein by reference.

(9)
Filed with the Securities and Exchange Commission on August 26, 2010 as an exhibit, numbered as indicated above, to the Registrant’s Current Report on Form 8-K dated August 24, 2010, which exhibit is incorporated herein by reference.

(10)
Filed with the Securities and Exchange Commission on May 27, 2010 as an exhibit, numbered as indicated above, to the Registrant’s Current Report on Form 8-K dated May 24, 2010, which exhibit is incorporated herein by reference.

(11)
Filed with the Securities and Exchange Commission on November 15, 2010 as an exhibit, numbered as indicated above, to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30. 2010, which exhibit is incorporated herein by reference.

(12)
Filed with the Securities and Exchange Commission on March 3, 2009 as an exhibit, numbered as indicated above, to the Registrant’s Annual Report (SEC File No. 333-140900) on Form 10-K for the fiscal year ended November 30, 2008, which exhibit is incorporated herein by reference.

Item 17.  Undertakings.

The undersigned registrant hereby undertakes:

1.           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii.
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

iii.
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2.           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.           That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5.           That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

6.           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the undersigned Registrant pursuant to the provisions described in Item 15 or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized on December 17, 2010.

Universal Gold Mining Corp.

By:	/s/ David Cather
Name:	David Cather
Title:	Chief Executive Officer

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

Signature	Title	Date

/s/ David Cather	Chief Executive Officer, Director	December 17, 2010
David Cather

/s/ Craig Niven	Chief Financial and Accounting Officer, Director	December 17, 2010
Craig Niven

/s/ Bruce Stewart	Director	December 17, 2010
Bruce Stewart

EXHIBIT INDEX

Exhibit No.	SEC Report Reference No.	Description
2.1	2.1	Option Agreement, dated as of November 30, 2010, by and between Universal Gold Mining Corp. and N.C.G.A Project Acquisition Corp. (1)

2.2	2.2	Share Purchase Agreement, dated as of November 30, 2010, by and among N.C.G.A. Project Acquisition Corp., TWL Investments Ltd., Thomas William Lough, James Randall Martin and Sergio Rios Molina (1)

3.1	3.1	Amended and Restated Articles of Incorporation of Registrant as filed with the Nevada Secretary of State on April 14, 2008 (2)

3.2	3.1	Certificate of Amendment to Amended and Restated Articles of Incorporation of Registrant as filed with the Nevada Secretary of State on April 9, 2010 (3)

3.3	3.2	Bylaws of the Registrant (4)

4.1	4.1	Form of 0% Secured Convertible Promissory Note (the “Note(s)) of the Registrant (5)

4.2	4.2	Form of 5-Year Bridge Warrant to Purchase shares of Common Stock of the Registrant (5)

4.3	4.3	Form of Securities Purchase Agreement by and among Registrant and the Buyer(s) named therein (5)

5.1	*	Opinion of Gottbetter & Partners, LLP

10.1	10.1	Form of Bridge Loan Agreement by and between the Registrant and Diamond Sports & Entertainment, Inc. (“DSEI”) dated September 9, 2008 (5)

10.2	10.2	Form of Unsecured Bridge Loan Promissory Note of DSEI in favor of the Registrant dated September 9, 2008 (5)

10.3	10.3	Form of Security Agreement by and among DSEI, Diamond Concessions, LLC and the Buyer(s) of the Registrant’s Note(s) dated as of September 9, 2008 (5)

10.4	10.4	Form of Pledge Agreement by and among the Registrant, the Pledgors named therein, Gottbetter & Partners, LLP and the Buyer(s) named therein (4)

10.5	10.1	2008 Equity Incentive Plan (6)

10.6	10.6	Assignment of Promissory Note and Release dated as of February 3, 2010, by and between the Registrant and the Buyer of the Registrant’s Note (7)

10.7	10.7	Option Agreement among Core Values Mining & Exploration Company, Core Values Mining & Exploration Company Sucursal Colombia and the Registrant, dated as of April 23, 2010 (7)

10.8	10.8	Cancellation Agreement between the Registrant and Linda Farrell, dated May 24, 2010 (7)

Exhibit No.	SEC Report Reference No.	Description

10.9	10.9	Amendment Number 1 to 2008 Equity Incentive Plan (7)

10.10	10.10	Amendment to Option Agreement among Core Values Mining & Exploration Company, Core Values Mining & Exploration Company Sucursal Colombia and the Registrant, dated as of June 4, 2010 (7)

10.11	10.5	Put and Call Option Agreement dated June 29, 2010 between Grafton Resource Investments Ltd. and Universal Hold Holdings (Cayman) Ltd.(8)

10.12	10.1	Deed of Variation to Put and Call Option Agreement dated June 29, 2010, dated August 24, 2010 (9)

10.13	10.1	Form of Subscription Agreement (2010) between the Registrant and each purchaser of Registrant’s Common Stock at $0.10 per share (10)

10.14	10.2	Form of Registration Rights Agreement between the Registrant and the purchasers of Common Stock at $0.10 per share dated as of May 24, 2010 (10)

10.15	10.2	Form of Subscription Agreement (2010) between the Registrant and each purchase of Registrant’s Common Stock at $0.40 per share (11)

10.16	10.3	Form of Registration Rights Agreement between the Registrant and the purchasers of Common Stock at $0.40 per share dated as of September 20, 2010 (11)

14.1	14.1	Code of Ethics (12)

21.1	*	List of Subsidiaries

23.1	*	Letter of Consent from Independent Registered Public Accounting Firm, GBH CPAs, PC

23.2	*	Letter of Consent from Gottbetter & Partners, LLP (included in Exhibit 5.1)

* Filed herewith.

(1)
Filed with the Securities and Exchange Commission on December 6, 2010, as an exhibit, numbered as indicated above, to the Registrant’s Current Report on Form 8-K dated November 30, 2010, which exhibit is incorporated herein by reference.

(2)
Filed with the Securities and Exchange Commission on April 18, 2008 as an exhibit, numbered as indicated above, to the Registrant’s Current Report on Form 8-K dated April 18, 2008, which exhibit is incorporated herein by reference.

(3)
Filed with the Securities and Exchange Commission on April 15, 2010 as an exhibit, numbered as indicated above, to the Registrant’s Current Report on Form 8-K dated April 9, 2010, which exhibit is incorporated herein by reference.

(4)
Filed with the Securities and Exchange Commission on February 27, 2007 as an exhibit, numbered as indicated above, to the Registrant’s Registration Statement on Form SB-2 (SEC File No. 333-140900), which exhibit is incorporated herein by reference.

(5)
Filed with the Securities and Exchange Commission on September 15, 2008 as an exhibit, numbered as indicated above, to the Registrant’s Current Report on Form 8-K dated September 9, 2008, which exhibit is incorporated herein by reference.

(6)
Filed with the Securities and Exchange Commission on March 2, 2009 as an exhibit, numbered as indicated above, to the Registrant’s Annual Report on Form 10-K for the year ended November 30, 2008, which exhibit is incorporated herein by reference.

(7)
Filed with the Securities and Exchange Commission on June 10, 2010 as an exhibit, numbered as indicated above, to the Registrant’s Current Report on Form 8-K dated March 23, 2010, which exhibit is incorporated herein by reference.

(8)
Filed with the Securities and Exchange Commission on August 23, 2010 as an exhibit, numbered as indicated above, to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2010, which exhibit is incorporated herein by reference.

(9)
Filed with the Securities and Exchange Commission on August 26, 2010 as an exhibit, numbered as indicated above, to the Registrant’s Current Report on Form 8-K dated August 24, 2010, which exhibit is incorporated herein by reference.

(10)
Filed with the Securities and Exchange Commission on May 27, 2010 as an exhibit, numbered as indicated above, to the Registrant’s Current Report on Form 8-K dated May 24, 2010, which exhibit is incorporated herein by reference.

(11)
Filed with the Securities and Exchange Commission on November 15, 2010 as an exhibit, numbered as indicated above, to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30. 2010, which exhibit is incorporated herein by reference.

(12)
Filed with the Securities and Exchange Commission on March 3, 2009 as an exhibit, numbered as indicated above, to the Registrant’s Annual Report (SEC File No. 333-140900) on Form 10-K for the fiscal year ended November 30, 2008, which exhibit is incorporated herein by reference.